Exhibit 10.3

Execution Version

LIMITED WAIVER AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

This LIMITED WAIVER AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “First Amendment”) is entered into effective as of May 17, 2023 (the “First Amendment Effective Date”) among SOLARIS MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), each of the undersigned Guarantors, WELLS FARGO BANK, NATIONAL ASSOCIATION., a national banking association, as the Administrative Agent (together with its successors and assigns in such capacity, the “Administrative Agent”), Issuing Bank and a Lender, and each of the undersigned Lenders.  Unless otherwise defined herein, all capitalized terms used herein that are defined in the Credit Agreement (as defined below) shall have the meanings assigned to such terms in the Credit Agreement.

WITNESSETH:

A.The Borrower, the Administrative Agent and the financial institutions party thereto as lenders (the “Lenders”) are parties to that certain Second Amended and Restated Credit Agreement dated as of April 1, 2021 (as amended, restated, supplemented, or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; and the Existing Credit Agreement as amended by this First Amendment, the “Credit Agreement”);

B.Pursuant to the Existing Credit Agreement, the Lenders have made Loans to the Borrower and provided certain other credit accommodations to the Borrower;

C.The Borrower has advised the Administrative Agent and the Lenders that (i) the Borrower has not been in compliance with the reporting requirements as required by Section 5.01(a) and Section 5.01(b) of the Existing Credit Agreement solely as a result of the Borrower’s failure to deliver its audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows, (ii) the failure to comply with the requirements of Section 5.01(a) and Section 5.01(b) of the Existing Credit Agreement related solely to the delivery of the Borrower’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows (and not, for the avoidance of doubt, related to the accuracy of such financial statements or the requirement that such financial statements accurately reflect the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP), in each case, as required prior to the First Amendment Effective Date constitutes an Event of Default under Section 7.01(e) of the Existing Credit Agreement (the “Specified Reporting Event of Default”) and (iii) that one or more additional Defaults or Events of Default may have occurred as a direct result of the Specified Reporting Event of Default, in each case, occurring prior to the First Amendment Effective Date (the “Additional Specified Defaults” and together with the Specified Reporting Event of Default, the “Specified Events of Default”).

D. The parties hereto desire to enter into this First Amendment to, among other things, (i) evidence the Lenders’ waiver of the Specified Events of Default and (ii) amend certain terms of the Existing Credit Agreement, including certain Benchmark Replacement Conforming

Changes, in each case, as set forth herein and to be effective as of the First Amendment Effective Date; and

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the Loan Parties, the Administrative Agent, and the undersigned Lenders hereby agree as follows:

SECTION 1.Amendments.  In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Existing Credit Agreement is hereby amended, effective as of the date hereof, in the manner provided in this Section 1.

1.1Amendment of the Existing Credit Agreement.  The Existing Credit Agreement (other than the signature pages, Annexes, Exhibits and Schedules thereto) is hereby amended (a) to delete the red or green stricken text (indicated textually in the same manner as the following examples: ~~stricken text~~ and ~~stricken text~~) and (b) to add the blue or green double-underlined text (indicated textually in the same manner as the following examples: double-underlined text and double-underlined text), in each case, as set forth in the marked pages of the Credit Agreement attached as Annex A hereto.

1.2Replacement of Exhibit E to the Existing Credit Agreement.  Exhibit E to the Existing Credit Agreement is hereby replaced in its entirety with Exhibit E hereto and Exhibit E hereto shall be deemed to be attached as Exhibit E to the Credit Agreement.

SECTION 2.Existing LIBOR Rate Loans.  Notwithstanding anything to the contrary in this Agreement, all “Eurodollar Loans” (under and as defined in the Existing Credit Agreement) outstanding immediately prior to the effectiveness of this First Amendment shall, on the First Amendment Effective Date, be rearranged and converted into new SOFR borrowings consisting of SOFR Loans with an Interest Period of one-month’s duration (commencing on the First Amendment Effective Date), and which SOFR Loans shall thereafter be subject to the terms and conditions of the Credit Agreement.  In connection with such conversion, the Borrower shall deliver any such Interest Election Request as the Administrative Agent may reasonably request pursuant to Section 2.06 of the Credit Agreement.  Each Lender agrees to waive any break funding payments owing to such Lender that are required under Section 2.15 of the Credit Agreement in connection with or as a result of the preceding sentence of this Section 2.

SECTION 3.Limited Waiver.  In reliance on the representations, warranties, covenants and agreements contained in this First Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 4 hereof, the Lenders hereby waive the Specified Events of Default; provided that nothing contained herein, nor any past indulgence by the Administrative Agent or any Lender nor any other action or inaction on behalf of the Administrative Agent or any Lender, shall constitute or be deemed to constitute a consent to, or waiver of, any other action or inaction of the Borrower or any of the other Loan Parties which constitutes (or would constitute) a violation of any provision of the Credit Agreement or any other Loan Document, or which results (or would result) in a Default or Event of Default under the Credit Agreement or any other Loan Document, nor shall this First Amendment constitute a course of conduct or dealing among the parties.  The

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Administrative Agent and the Lenders shall have no obligation to grant any future waivers, consents or amendments with respect to the Credit Agreement or any other Loan Document, and the parties hereto agree that the limited waiver provided herein shall constitute a one-time waiver and shall not waive, affect or diminish any right of the Administrative Agent and the Lenders to hereafter demand strict compliance with the Credit Agreement and the other Loan Documents

SECTION 4.Conditions Precedent.  The effectiveness of the amendments to the Existing Credit Agreement set forth in Section 1 hereof is subject to the satisfaction of each of the following conditions precedent:

4.1Counterparts.  The Administrative Agent shall have received counterparts hereof duly executed by the Loan Parties and each of the Lenders.

4.2Fees and Expenses.  The Borrower shall have paid or made arrangements to pay contemporaneously with the First Amendment Effective Date (A) to the Administrative Agent and the Lenders party hereto, any fees due and payable on the First Amendment Effective Date as separately agreed in writing and any other accrued and unpaid fees or commissions due under the Existing Credit Agreement, (B) all fees, charges and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) to the extent accrued and unpaid prior to or on the First Amendment Effective Date, plus such additional amounts of such fees, charges and disbursements as shall constitute its reasonable estimate of such fees, charges and disbursements incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent) and (C) to any other Person such amount as may be due thereto in connection with the transactions contemplated hereby, including all Taxes, fees and other charges in connection with the execution, delivery, recording, filing and registration of any of this First Amendment or any of the other Loan Documents.

4.3Other Documents.  The Administrative Agent shall have received such other documents as the Administrative Agent or counsel to the Administrative Agent may reasonably request.

SECTION 5.Representations and Warranties.  To induce the Administrative Agent and the Lenders to enter into this First Amendment, the Borrower and each other Loan Party hereby represent and warrant to the Lenders and the Administrative Agent as follows:

5.1Reaffirm Existing Representations and Warranties.  Prior to and after giving effect to this First Amendment, each representation and warranty of the Borrower and each other Loan Party contained in the Credit Agreement or any other Loan Documents is true and correct in all material respects on the date hereof, except (a) to the extent any such representations and warranties are expressly limited to an earlier date, in which case such representations and warranties continue to be true and correct in all material respects as of such date and (b) to the extent that any such representation or warranty is qualified by “material” or “Material Adverse Effect” references therein, in which case such representation or warranty is true and correct in all respects on the date hereof.

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5.2Due Authorization; No Conflicts.  The execution, delivery and performance of this First Amendment are within the Borrower’s and each other Loan Party’s limited liability company powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any Governmental Authority (except to the extent previously obtained and in full force and effect or necessary for the perfection of any Liens) and do not violate or constitute a default under any Applicable Law.

5.3Validity and Enforceability.  This First Amendment constitutes the valid and binding obligation of the Borrower and each other Loan Party enforceable in accordance with its terms, except as the enforceability thereof may be limited by (a) bankruptcy, insolvency or similar laws affecting creditor’s rights generally, and (b) equitable principles of general application.

5.4No Default.  Prior to and after giving effect to this First Amendment, other than the Specified Events of Default, no Default or Event of Default shall exist.

SECTION 6.Miscellaneous.

6.1No Implied Consent or Waiver; Reservation of Rights.  This First Amendment shall not be construed as a consent to the departure from or a waiver of the terms and conditions of the Existing Credit Agreement (including with respect to any and all existing or prospective Defaults, if any), except as expressly set forth herein, including, for the avoidance of doubt, Section 3.  No failure or delay on the part of the Administrative Agent or any Lender to exercise any right or remedy under any Loan Document or Applicable Law (including in respect of any and all existing or prospective Defaults, if any) shall operate as a consent to or waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of any right or remedy, all of which are cumulative and are expressly reserved.

6.2Reaffirmation of Loan Documents.  Any and all of the terms and provisions of the Existing Credit Agreement and the other Loan Documents shall remain in full force and effect except as expressly amended hereby.  Each of the Loan Parties hereby expressly (a) acknowledges the terms of this First Amendment, (b) ratifies, renews, and affirms its obligations and continued liability under the Guaranty and the other Loan Documents to which it is a party, (c) agrees that its guarantee and obligations under the Guaranty and the other Loan Documents to which it is a party remain in full force and effect with respect to the Obligations.  Each Loan Party hereby agrees that this First Amendment and the amendments and modifications herein contained shall in no manner affect or impair the Obligations or the Liens securing payment and performance thereof.

6.3Parties in Interest.  All of the terms and provisions of this First Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

6.4Legal Expenses.  The Borrower hereby agrees to pay on demand all reasonable and documented out-of-pocket fees and expenses of counsel to the Administrative Agent incurred by the Administrative Agent in connection with the preparation, negotiation and execution of this First Amendment and all related documents in accordance with Section 9.03 of the Credit Agreement.

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6.5Counterparts.  This First Amendment may be executed in counterparts, and all parties need not execute the same counterpart; however, no party shall be bound by this First Amendment until the Loan Parties and the Lenders have each executed a counterpart.  Images of signatures transmitted by facsimile or other electronic transmission (e.g., via transmittal in “.pdf” format) shall be effective as originals.  The words “execute”, “execution”, “signed”, “signature”, “delivery” and words of like import in or related to this First Amendment shall be deemed to include Electronic Signatures or execution in form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

6.6COMPLETE AGREEMENT.  THIS FIRST AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR ORAL AGREEMENTS OF THE PARTIES.  THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.

6.7Headings.  The headings, captions and arrangements used in this First Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this First Amendment, nor affect the meaning thereof.

6.8Governing Law.  THIS FIRST AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS.

6.9Loan Document.  The parties hereto agree that this First Amendment shall constitute a Loan Document under and as defined in the Credit Agreement.

6.10Credit Agreement References.  Upon and after the execution of this First Amendment by each of the parties hereto, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference in any other Loan Document to “the Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, shall mean and be a reference to the Existing Credit Agreement as modified hereby.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed by their respective authorized officers on the date and year first written above.

BORROWER:

SOLARIS MIDSTREAM HOLDINGS, LLC,
a Delaware limited liability company

By:	/s/ Stephan Tompsett
Name:	Stephan Tompsett
Title:	Chief Financial Officer

GUARANTORS:

SOLARIS MIDSTREAM MB, LLC,
a Delaware limited liability company
SOLARIS MIDSTREAM DB-TX, LLC,
a Delaware limited liability company
SOLARIS SERVICES HOLDINGS, LLC,
a Delaware limited liability company
SOLARIS WATER MIDSTREAM, LLC,
a Delaware limited liability company
SOLARIS MIDSTREAM DB-NM, LLC,
a Delaware limited liability company
SOLARIS WATER MIDSTREAM SERVICES, LLC,
a Delaware limited liability company
829 MARTIN COUNTY PIPELINE, LLC,
a Texas limited liability company
CLEAN H2O TECHNOLOGIES, LLC,
a Delaware limited liability company

By:	/s/ Stephan Tompsett
Name:	Stephan Tompsett
Title:	Chief Financial Officer

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Administrative Agent, Issuing Bank and a Lender

By:	/s/ Andrew Ostrov
Name:	Andrew Ostrov
Title:	Director

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

CADENCE BANK, N.A.,
as a Lender

By:	/s/ Michael Magee, Jr.
Name:	Michael Magee, Jr.
Title:	Vice President

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

JPMORGAN CHASE BANK, N.A.,
as a Lender

By:	/s/ Michael A. Harvey
Name:	Michael A. Harvey
Title:	Authorized Officer

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

WOODFOREST NATIONAL ASSOCIATION,
as a Lender

By:	/s/ Wesley Gerren
Name:	Wesley Gerren
Title:	Vice President

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

TEXAS CAPITAL BANK,
as a Lender

By:	/s/ Connor O’Reilly
Name:	Connor O’Reilly
Title:	Vice President

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

CITIZENS BANK, N.A.,
as a Lender

By:	/s/ David Baron
Name:	David Baron
Title:	Senior Vice President

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

First Horizon Bank, a Tennessee State Bank
as a Lender

By:	/s/ Moni Collins
Name:	Moni Collins
Title:	SVP

[Signature Page to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement – Solaris Midstream Holdings, LLC]

ANNEX A

[Attached.]

ANNEX A-1

Execution Version

Annex A to Limited Waiver and First Amendment to Second Amended and Restated Credit Agreement

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

dated as of April 1, 2021

among

SOLARIS MIDSTREAM HOLDINGS, LLC,

The Lenders From Time to Time Party Hereto

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,

as Administrative Agent and

WELLS FARGO SECURITIES, LLC

and

JPMORGAN CHASE BANK, N.A.

as Joint Lead Arrangers

and

WELLS FARGO SECURITIES, LLC

as Sole Bookrunner

~~Page~~

ARTICLE I Definitions	1
SECTION 1.01 Defined Terms	1
SECTION 1.02 Classification of Loans and Borrowings	35
SECTION 1.03 Other Definitions and Provisions	~~35~~36
SECTION 1.04 Accounting Terms	~~35~~36
SECTION 1.05 UCC Terms	~~36~~37
SECTION 1.06 Rounding	~~36~~37
SECTION 1.07 References to Agreement and Laws	~~36~~37
SECTION 1.08 Times of Day	~~36~~37
SECTION 1.09 Guarantees/Earn-Outs	~~36~~37
SECTION 1.10 Covenant Compliance Generally	~~36~~37
SECTION 1.11 Rates~~; LIBOR Notification~~	~~36~~37
SECTION 1.12 Divisions	~~37~~38
ARTICLE II The Credits	~~37~~38
SECTION 2.01 Commitments	~~37~~38
SECTION 2.02 Loans and Borrowings	~~37~~38
SECTION 2.03 Requests for Borrowings	~~38~~39
SECTION 2.04 Letters of Credit	39
SECTION 2.05 Funding of Borrowings	~~42~~43
SECTION 2.06 Interest Elections	~~43~~44
SECTION 2.07 Termination and Reduction and Increase of Revolving Commitments	~~44~~45
SECTION 2.08 Repayment of Loans; Evidence of Debt	~~46~~47
SECTION 2.09 [Reserved]	~~46~~47
SECTION 2.10 Prepayment of Loans	~~46~~47
SECTION 2.11 Fees	~~48~~49
SECTION 2.12 Interest	~~48~~49
SECTION 2.13 Changed Circumstances	~~49~~50
SECTION 2.14 Increased Costs	~~52~~53
SECTION 2.15 Break Funding Payments	~~53~~54
SECTION 2.16 Taxes	~~53~~54
SECTION 2.17 Payments Generally; Pro Rata Treatment; Sharing of Set-offs	~~56~~58
SECTION 2.18 Mitigation Obligations; Replacement of Lenders	~~58~~59
SECTION 2.19 Defaulting Lender	~~58~~60
ARTICLE III Representations and Warranties	~~60~~61
SECTION 3.01 Organization; Powers	~~60~~61
SECTION 3.02 Authorization; Enforceability	~~60~~61
SECTION 3.03 Governmental Approvals; No Conflicts	~~60~~61
SECTION 3.04 Financial Condition	~~60~~62
SECTION 3.05 Properties	~~61~~62
SECTION 3.06 Litigation and Environmental Matters	~~62~~64
SECTION 3.07 Compliance with Laws and Agreements	~~63~~64
SECTION 3.08 Investment Company Status	~~63~~64
SECTION 3.09 Taxes	~~63~~64
SECTION 3.10 ERISA	~~63~~64
SECTION 3.11 Disclosure	~~63~~64

~~Page~~
SECTION 3.12 Subsidiaries	~~63~~65
SECTION 3.13 Insurance	~~63~~65
SECTION 3.14 Labor Matters	~~64~~65
SECTION 3.15 Solvency	~~64~~65
SECTION 3.16 Material Property Subject to Security Documents	~~64~~65
SECTION 3.17 Federal and State Regulation	~~64~~65
SECTION 3.18 Anti-Corruption Laws and Sanctions	~~64~~66
SECTION 3.19 Material Contracts	~~65~~66
SECTION 3.20 FERC; State Pipeline and Injection/Disposal Well Regulatory Agencies	~~65~~66
SECTION 3.21 Title to Refined Products	~~65~~67
SECTION 3.22 Foreign Corrupt Practices	~~65~~67
ARTICLE IV Conditions	~~66~~67
SECTION 4.01 Effective Date	~~66~~67
SECTION 4.02 Each Credit Event	~~68~~69
ARTICLE V Affirmative Covenants	~~69~~70
SECTION 5.01 Financial Statements and Other Information	~~69~~70
SECTION 5.02 Notices of Material Events	~~70~~72
SECTION 5.03 Information Regarding Loan Parties and Collateral; Additional Collateral	~~71~~73
SECTION 5.04 Existence; Conduct of Business	~~72~~74
SECTION 5.05 Payment of Obligations	~~72~~74
SECTION 5.06 Maintenance of Properties	~~73~~74
SECTION 5.07 Insurance	~~73~~74
SECTION 5.08 Casualty and Condemnation	~~73~~74
SECTION 5.09 Books and Records; Inspection and Audit Rights	~~73~~74
SECTION 5.10 Compliance with Laws	~~74~~75
SECTION 5.11 Use of Proceeds and Letters of Credit	~~74~~75
SECTION 5.12 Further Assurances	~~74~~75
SECTION 5.13 Financial Covenants	~~74~~76
SECTION 5.14 Environmental Matters	~~75~~76
SECTION 5.15 Primary Banking Relationships; Deposit Account Control Agreements	~~75~~76
SECTION 5.16 Accuracy of Information	~~75~~76
SECTION 5.17 Certificate of Title Lien Perfection; Lien Subordination	~~75~~76
SECTION 5.18 Compliance with Agreements; Maintenance of Material Contracts	~~75~~77
SECTION 5.19 Maintenance of Gathering Systems and Disposal Facilities	~~76~~77
SECTION 5.20 Post-Closing Requirements	~~76~~77
ARTICLE VI Negative Covenants	~~76~~77
SECTION 6.01 Indebtedness; Certain Equity Securities	~~76~~77
SECTION 6.02 Liens	~~77~~79
SECTION 6.03 Fundamental Changes	~~78~~79
SECTION 6.04 Investments, Loans, Advances, Guarantees and Acquisitions	~~78~~79
SECTION 6.05 Asset Sales	~~79~~80
SECTION 6.06 Sale and Leaseback Transactions	~~80~~81
SECTION 6.07 Swap Agreements	~~80~~81
SECTION 6.08 Restricted Payments	~~80~~81
SECTION 6.09 Transactions with Affiliates	~~80~~82
SECTION 6.10 Restrictive Agreements	~~81~~82

~~Page~~
SECTION 6.11 Amendment of Material Documents	~~81~~82
SECTION 6.12 Additional Subsidiaries	~~81~~82
SECTION 6.13 ~~Specified~~Exclusion of Buildings and Manufactured (Mobile) Homes; Negative Pledge	~~81~~83
SECTION 6.14 Property of Foreign Subsidiaries	~~81~~83
SECTION 6.15 Anti-Corruption Laws and Sanctions	~~82~~83
SECTION 6.16 Nature of Business; International Operations	~~82~~83
SECTION 6.17 Acquisitions	~~82~~83
SECTION 6.18 Repayment of Permitted Junior Indebtedness; Amendment of Terms of Permitted Junior Indebtedness Documents	~~83~~84
ARTICLE VII Events of Default	~~84~~85
SECTION 7.01 Events of Default	~~84~~85
SECTION 7.02 Financial Covenant Cure	~~85~~87
SECTION 7.03 Remedies	~~86~~87
SECTION 7.04 Rights and Remedies Cumulative; Non-Waiver; etc.	~~87~~88
SECTION 7.05 Crediting of Payments and Proceeds	~~87~~89
SECTION 7.06 Administrative Agent May File Proofs of Claim	~~88~~89
SECTION 7.07 Credit Bidding	~~88~~90
ARTICLE VIII The Administrative Agent	~~89~~91
SECTION 8.01 Appointment and Authority	~~89~~91
SECTION 8.02 Rights as a Lender	~~90~~91
SECTION 8.03 Exculpatory Provisions	~~90~~91
SECTION 8.04 Reliance by the Administrative Agent	~~91~~93
SECTION 8.05 Delegation of Duties	~~91~~93
SECTION 8.06 Resignation of Administrative Agent	~~92~~93
SECTION 8.07 Non-Reliance on Administrative Agent and Other Lenders	~~93~~94
SECTION 8.08 No Other Duties, Etc	~~93~~95
SECTION 8.09 Collateral and Guaranty Matters	~~93~~95
SECTION 8.10 Swap and Banking Services Obligations	~~94~~96
SECTION 8.11 Certain ERISA Matters	~~95~~96
SECTION 8.12 Erroneous Payments.	97
ARTICLE IX Miscellaneous	~~96~~99
SECTION 9.01 Notices	~~96~~99
SECTION 9.02 Waivers; Amendments	~~97~~100
SECTION 9.03 Expenses; Indemnity; Damage Waiver	~~98~~102
SECTION 9.04 Successors and Assigns	~~99~~103
SECTION 9.05 Survival	~~103~~106
SECTION 9.06 Counterparts; Integration; Effectiveness; Electronic Execution	~~103~~106
SECTION 9.07 Severability	~~104~~107
SECTION 9.08 Right of Setoff	~~104~~107
SECTION 9.09 Governing Law; Jurisdiction; Consent to Service of Process	~~104~~108
SECTION 9.10 WAIVER OF JURY TRIAL	~~105~~108
SECTION 9.11 Headings	~~105~~108
SECTION 9.12 Interest Rate Limitation	~~105~~108
SECTION 9.13 Keepwell	~~106~~109
SECTION 9.14 No Fiduciary Duty, etc.	~~106~~109

~~Page~~
SECTION 9.15 USA PATRIOT Act; Anti-Money Laundering Laws	~~107~~110
SECTION 9.16 Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~107~~110
SECTION 9.17 Amendment and Restatement	~~107~~111
SECTION 9.18 Acknowledgement Regarding Any Supported QFCs	~~108~~111
SECTION 9.19 Exiting Lender	~~108~~112

SCHEDULES AND EXHIBITS:

Exhibit A – Form of Assignment and Assumption

Exhibit B – Form of Compliance Certificate

Exhibit C – Form of Note

Exhibit D – Form of U.S. Tax Compliance Certificate

Exhibit E – Form of Borrowing Request

Exhibit F-1 – Form of Revolving Commitment Increase Agreement

Exhibit F-2 – Form of Additional Lender Agreement

Schedule 2.01 – Commitments

Schedule 2.04(l) – Existing Letters of Credit

Schedule 3.12 – Subsidiaries

Schedule 3.17 – Interstate Pipeline Complaints

Schedule 3.19 – Material Contracts

Schedule 6.01 – Existing Indebtedness

Schedule 6.02 – Existing Liens

Schedule 6.04 – Existing Investments

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT (as amended, modified, restated, supplemented and in effect from time to time, herein called this “Agreement”) dated as of April 1, 2021 (the “Effective Date”), by and among SOLARIS MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company, the LENDERS party hereto, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent for the Lenders.

WITNESSETH:

A.Borrower, Administrative Agent and each of the financial institutions party thereto as lenders (the “Initial Existing Lenders”) were party to that certain Credit Agreement, dated as of August 18, 2017 (the “Initial Existing Credit Agreement”) and the “Loan Documents” referred to therein (the “Initial Existing Loan Documents”), pursuant to which the existing Lenders provided certain loans and extensions of credit to Borrower (all outstanding indebtedness and other obligations arising under the Existing Credit Agreement and the Existing Loan Documents being referred to herein as the “Initial Existing Obligations”).

B.Borrower, Administrative Agent and each of the financial institutions party thereto as lenders (the “Existing Lenders”) are party to that certain Credit Agreement, dated as of August 14, 2018 (as amended, supplemented or modified prior to the date hereof, the “Existing Credit Agreement”) and the “Loan Documents” referred to therein (the “Existing Loan Documents”), pursuant to which the existing Lenders amended and restated the Initial Existing Credit Agreement and provided certain loans and extensions of credit to Borrower (all outstanding indebtedness and other obligations arising under the Existing Credit Agreement and the Existing Loan Documents being referred to herein as the “Existing Obligations”).

C.Each of (i) BMO Harris Bank, N.A., (ii) East West Bank and (iii) Royal Bank of Canada desires to cease to be a Lender on the Effective Date (each, in such capacity, an “Exiting Lender”).

D.Subject to the conditions precedent set forth herein, the parties hereto desire to amend and restate the Existing Credit Agreement in the form of this Agreement.

E.In consideration of the mutual promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01  Defined Terms.

As used in this Agreement, the following terms have the meanings specified below:

“Accounts” shall have the meaning assigned to it in the Uniform Commercial Code enacted in the State of Texas.

“Acquisition” means any transaction, or any series of related transactions, consummated on or after the Effective Date, by which any Loan Party acquires (i) any going business or all or substantially all of the assets of any Person, or business unit or division thereof, whether through the purchase of assets, merger or otherwise, (ii) any salt water disposal well or wells with a purchase price (or, if greater, book value) in excess of $1,000,000, (iii) a water pipeline system or systems with a purchase price (or, if greater, book value) in excess of $1,000,000, or (iv) directly or indirectly (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than securities having such power only by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding ownership interests of a partnership or limited liability company.

“Additional Collateral” shall have the meaning ascribed to such term in Section 5.03(b) hereof.

“Additional Collateral Event” shall have the meaning ascribed to such term in Section 5.03(b) hereof.

“Additional Lender” has the meaning set forth in Section 2.07(d)(i).

“Additional Lender Agreement” has the meaning set forth in Section 2.07(d)(ii)(F).

“Additional Revolving Commitments” has the meaning set forth in Section 2.07(d)(i).

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means Wells Fargo Bank, National Association, in its capacity as administrative agent for the Lenders hereunder, and its successors in that capacity.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning assigned to it in Section 9.01(d).

~~“Announcements” has the meaning assigned thereto in Section 1.11.~~

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction from time to time concerning or relating to bribery or corruption, including the United States Foreign Corrupt Practices Act of 1977 and the rules and regulations thereunder and the U.K. Bribery Act 2010 and the rules and regulations thereunder.

“Anti-Money Laundering Laws” means any and all laws, statutes, regulations or obligatory government orders, decrees, ordinances or rules related to terrorism financing, money laundering, any predicate crime to money laundering or any financial record keeping, including any applicable provision of the PATRIOT Act and The Currency and Foreign Transactions Reporting Act (also known as the “Bank Secrecy Act,” 31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959).

“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of Governmental Authorities and all orders and decrees of all courts and arbitrators.

“Applicable Percentage” means, with respect to any Lender, the percentage of the total Revolving Commitments represented by such Lender’s Revolving Commitment; provided that in the case of Section 2.19 when a Defaulting Lender shall exist, “Applicable Percentage” shall mean the percentage of the total Revolving Commitments (disregarding any Defaulting Lender’s Revolving Commitment) represented by such Lender’s Revolving Commitment.  If the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments and to any Lender’s status as a Defaulting Lender at the time of determination.

“Applicable Rate” means, for any day with respect to any Base Rate Loan or ~~Eurodollar~~SOFR Loan or with respect to the commitment fees payable hereunder, as the case may be, the applicable rate per annum set forth below under the caption “Base Rate Spread”, “~~Eurodollar~~SOFR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio as of the most recent determination date, but until the Compliance Certificate for the fiscal quarter ending March 31, 2021 has been delivered to the Administrative Agent, the Applicable Rate shall be as set forth in Tier IV:

Tier	Leverage Ratio	Base Rate Spread	~~Eurodollar~~SOFR Spread	Commitment Fee Rate
I	less than 3.00 to 1.00	1.75%	2.75%	0.375%
II	greater than or equal to 3.00 to 1.00 but less than 3.50 to 1.00	2.00%	3.00%	0.375%
III	greater than or equal to 3.50 to 1.00 but less than 4.00 to 1.00	2.25%	3.25%	0.50%
IV	greater than or equal to 4.00 to 1.00 but less than 4.50 to 1.00	2.50%	3.50%	0.50%
V	greater than or equal to 4.50 to 1.00	2.75%	3.75%	0.50%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the Borrower’s consolidated financial statements delivered pursuant to Sections 5.01(a) and (b) and (ii) each change in the Applicable Rate resulting from a change in the Leverage Ratio shall be effective during the period commencing on and including the date of delivery to the Administrative Agent of such consolidated financial statements indicating such change and ending on the date immediately preceding the effective date of the next such change; but the Leverage Ratio shall be deemed to be in Tier V at the request of the Required Lenders if the Borrower fails to timely deliver the consolidated financial statements required to be delivered by it pursuant to Sections 5.01(a) or (b), during the period from the deadline for delivery thereof until such consolidated financial statements are received.  In the event that any such financial statement and Compliance Certificate delivered pursuant to Sections 5.01(a) or (b), as applicable, is shown to be inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Rate for any period (an “Applicable Period”) than the Applicable

Rate applied for such Applicable Period, and only in such case, then the Borrower shall immediately (x) deliver to the Administrative Agent a corrected Compliance Certificate for such Applicable Period, (y) determine the Applicable Rate for such Applicable Period based upon the corrected Compliance Certificate, and (z) immediately pay to the Administrative Agent the accrued additional interest owing as a result of such increased Applicable Rate for such Applicable Period, which payment shall be promptly applied by the Administrative Agent in accordance with Section 2.17.  The preceding sentence is in addition to rights of the Administrative Agent and Lenders with respect to Sections 2.12 and 7.03 and other of their respective rights under this Agreement.

“Approved Fund” has the meaning assigned to it in Section 9.04(b).

“Arranger” means Wells Fargo Securities, LLC and JPMorgan Chase Bank, N.A. in their capacities as joint lead arrangers and Wells Fargo Securities, LLC in its role as sole bookrunner.

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit A or any other form approved by the Administrative Agent.

“Available Cash” means the Borrower’s cash on its balance sheet and Cash Equivalents excluding proceeds of any Loans borrowed for the purpose of (y) funding a Restricted Payment or Redemption of Indebtedness permitted by this Agreement or (z) replacing Borrower’s working capital used to fund such Restricted Payment or Redemption.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (~~x~~a) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (~~y~~b) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable,~~ (or component thereof) that is or may be used for determining ~~the length of an Interest Period pursuant to this Agreement~~any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.13(b)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Services” means each and any of the following bank services provided to any Loan Party by any Lender or any of its Affiliates:  (a) commercial credit cards, (b) stored value cards and (c) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services).

“Bankruptcy Code” means 11 U.S.C. §§ 101 et seq.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Base Rate” means, at any time, the highest of (a) the Prime Rate and, (b) the Federal Funds Effective Rate plus 0.50% and (c) ~~LIBOR for an Interest Period of one month~~Adjusted Term SOFR for a one-month tenor in effect on such day plus ~~1~~1.00%; each change in the Base Rate shall take effect simultaneously with the corresponding change or changes in the Prime Rate ~~or~~, the Federal Funds Effective Rate or ~~LIBOR~~Adjusted Term SOFR, as applicable (provided that clause (c) shall not be applicable during any period in which ~~LIBOR~~Adjusted Term SOFR is unavailable or unascertainable).

“Base Rate Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Benchmark” means, initially, ~~USD LIBOR~~the Term SOFR Reference Rate; provided that if a Benchmark Transition Event~~, a Term SOFR Transition Event, or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have~~ has occurred with respect to ~~USD LIBOR~~the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.13(c)(i).

~~“Benchmark Replacement” means, for any Available Tenor,~~

~~(a)with respect to any Benchmark Transition Event or Early Opt-in Election, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:~~

~~(1)~~

~~the sum of: (A) Term SOFR and (B) the related Benchmark Replacement Adjustment; provided, that, if the Borrower has provided a notification to the Administrative Agent in writing on or prior to such Benchmark Replacement Date that the Borrower has a Swap Agreement in place with respect to any of the Loans as of the date of such notice (which such notification the Administrative Agent shall be entitled to rely upon and shall have no duty or obligation to ascertain the correctness or completeness of), then the Administrative Agent, in its sole discretion, may decide not to determine the Benchmark Replacement pursuant to this clause (a)(1) for such Benchmark Transition Event or Early Opt-in Election, as applicable;~~

~~(2)~~	~~the sum of: (A) Daily Simple SOFR and (B) the related Benchmark Replacement Adjustment;~~
~~(3)~~

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (~~A~~a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower ~~as the replacement for the then-current Benchmark for the~~

~~applicable Corresponding Tenor~~ giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement ~~for~~to the then-current Benchmark for ~~dollar-denominated~~Dollar-denominated syndicated credit facilities ~~at such time~~ and (~~B~~b) the related Benchmark Replacement Adjustment; ~~or~~

~~(b)with respect to any Term SOFR Transition Event, the sum of (i) Term SOFR and (ii) the related Benchmark Replacement Adjustment;~~

provided that, ~~(i) in the case of clause (a)(1), if the Administrative Agent decides that Term SOFR is not administratively feasible for the Administrative Agent, then Term SOFR will be deemed unable to be determined for purposes of this definition and (ii) in the case of clause (a)(1) or clause (b) of this definition, the applicable Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion. If the~~if such Benchmark Replacement as so determined ~~pursuant to clause (a)(1), (a)(2) or (a)(3) or clause (b) of this definition~~ would be less than the Floor, ~~the~~such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

~~“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement:~~

~~(1)~~	~~for purposes of clauses (a)(1) and (a)(2) of the definition of “Benchmark Replacement,” the first alternative set forth in the order below that can be determined by the Administrative Agent:~~
~~(a)~~

~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of such Benchmark with the applicable Unadjusted Benchmark Replacement;~~

~~(b)~~

~~the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Available Tenor of such Benchmark;~~

~~(2)for purposes of clause (a)(3) of the definition of~~ “Benchmark Replacement~~,”~~  Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (~~i~~a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body ~~on the applicable Benchmark Replacement Date~~ or (~~ii~~b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such ~~Available Tenor of such~~ Benchmark with the applicable Unadjusted Benchmark Replacement for ~~dollar-denominated~~Dollar-denominated syndicated credit facilities~~; and~~.

~~(3)~~

~~for purposes of clause (b) of the definition of “Benchmark Replacement,” the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Available Tenor of USD LIBOR with a SOFR-based rate;~~

~~provided that, (x) in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Administrative Agent in its reasonable discretion and (y) if the then-current Benchmark is a term rate, more than one tenor of such Benchmark is available as of the applicable Benchmark Replacement Date and the applicable Unadjusted Benchmark Replacement that will replace such Benchmark in accordance with Section 2.13(c)(i) will not be a term rate, the Available Tenor of such Benchmark for purposes of this definition of “Benchmark Replacement Adjustment” shall be deemed to be, with respect to each Unadjusted Benchmark Replacement having a payment period for interest calculated with reference thereto, the Available Tenor that has approximately the same length (disregarding business day adjustments) as such payment period.~~

“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate~~,~~”, the definition of “Business Day~~,~~”, the definition of “U.S. Government Securities Business Day”, the definition of “Interest Period~~,~~” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent, in consultation with the Borrower, decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent, in consultation with the Borrower, decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the ~~earliest~~earlier to occur of the following events with respect to the then-current Benchmark:

(~~1~~a)in the case of clause (~~1~~a) or clause (~~2~~b) of the definition of “Benchmark Transition Event,” the later of (~~a~~i) the date of the public statement or publication of information referenced therein and (~~b~~ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

~~(2)~~	~~in the case of clause (3) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein;~~
~~(3)~~

~~in the case of a Term SOFR Transition Event, the date that is thirty (30) days after the Administrative Agent has provided the Term SOFR Notice to the Lenders and the Borrower pursuant to Section 2.13(c)(i)(B); or~~

~~(4)~~

~~in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

For the avoidance of doubt, ~~(i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii)~~ the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (~~1~~a) or clause (~~2~~b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof)~~.~~

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(~~1~~a)a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(~~2~~b)a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the FRB, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(~~3~~c)a public statement or publication of information by ~~the regulatory supervisor for~~or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are ~~no longer representative~~not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than ninety (90) days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (~~x~~a) beginning at the time that a Benchmark Replacement Date ~~pursuant to clauses (1) or (2) of that definition~~ has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(c) and (~~y~~b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(c).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), such “person” or “group” will be deemed to have beneficial ownership of all securities that such “person” or “group” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time.  The terms “Beneficially Owns” and “Beneficially Owned” have a corresponding meaning.  For purposes of this definition, a Person shall be deemed not to Beneficially Own securities that are the subject of a stock or unit purchase agreement, merger agreement or similar agreement until consummation of the transactions or, as applicable, series of related transactions contemplated thereby.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 CFR § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC Act Affiliate” has the meaning assigned to it in Section 9.18(b)(i) hereof.

“Borrower” means SOLARIS MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company.

“Borrower LLC Agreement” means that certain Third Amended and Restated Limited Liability Company Agreement of Solaris Midstream Holdings, LLC, dated as of June 11, 2020, as the same may be amended, modified or supplemented in accordance with the terms of this Agreement.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date and, in the case of ~~Eurodollar~~SOFR Loans, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03.

“Building” has the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Business Day” means any day that (a) is not a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is closed and (b) is not a day on which commercial banks in Houston, Texas are ~~authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.~~closed.

“Capital Expenditures” means, for any period, (a) the additions or modifications to, or repairs of, property, plant and equipment and other capital expenditures of the Borrower and its consolidated Subsidiaries that are (or would be) set forth in a consolidated statement of cash flows of Borrower for such period prepared in accordance with GAAP and (b) Capital Lease Obligations incurred by the Borrower and its consolidated Subsidiaries during such period, but excluding expenditures for the restoration, repair or replacement of any fixed or capital asset which was destroyed or damaged, in whole or in part, to the extent financed by the proceeds of an insurance policy maintained by such Person.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Cash Equivalents” means:

(a)marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally guaranteed by the United States or an instrumentality or agency thereof and entitled to the full faith and credit of the United States;

(b)demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, with any office of any Lender or with a domestic office of any national or state bank or trust company that is organized under the Laws of the United States or any state therein, which has capital, surplus and undivided profits of at least $500,000,000, and whose short-term commercial paper rating from S&P is at least A-1, A-2 or the equivalent thereof or from Moody’s is at least P-1, P-2 or the equivalent thereof;

(c)repurchase obligations with a term of not more than 7 days for underlying securities of the types described in subsection (a) above entered into with any commercial bank meeting the specifications of subsection (b) above;

(d)open market commercial paper, maturing within 180 days after acquisition thereof, rated in the highest grade by Moody’s or S&P; and

(e)money market or other mutual funds (i) that are rated in the highest or second highest ratings grade given by S&P or Moody’s or (ii) substantially all of the assets of which comprise securities of the types described in subsections (a) through (d) above.

“Ceiling Rate” means, on any day, the maximum nonusurious rate of interest permitted for that day by whichever of applicable federal or Texas (or any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas) laws permits the higher interest rate, stated as a rate per annum.  On each day, if any, that the Texas Finance Code establishes the Ceiling Rate, the Ceiling Rate shall be the “weekly ceiling” (as defined in the Texas Finance Code) for that day.  Administrative Agent may from time to time, as to current and future balances, implement any other ceiling under the Texas Finance Code by notice to the Borrower, if and to the extent permitted by the Texas Finance Code.  Without notice to the Borrower or any other Person, the Ceiling Rate shall automatically fluctuate upward and downward as and in the amount by which such maximum nonusurious rate of interest permitted by applicable law fluctuates.

“Change in Control” means (a) before the occurrence of a Qualified IPO, the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as those terms are used in Section 13(d) of the Exchange Act), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Borrower, measured by voting power rather than number of shares or member interests, (b) from and after the occurrence of a Qualified IPO, (i) the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act), other than a Permitted Holder, becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of IPOCo, measured by voting power rather than number of shares or member interests or (ii) the occupation of a majority of the seats (other than vacant seats) on the board of directors of IPOCo by Persons who were neither (A) nominated, appointed or approved for consideration by shareholders for election by the board of directors of IPOCo or (B) appointed by directors so nominated, appointed or approved or (c) the occurrence of a “change of control” or similar event in respect of any Permitted Junior Indebtedness.

Notwithstanding the preceding, (a) a conversion of the Borrower from a limited liability company to a corporation, limited partnership or other form of entity or an exchange of all of the outstanding Equity Interests in one form of entity for Equity Interests in such other form of entity shall not constitute a Change ~~of~~in Control, so long as immediately following such conversion or exchange the “persons” (as that term is used in Section 13(d) of the Exchange Act) who Beneficially Owned the Equity Interests of the Borrower immediately prior to such transactions continue to Beneficially Own in the aggregate more than 50% of the Voting Stock of such entity, or continue to Beneficially Own sufficient Equity Interests in such entity to elect a majority of its directors, managers, trustees or other persons serving in a similar capacity for such entity, (b) a “person” or “group” (as such terms are used in Section 13(d) of the Exchange Act ) shall not be deemed to Beneficially Own securities subject to a stock or asset purchase agreement, merger agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the transactions contemplated by such agreement and (c) a Change ~~of~~in Control shall not occur as a result of the IPOCo Transactions, the Qualified IPO, and the transactions relating thereto, including without limitation, (x) the contribution of the Borrower to IPOCo and (y) any transaction in which the Borrower remains a subsidiary of IPOCo but one or more intermediate holding companies between the Borrower and IPOCo are added, liquidated, merged or consolidated out of existence.

“Change in Law” means the occurrence, after the Effective Date or, with respect to any Lender, such later date on which such Lender becomes a party to this Agreement, of any of the following: (a) the adoption ~~of~~ or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) ~~of~~by any Governmental Authority ~~after the Effective Date~~; provided that~~,~~  notwithstanding anything herein to the contrary, (~~x~~i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements or directives thereunder or issued in connection therewith or in implementation thereof and (~~y~~ii) all requests, rules, guidelines, requirements or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law~~,~~”, regardless of the date enacted, adopted, implemented or issued.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means any and all “Collateral”, as defined in any applicable Security Document.  The Collateral shall not include any Excluded Assets.

“Commercial Operation Date” means the date on which a Material Project has achieved commercial operation.

“Commitments” means Revolving Commitments.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning assigned to it in Section 9.01(d).

“Compliance Certificate” has the meaning assigned to such term in Section 5.01(c).

“Concho Preferred Units” means those Preferred Units (as defined in the Borrower LLC Agreement) issued to COG Operating LLC, a Delaware limited liability company on June 11, 2020.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Cash Balance” means, on any date, (a) the aggregate amount of cash and Cash Equivalents of the Borrower and its Subsidiaries less (b) the sum of (i) any restricted cash or Cash Equivalents set aside to pay, in the ordinary course of business, payroll, payroll taxes, other taxes, employee wage and benefit payments and trust and fiduciary obligations or other obligations of the Borrower and its Subsidiaries then due and owing to unaffiliated third parties and for which the Borrower or such Subsidiary has issued checks or has initiated wires or ACH transfers (or will issue checks or initiate wires or ACH transfers within three (3) Business Days) in order to pay such obligations, (ii) while and to the extent refundable, any cash of the Borrower and its Subsidiaries constituting purchase price deposits held in escrow pursuant to a binding and enforceable purchase and sale agreement with an unaffiliated third party containing customary provisions regarding the payment and refunding of such deposits and (iii) any cash or Cash Equivalents held in the ordinary course of business in payroll and deferred compensation accounts, employee benefit accounts, escrow, customs or other fiduciary accounts or tax withholding accounts.

“Contribution Agreement” means that certain Amended and Restated Contribution Agreement, dated as of August 24, 2018, by and among Borrower and certain Domestic Subsidiaries of the Borrower, as the same may be amended, modified, supplemented and restated (and joined in pursuant to a joinder agreement) from time to time.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

~~“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.~~

“Covered Entity” has the meaning assigned to it in Section 9.18(b)(ii) hereof.

“Covered Party” has the meaning assigned to it in Section 9.18(a) hereof.

“Credit Party” means the Administrative Agent, the Issuing Bank or any other Lender.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Default Right” has the meaning assigned to it in Section 9.18(b)(iii) hereof.

“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a Bail-In Action or (ii) become the subject of a Bankruptcy Event.

“Disposal Facilities” means the Midstream Properties of the Loan Parties comprised of salt water disposal, fresh water and injection wells, terminals, tankage and all associated facility assets.

“Disposal Leases” means all leases, licenses, use agreements and other agreements that grant to the Loan Parties the right to use or occupy all or any part of the lands covered thereby for disposal of Oil and Gas Waste into one or more Disposal Wells located thereon, and all rights of ingress and egress, easements and rights-of-way relating to such lands, including easements and rights-of-way for pipelines.

"Disposal Permits" means the permits and authorizations issued by the Texas Railroad Commission, the New Mexico Oil Conservation Division and any other Governmental Authority whose approval is required in order to authorize the disposal of Oil and Gas Waste into a Disposal Well.

“Disposal Wells” means all disposal wells that are authorized to accept Oil and Gas Waste in accordance with the terms of the applicable Disposal Permits, including, without limitation, all wellhead tubulars, water tanks, oil tanks, stock tanks, packers, dog houses, gun barrels, frac tanks, freshwater tanks, fiberglass tanks, pumps, plungers, electric motors, tubing, filter pots, sump pumps, filter housings, galvanized stairways and walkways, crank shafts and skids and related equipment associated therewith or used in the operation thereof.

“Disqualified Capital Stock” means any Equity Interest that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or upon the happening of any event, matures or is mandatorily redeemable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock), pursuant to a sinking fund obligation or otherwise, or is convertible or exchangeable for Indebtedness or redeemable or repurchaseable for any consideration other than other Equity Interests (which would not constitute Disqualified Capital Stock) at the option of the holder thereof, in whole or in part, on or prior to the date that is one (1) year after the Revolving Maturity Date.

“Division” shall mean, with respect to any Person, a division of or by such Person into two or more newly formed Persons pursuant to the laws of the jurisdiction of its organization. “Divide” shall have the correlative meaning thereto.

“Dollar”, “dollars” or “$” refers to lawful money of the United States of America.

“Domestic Subsidiary” shall mean any Subsidiary of Borrower that is not a Foreign Subsidiary.

~~“Early Opt-in Election” means, if the then-current Benchmark is USD LIBOR, the occurrence of:~~

~~(1)~~

~~a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(2)~~	~~the joint election by the Administrative Agent and the Borrower to trigger a fallback from USD LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EBITDA” means, without duplication, for any period the consolidated net earnings (excluding any extraordinary, unusual or non-recurring gains, losses or expenses) of the Borrower and its Subsidiaries plus, to the extent deducted in calculating consolidated net income, depreciation, amortization, other non-

cash items, Interest Expense, and federal and state income tax expense (or, to the extent that the Borrower is a “pass-through” entity for tax purposes, Permitted Tax Distributions) (including Texas margin tax or gross receipt taxes), and minus, to the extent added in calculating consolidated net income, any non-cash items, subject, as applicable, to the Material Project EBITDA Adjustments; provided, that with respect to the determination of Borrower’s compliance with the financial covenants set forth in Section 5.13 below for any period, EBITDA may be adjusted to give effect, on a pro forma basis, to any Permitted Acquisitions or material disposition of assets in accordance with the terms of this Agreement made during such period as if such Permitted Acquisitions or dispositions were made at the beginning of such period (such pro forma adjustments to be reasonably calculated by Borrower and subject to the approval of Administrative Agent in Administrative Agent’s sole discretion). For purposes of calculating financial covenants set forth in Section 5.13 below, EBITDA for the trailing 12 month period shall be calculated and deemed to be (i) for the period commencing on January 1, 2021 and ending on March 31, 2021, EBITDA for such period multiplied by four, (ii) for the period commencing on April 1 2021 and ending on June 30, 2021, EBITDA for such period multiplied by four, (iii) for the period commencing on April 1, 2021 and ending on September 30, 2021, EBITDA for such period multiplied by two, (iv) for the period commencing on April 1, 2021 and ending on December 31, 2021, EBITDA for such period multiplied by four thirds and (v) thereafter, EBITDA for the prior consecutive 12 month period.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any credit institution or investment firm established in any EEA Member Country.

“Electronic Record” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic Signature” has the meaning assigned to that term in, and shall be interpreted in accordance with, 15 U.S.C. 7006.

“Electronic System” means any electronic system, including e-mail, e-fax, Intralinks®, ClearPar®, Debt Domain, Syndtrak and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by the Administrative Agent and the Issuing Bank and any of their respective Related Parties or any other Person, providing for access to data protected by passcodes or other security system.

“Energy Policy Act” means the Energy Policy Act of 1992, Pub. L. No. 102-486, 106 Stat. 2776 (codified as amended in scattered sections of 15, 16, 25, 20, 42 U.S.C.), and any successor thereto.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, control, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release or threatened release of any Hazardous Materials or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any other Loan Party directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Risk Agreement” means that certain Amended and Restated Environmental Risk Agreement, dated as of August 14, 2018, by and among the Borrower, the Guarantors and the Administrative Agent, as the same may from time to time be amended, restated, amended and restated, supplemented, joined or otherwise modified.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, or any warrants, options or other rights to acquire such interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower or any other Loan Party, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30 day notice period is waived); (b) the existence with respect to any Plan of a failure to make the “minimum required contribution” (as defined in Section 430 of the Code or Section 303 of ERISA), or of an “accumulated funding deficiency” (as defined in Section 431 of the Code or Section 304 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any other Loan Party or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any other Loan Party or any of their ERISA Affiliates from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any other Loan Party or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any other Loan Party or any of their ERISA Affiliates of any notice, or the receipt by any Multiemployer Plan from the Borrower or any other Loan Party or any of their ERISA Affiliates of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Erroneous Payment” has the meaning assigned thereto in Section 8.12(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned thereto in Section 8.12(d).

“Erroneous Payment Impacted Class” has the meaning assigned thereto in Section 8.12(d).

“Erroneous Payment Return Deficiency” has the meaning assigned thereto in Section 8.12(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

~~“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.~~

“Event of Default” has the meaning assigned to such term in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof.

“Excluded Assets” means (i) all leasehold estates with respect to office space used by Borrower or any of its Subsidiaries, (ii) motor vehicles having an aggregate book value of not greater than $1,000,000, (iii) “commercial tort claims” (as that term is defined in the UCC) having a claimed value of not greater than $750,000 in the aggregate, (iv) the outstanding Equity Interests in each Foreign Subsidiary which is owned directly by Borrower or any of its Domestic Subsidiaries in excess of 66% of issued and outstanding Equity Interests of such Foreign Subsidiary (or such greater percentage that would not, in the good faith determination of the Borrower, reasonably be expected to result in adverse tax consequences), (v) any property owned by any Foreign Subsidiary (unless a Lien on such property securing the Obligations would not, in the good faith determination of the Borrower, reasonably be expected to result in adverse tax consequences), (vi) any property with respect to which the Borrower and the Administrative Agent reasonably determine, in writing, that the cost or other consequence of obtaining a Lien thereon or protection thereof is excessive in relation to the benefit to the Administrative Agent and the Lenders of the security afforded thereby, (vii) any Building or Manufactured (Mobile) Home, (viii) Immaterial Accounts, and (ix) any item of general intangibles that is now or hereafter held by Borrower or any of its Subsidiaries but only to the extent that such item of general intangibles (or any agreement evidencing such item of general intangibles) contains a term, provision or other contractual obligation or is subject to a rule of law, statute or regulation that restricts, prohibits, or requires a consent (that has not been obtained) of a Person (other than Borrower or any of its Subsidiaries) to, the grant, creation, attachment or perfection of the security interest granted in the Security Documents, and any such restriction, prohibition and/or requirement of consent is effective and enforceable under applicable law and is not rendered ineffective by applicable law (including, without limitation, pursuant to Sections 9.406, 9.407, 9.408 or 9.409 of the UCC, and any successor provision thereto).

“Excluded Swap Obligation” means, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Loan Party or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Loan Party is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Loan Party or the grant by such Loan Party of a security interest becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Loan Party or security interest is or becomes illegal.

“Excluded Taxes” any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.18(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.16, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.16(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.

“Existing Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Existing Lenders” has the meaning assigned to such term in the recitals of this Agreement.

“Existing Loan Documents” has the meaning assigned to such term in the recitals of this Agreement.

“Existing Obligations” has the meaning assigned to such term in the recitals of this Agreement.

“Existing Letter of Credit” has the meaning assigned to such term in Section 2.04(l).

“Exiting Lender” has the meaning assigned to such term in the recitals of this Agreement.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Effective Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities.

~~“FCA” has the meaning assigned thereto in Section 1.11.~~

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that if such rate is not so published for any day which is a Business Day, the Federal Funds Effective Rate for such day shall be the average of the quotation for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by the

Administrative Agent.  Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source.

“FERC” means The Federal Energy Regulatory Commission or any of its successors.

“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Parent, the Borrower or any other Loan Party, as applicable.

“First Amendment” means that certain First Amendment to Credit Agreement, dated as of the First Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent, and the Lenders party thereto.

“First Amendment Effective Date” means May 17, 2023.

“Flood Insurance Regulations” means (a) the National Flood Insurance Act of 1968 as now or hereafter in effect or any successor statute thereto, (b) the Flood Disaster Protection Act of 1973 as now or hereafter in effect or any successor statute thereto, (c) the National Flood Insurance Reform Act of 1994 (amending 42 USC § 4001, et seq.), as the same may be amended or recodified from time to time, and (d) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto, and any regulations promulgated thereunder.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.~~a rate of interest equal to 0.00%.

“Foreign Lender” means any Lender that is organized under the laws of a jurisdiction other than the United States of America, a State thereof or the District of Columbia.

“Foreign Subsidiaries” means Subsidiaries of Borrower which are organized under the laws of a jurisdiction other than the United States of America, any State of the United States or any political subdivision thereof.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.

“Gathering Systems” means any pipeline systems owned or leased from time to time by any Loan Party that are used in the business of such Loan Party.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Guarantors” means each Domestic Subsidiary of the Borrower now or hereafter existing (and such Foreign Subsidiaries in respect of which the execution of a Guaranty would not, in the good faith determination of the Borrower, reasonably be expected to result in adverse tax consequences), excluding any Immaterial Subsidiaries.

“Guaranty” means that certain Amended and Restated Guaranty, dated as of August 14, 2018, made by the Guarantors in favor of the Administrative Agent and any and all other guaranties now or hereafter executed in favor of the Administrative Agent relating to the Obligations hereunder and the other Loan Documents, as any of them may from time to time be amended, restated, joined, supplemented or otherwise modified.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including Hydrocarbons, petroleum or petroleum distillates, natural gas, crude oil, oil and gas waste, and any components, fractions, or derivatives thereof, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to, or as to which liability might arise under, any Environmental Law.

“Hydrocarbons” means oil, gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, liquid hydrocarbons, gaseous hydrocarbons and all products refined or separated therefrom.

“Immaterial Account” means any deposit account containing an average daily balance of less than $100,000; provided, that the aggregate average daily balance of all Immaterial Accounts shall not exceed $100,000.

“Immaterial Subsidiary” means at any date of determination, any Subsidiary of any Loan Party designated by the Borrower as an Immaterial Subsidiary if and for so long as such Immaterial Subsidiary, together with all other Immaterial Subsidiaries so designated as Immaterial Subsidiaries, holds assets representing not more than 5% of the consolidated total assets of Borrower and all of its Subsidiaries (based on the greater of book or market value).

~~“IBA” has the meaning assigned to it in Section 1.11.~~

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current Accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, and (k) all Disqualified Capital Stock of such Person.  The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.

“Ineligible Institution” has the meaning assigned to it in Section 9.04(b).

“Initial Existing Credit Agreement” has the meaning assigned to such term in the recitals of this Agreement.

“Initial Existing Lenders” has the meaning assigned to such term in the recitals of this Agreement.

“Initial Existing Loan Documents” has the meaning assigned to such term in the recitals of this Agreement.

“Interest Coverage Ratio” means, as of any day, the ratio of (a) EBITDA for the 12 months ending on such date (subject to the specific trailing 12 months calculation method set forth in the definition of EBITDA), to (b) Interest Expense for such 12 month period (subject to the specific trailing 12 months calculation method set forth in the definition of Interest Expense), determined in each case on a consolidated basis for Borrower and its Subsidiaries.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.06.

“Interest Expense” means, for any period, total interest expense accrued on Indebtedness of the Borrower and its Subsidiaries, on a consolidated basis, during such period (including interest expense attributable to Capital Lease Obligations and amounts attributable to interest incurred under Swap Agreements), determined in accordance with GAAP.  For purposes of calculating financial covenants set forth in Section 5.13 below, Interest Expense for the trailing 12 month period shall be calculated and deemed to be (i) for the period commencing on January 1, 2021 and ending on March 31, 2021, Interest Expense for such period multiplied by four, (ii) for the period commencing on April 1 2021 and ending on June 30, 2021, Interest Expense for such period multiplied by four, (iii) for the period commencing on April 1, 2021 and ending on September 30, 2021, Interest Expense for such period multiplied by two, (iv) for the period commencing on April 1, 2021 and ending on December 31, 2021, Interest Expense for such period multiplied by four thirds and (v) thereafter, Interest Expense for the prior consecutive 12 month period.

“Interest Payment Date” means (a) with respect to any Base Rate Loan, the last day of each March, June, September and December, and (b) with respect to any ~~Eurodollar~~SOFR Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a ~~Eurodollar~~SOFR Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period.

“Interest Period” means, as to ~~each Eurodollar~~any SOFR Loan, the period commencing on the date such ~~Eurodollar~~SOFR Loan is disbursed or converted to or continued as a ~~Eurodollar~~SOFR Loan and ending on the date one (1~~), two (2~~), three (3), or six (6) months thereafter, in each case as selected by the Borrower in its Borrowing Request or Interest Election Request and subject to availability; provided that:

(a)the Interest Period shall commence on the date of advance of or conversion to any ~~Eurodollar~~SOFR Loan and, in the case of immediately successive Interest Periods, each successive Interest Period shall commence on the date on which the immediately preceding Interest Period expires;

(b)if any Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business Day; provided that if any Interest Period ~~with respect to a Eurodollar Loan~~ would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the immediately preceding Business Day;

(c)any Interest Period ~~with respect to a Eurodollar Loan~~ that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such Interest Period;

(d)no Interest Period shall extend beyond the Revolving Maturity Date; ~~and~~

(e)there shall be no more than six (6) Interest Periods in effect at any time~~.~~; and

(f)no tenor that has been removed from this definition pursuant to Section 2.13(c)(iv) shall be available for specification in any Borrowing Request or Interest Election Request.

“Interstate Pipelines” has the meaning assigned to such term in Section 3.17.

“Inventory” shall have the meaning assigned to it in the Uniform Commercial Code enacted in the State of Texas.

“Investment Company Act” means the Investment Company Act of 1940 (15 U.S.C. § 80(a)(1), et seq.).

“IPOCo” means a Person formed for the purpose of acquiring, directly or indirectly, Equity Interests of the Borrower in order to undertake an initial public offering of such Person’s Equity Interests in connection with a Qualified IPO.

“IPOCo Transactions” means the transactions in connection with the formation and capitalization of IPOCo prior to and in connection with the consummation of the Qualified IPO, including, without limitation, (a) the legal formation of IPOCo and one or more Subsidiaries of the Permitted Holders to own interests therein, (b) the contribution, directly or indirectly, of the Equity Interest of the Borrower and other Subsidiaries of the Borrower to IPOCo, or the other acquisition by IPOCo thereof, (c) the conversion of the outstanding Equity Interests in the Borrower into a new class of Equity Interests in the Borrower, (d) the distribution by the Borrower to the Permitted Holders of any proceeds from the offering of the notes and cash generated from operations, (e) the issuance of Capital Stock of IPOCo or the Borrower to the public and the use of proceeds therefrom to pay transaction expenses, distribute funds as a reimbursement for capital expenditures, and other purposes approved by a Permitted Holder, (f) the execution, delivery and performance of customary documentation (and amendments to existing documentation) governing the relations between and among the Borrower, IPOCo, the Permitted Holders and their respective Subsidiaries, including, without limitation, the execution, delivery and performance of a tax receivable agreement among IPOCo, the Borrower and the Permitted Holders on customary terms for similar transactions and (g) any other transactions and documentation related to the foregoing or necessary or appropriate in the view of the Permitted Holders or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in connection with the consummation of the Qualified IPO.

“IRS” means the United States Internal Revenue Service.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Issuing Bank” means, collectively, whether one or more, Wells Fargo Bank, National Association, in its capacity as the issuer of Letters of Credit hereunder, and any other Lender appointed by Administrative Agent and consented to by Borrower and the Lender in question, in place of or in addition to Wells Fargo Bank, National Association, and any replacement Issuing Bank appointed in accordance with Section 2.04(i).  The Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of the Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“LC Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit.

“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time.  The LC Exposure of any Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.

“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.

“Lenders” means the Persons listed on Part I of Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.  Unless the context otherwise requires, the term “Lenders” includes the Issuing Bank and, for the avoidance of doubt, does not include the Exiting Lenders.

“Lending Office” means, with respect to any Lender, the office of such Lender maintaining such Lender’s Revolving Exposure, which office may, to the extent the applicable Lender notifies the

Administrative Agent in writing, include an office of any Affiliate of such Lender or any domestic or foreign branch of such Lender or Affiliate.

“Letter of Credit” means (a) any Existing Letter of Credit and (b) any letter of credit issued pursuant to this Agreement.

“Letter of Credit Commitment” means the commitment of the Issuing Bank to issue Letters of Credit hereunder.  The initial aggregate amount of the Issuing Bank’s Letter of Credit Commitment is set forth on Part II of Schedule 2.01.

“Leverage Ratio” means, as of any day, the ratio of (a) the aggregate amount of Total Debt as of such date minus unrestricted cash and Cash Equivalents of the Loan Parties as of such date in an aggregate amount not to exceed (x) if there are no outstanding Loans on such date, the total amount of cash and Cash Equivalents of the Loan Parties and (y) if there are outstanding Loans on such date, $40,000,000 to (b) EBITDA for the 12 months then ended (subject to the specific trailing 12 months calculation method set forth in the definition of EBITDA), determined in each case on a consolidated basis for Borrower and its Subsidiaries.

~~“LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 2.13(c),~~

~~(a)for any interest rate calculation with respect to a Eurodollar Loan, the rate of interest per annum determined on the basis of the rate for deposits in dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period.  If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and~~

~~(b)for any interest rate calculation with respect to an Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day.  If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination.~~

~~Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error.~~

~~Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 2.13(c), in the event that a Benchmark Replacement~~

~~with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement.~~

~~“LIBO Rate” means a rate per annum determined by the Administrative Agent pursuant to the following formula:~~

~~LIBO Rate =~~	~~LIBOR~~
	~~1.00-Eurodollar Reserve Percentage~~

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” means, as of a given date, without duplication, the sum of (a) the aggregate amount of unrestricted cash and Cash Equivalents held by Borrower or any Wholly Owned Subsidiary of Borrower not subject to any Lien other than to secure the Indebtedness evidenced by the Notes and (b) the aggregate unused amount of the Revolving Commitments (but only to the extent the Borrower is permitted to borrow such amounts under the terms of this Agreement, including, without limitation, Section 4.02).

“Loan Documents” means, collectively, this Agreement, the First Amendment, the Notes, the Guaranty, the Security Documents, the Environmental Risk Agreement, the Notice of Entire Agreement, the Contribution Agreement, any fee letters by and among Borrower, Administrative Agent and any Lender, any subordination agreement or similar agreement relating to Subordinated Debt, letter of credit applications and agreements between the Borrower and the Issuing Bank regarding the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit, all instruments, certificates and agreements previously, now or hereafter executed or delivered to the Administrative Agent or any Lender pursuant to any of the foregoing or in connection with the obligations under this Agreement and the other Loan Documents or any commitment regarding such obligations, and all amendments, modifications, renewals, extensions, increases and rearrangements of, and substitutions for, any of the foregoing.  The term “Loan Document” as used herein shall not include any Swap Agreement or agreements governing Banking Services (but the obligations now or hereafter owing to any Lender or any Affiliate of a Lender under a Swap Agreement or agreements governing Banking Services shall nevertheless be secured by all Collateral).

“Loan Parties” means the Borrower and each Guarantor.

“Loans” means the loans made by the Lenders to the Borrower pursuant made pursuant to Section 2.01.

~~“London Banking Day” means any day on which dealings in dollar deposits are conducted by and between banks in the London interbank Eurodollar market.~~

“Manufactured (Mobile) Home” has the meaning assigned to such term in the applicable Flood Insurance Regulation.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations, prospects or condition (financial or otherwise) of the Borrower and its Subsidiaries taken as a whole, (b) the ability of any Loan Party to perform any of its obligations under any Loan Document, (c) the validity or enforceability of any Loan Document, (d) the Collateral, or the Administrative Agent’s Liens on the Collateral or the priority of such Liens, or (e) the rights of or remedies available to the Administrative Agent or the Lenders under any Loan Document.

“Material Contracts” means, collectively, each (a) Material Gathering and Disposal Contract, (b) contract or agreement between any Loan Party and any Affiliate of a Loan Party (other than another Loan Party), including each gathering, handling, storing, processing, disposal, transportation, transmission, injection, pipeline, marketing, exchange, sale and purchase agreement between any Loan Party and any such Affiliate for Midstream Services, (i) requiring payments to be made or providing for payments to be received, in each case in excess of $10,000,000 per annum or (ii) which could reasonably be expected to have (A) a Material Adverse Effect, (B) a material adverse effect on the Loan Parties’ operation of the Midstream Properties, or (C) a material adverse effect on the Loan Parties’ provision of the Midstream Services, (c) pipeline interconnection agreement to which any Loan Party is a party and for which the breach, nonperformance, cancellation or failure to renew could reasonably be expected to result in a breach of a Material Gathering and Disposal Contract or otherwise have a material adverse effect on the Loan Parties’ operation of the Midstream Properties and/or provision of the Midstream Services, (d) the Services Agreement, and (e) contract or agreement to which any Loan Party is a party (other than the Loan Documents) (i) requiring payments to be made or providing for payments to be received, in each case in excess of the greater of (A) $10,000,000 and (B) the lesser of (1) an amount equal to ten percent (10%) of the Revolving Commitments and (2) $10,000,000 per annum or (ii) for which the breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.

“Material Gathering and Disposal Contract” means each contract entered into by a Loan Party for the gathering, treating, processing, compressing, handling, storing, transporting, transmitting, injecting or disposal of Oil and Gas Waste and/or Hydrocarbons separated therefrom that (a) if a fee-based contract, provides for aggregate payments to such Loan Party during any 12 month period in excess of the greater of (A) $10,000,000 and (B) the lesser of (1) an amount equal to ten percent (10%) of the Revolving Commitments and (2) $10,000,000 per annum, and (b) if a percentage of proceeds contract, is reasonably anticipated to result in a share of proceeds retained by such Loan Party for its own account during any 12 month period in excess of the greater of (A) $10,000,000 and (B) the lesser of an amount equal to ten percent (10%) of the Revolving Commitments and $10,000,000 per annum.

“Material Indebtedness” means Indebtedness (other than the Loans and Letters of Credit), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and any other Loan Party in an aggregate principal amount exceeding the greater of (A) $5,000,000 and (B) the lesser of (1) an amount equal to five percent (5.0%) of the Revolving Commitments and (2) $20,000,000.  For purposes of determining Material Indebtedness, the “principal amount” of the obligations in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that would be required to be paid if such Swap Agreement were terminated at such time.

“Material Project” means the construction or expansion of any capital project (or series of related projects) of Borrower or any of its Subsidiaries, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by Borrower to exceed, or exceeds $5,000,000.

“Material Project EBITDA Adjustments” means with respect to each Material Project:

(a)prior to the Commercial Operation Date for such Material Project (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be approved by Administrative Agent as the projected EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project which may, at Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for fiscal quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full fiscal quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer): (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b)beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected EBITDA (determined in the same manner set forth in clause (a) above) attributable to such Material Project for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual EBITDA for such fiscal quarters.

Notwithstanding the foregoing:

(1)no such Material Project EBITDA Adjustment shall be allowed with respect to a Material Project unless:

(A)at least 30 days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to the last day of the fiscal quarter for which Borrower desires to commence inclusion of such Material Project EBITDA Adjustment in EBITDA (the “Initial Quarter”), Borrower shall have delivered to Administrative Agent written pro forma projections of EBITDA attributable to such Material Project EBITDA Adjustments; and

(B)prior to the last day of the Initial Quarter, Administrative Agent shall have approved such projections and shall have received such other information (including updated status reports summarizing each Material Project currently under construction and covering original anticipated and current projected cost, Capital Expenditures (completed and remaining), the anticipated Commercial Operation Date, total Material Project EBITDA Adjustments and the portion thereof to be added to EBITDA and other information regarding projected revenues, customers and contracts supporting such pro forma projections and the anticipated Commercial Operation Date) and documentation as Administrative Agent may reasonably request, all in form and substance satisfactory to Administrative Agent.

(2)the aggregate amount of all Material Project EBITDA Adjustments during any period shall be limited to 20% of the total actual EBITDA for such period (which total actual EBITDA shall be determined without including any Material Project EBITDA Adjustments).

“Midstream Properties” means all tangible and intangible property used by the Loan Parties in (a) the gathering, transportation, storage, treatment, recycling and disposal of flow back and produced water from oil and gas wells; (b) the transportation, storage, marketing and sale of water used in oil and gas exploration, completion, and production operations; (c) any other water distribution, supply, treatment, storage, recycling and disposal services; (d) the gathering, processing, treating, transportation, compression, fractionation, storage, sale or purchase of Hydrocarbons or the products therefrom; and (e) marketing natural gas, crude, condensate and natural gas liquids, including, without limitation, Gathering Systems, Disposal Facilities, Disposal Leases, Disposal Permits, Disposal Wells, gathering lines, pipelines, storage facilities, storage ponds, pump stations, surface leases, Rights of Way and servitudes related to each of the foregoing.

“Midstream Services” means the (a) gathering, procurement, transportation, storage, treatment, recycling, re-use and disposal of flow back and produced water from oil and gas wells, (b) transportation, storage, marketing, recycling and sale of water used in oil and gas exploration, completion, and production operations,(c) the gathering, processing, treating, recycling, transportation, compression, fractionation, storage, sale or purchase of Hydrocarbons or the products therefrom, (d) marketing natural gas, crude, condensate and natural gas liquids, and (e) other similar activities.

“Moody’s” means Moody’s Investors Service, Inc.

“Mortgage” means a mortgage, deed of trust, assignment of leases and rents, leasehold mortgage or other security document granting a Lien on any Mortgaged Property to secure the Obligations.  Each Mortgage shall be satisfactory in form and substance to the Administrative Agent.

“Mortgaged Property” means each parcel of real property and the improvements thereto owned or leased by any Loan Party which is subject to the Liens created pursuant to the terms of a Mortgage.  The Mortgaged Property shall not include any Excluded Assets.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA.

“Net Proceeds” means, with respect to any event (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, net of (b) the sum of (i) all reasonable fees and out of pocket expenses paid by the Borrower or any of its Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the Borrower and its Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the Borrower and its Subsidiaries, and the amount of any reserves established by the Borrower and its Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by the chief financial officer of the Borrower).

“New Indebtedness” has the meaning set forth in the definition of “Permitted Refinancing Indebtedness”.

“Notes” shall have the meaning assigned to such term in Section 2.02(a) hereof.

“Notice of Entire Agreement” means a notice of entire agreement executed by Borrower, each other Loan Party and the Administrative Agent, as the same may from time to time be amended, modified, supplemented or restated.

“Obligations” means, as at any date of determination thereof, the sum of the following:  (i) the aggregate principal amount of Loans outstanding hereunder, plus (ii) the aggregate amount of the LC Exposure, plus (iii) all other liabilities, obligations and indebtedness under any Loan Document of Borrower or any other Loan Party, plus (iv) any obligations of any Loan Party (whether now existing or hereafter arising) under any Swap Agreement entered into with any Lender (or an Affiliate of any Lender) or agreements governing Banking Services entered into with any Lender (or an Affiliate of any Lender) (the Obligations in this clause (iv), collectively, the “Swap and Banking Services Obligations”); provided, however, that the definition of “Obligations” shall not create any Guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“OFAC” means the U.S. Department of the Treasury’s Office of Foreign Assets Control.

“Oil and Gas Waste” means all waste disposed of in Disposal Wells, including waste arising out of or incidental to drilling for or producing of oil, gas, or geothermal resources, waste arising out of or incidental to the underground storage of Hydrocarbons other than storage in artificial tanks or containers, or waste arising out of or incidental to the operation of gasoline plants, natural gas processing plants, or pressure maintenance or repressurizing plants. The term Oil and Gas Waste includes but is not limited to non-hazardous water, produced water, salt water, brine, oil and gas field fluids, oil and gas wastes in liquid form, sludge, drilling mud, and other liquid or semi-liquid waste material and any combination or mixture thereof.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Taxes (other than a connection arising from such Recipient having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.18(b)).

“Overnight Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate and (b) an overnight rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

“Parent” means Aris Water Solutions, Inc., a Delaware corporation.

“Participant” shall have the meaning set forth in Section 9.04.

“PATRIOT Act” means the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).

“Payment Recipient” has the meaning assigned thereto in Section 8.12(a).

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Periodic Term SOFR Determination Day” has the meaning assigned thereto in the definition of “Term SOFR”.

“Permitted 2026 Indenture” means that certain Indenture, dated as of April 1, 2021, by and among the Borrower as the “Issuer”, the holders party thereto and Wells Fargo Bank, National Association, as agent, as the same may from time to time be amended, modified, supplemented or restated in accordance with Section 6.18(b).

“Permitted 2026 Notes” means unsecured Indebtedness incurred by the Borrower on the Effective Date pursuant to the Permitted 2026 Indenture in an aggregate principal amount not to exceed $400,000,000.

“Permitted Acquisition” shall have the meaning set forth in Section 6.17.

“Permitted Encumbrances” means:

(a)Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.05;

(b)carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.05;

(c)pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;

(d)deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(e)judgment liens in respect of judgments that do not constitute an Event of Default under Section 7.01;

(f)customary and immaterial title defects, zoning restrictions, land use requirements, rights and interests of owners or lessees of a mineral estate to use of the related surface estate, and other easements, restrictions, servitudes, permits, conditions, covenants, exceptions or reservations in real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or other Loan Party;

(g)Liens, titles and interests of lessors (for the purposes of this clause (g) the term “lessors” includes lessors and sublessors of any property and also the grantors of Rights of Way) of property granted or leased by such lessors to the Borrower or any other Loan Party, restrictions and prohibitions on encumbrances and transferability with respect to such property and the Borrower’s or such other Loan Party’s interests therein imposed by such grants and leases, and Liens and encumbrances encumbering such lessors’ titles and interests in such property and to which the Borrower’s or such Loan Party’s interests may be subject or subordinate, in each case, whether or not evidenced by UCC financing statement filings or other documents of record, provided that such Liens do not encumber property of the Borrower or any other Loan Party other than the property that is the subject of such grants and leases and items located thereon;

(h)Liens in favor of a banking or other financial institution arising as a matter of law or in the ordinary course of business under customary general terms and conditions encumbering deposits or other funds maintained with a financial institution (including the right of set-off) and that are within the general parameters customary in the banking industry or arising pursuant to such banking institution’s general terms and conditions;

(i)Liens on specific items of inventory or other goods and proceeds thereof of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods in the ordinary course of business; and

(j)Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Permitted Holders” means each of (a) Yorktown Partners LLC and any affiliated funds or investment vehicles advised by Yorktown Partners LLC; (b) Trilantic Capital Partners and any affiliated funds or investment vehicles advised by Trilantic Capital Partners; (c) ConocoPhillips; (d) any Person that is directly or indirectly controlled by any one or more of the Persons in the preceding clauses (a) through (c); and (e) any “group” (within the meaning of the Exchange Act) that includes one or more of the Persons described in the preceding clauses (a) through (d), provided that such Persons described in the preceding clauses (a) through (d) control more than 50% of the total voting power of such group.

“Permitted Investments” means:

(a)direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

(b)investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;

(c)investments in certificates of deposit, banker’s acceptances and time deposits maturing within 180 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;

(d)fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above; and

(e)money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000,000,000.

“Permitted Junior Indebtedness” means (a) the Permitted 2026 Notes and (b) any Permitted Refinancing Indebtedness in respect thereof.

“Permitted Junior Indebtedness Documents” means, collectively, any indenture, term loan agreement, or note purchase agreement entered in connection with any Permitted Junior Indebtedness (and any successor loan agreement or indenture in connection with any refinancing thereof permitted under this Agreement), all Guarantees of Permitted Junior Indebtedness, and all other agreements, documents or instruments executed and delivered by any Loan Party in connection with, or pursuant to, the incurrence of Permitted Junior Indebtedness, as all of such documents are from time to time amended, supplemented or restated in compliance with this Agreement.

“Permitted Refinancing Indebtedness” means Indebtedness (for purposes of this definition, “New Indebtedness”) incurred in exchange for, or proceeds of which are used to extend, refinance, renew, replace, defease, discharge, refund or otherwise retire for value, in whole or in part, any other Indebtedness (the “Refinanced Indebtedness”); provided that (a) such New Indebtedness is in an aggregate principal amount not in excess of the sum of (i) the aggregate principal amount then outstanding of the Refinanced Indebtedness (or, if the Refinanced Indebtedness is exchanged or acquired for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount) and (ii) an amount necessary to pay all accrued (including, for the purposes of defeasance, future accrued) and unpaid interest on the Refinanced Indebtedness and any fees and expenses, including premiums and issuance costs and expenses, related to such exchange or refinancing; (b) such New Indebtedness has a stated maturity no earlier than the sooner to occur of (i) the date that is one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of incurrence of such New Indebtedness) and (ii) the stated maturity date of the Refinanced Indebtedness; (c) such New Indebtedness has an average life at the time such New Indebtedness is incurred that is no shorter than the shorter of (i) the period beginning on the date of incurrence of such New Indebtedness and ending on the date that is one hundred eighty (180) days after the Revolving Maturity Date (as in effect on the date of incurrence of such New Indebtedness) and (ii) the average life of the Refinanced Indebtedness at the time such New Indebtedness is incurred; (d) the documents governing such Indebtedness do not contain financial covenants more restrictive than those set forth in this Agreement; (e) the covenants and events of default, when taken as a whole, contained in the documentation governing such Indebtedness are not otherwise materially more onerous or restrictive than the corresponding terms of this Agreement and the other Loan Documents, when taken as a whole (as determined by a Responsible Officer of the Borrower, acting in good faith and certified to the Administrative Agent); (f) if the Refinanced ~~Debt~~Indebtedness was subordinated in right of payment to the Obligations or the guarantees under the Guaranty, such New Indebtedness (and any Guarantees thereof) is subordinated in right of payment to the Obligations (or, if applicable, the guarantees under the Guaranty) to at least the same extent as the Refinanced ~~Debt~~Indebtedness; (g) no Person Guarantees such New Indebtedness unless such Person has guaranteed the Obligations pursuant to the Guaranty (by supplement, joinder or otherwise) and/or one or more other guaranty agreements on terms satisfactory in form and substance to the Administrative Agent; and (h) such New Indebtedness does not have any mandatory prepayment or mandatory redemption provisions (other than customary change of control or asset sale tender offer provisions) that would require a mandatory prepayment or redemption in priority to the Obligations.

“Permitted Tax Distributions” means any tax distributions made pursuant to Section 5.02 of the Borrower LLC Agreement as in effect on the Effective Date and giving effect to any amendment or modification to such Section 5.02 approved in writing by Administrative Agent in its sole discretion.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any other Loan Party or any of their ERISA Affiliates is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Prepayment Event” means:

(a)any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of the Borrower or any of its Subsidiaries, other than dispositions described in clauses (a), (b), (c) and (e) of Section 6.05, provided, that any disposition otherwise permitted hereunder shall only constitute a “Prepayment Event” if such disposition generates Net Proceeds in excess of $1,000,000, individually or in the aggregate during any fiscal year; or

(b)any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the Borrower or any of its Subsidiaries, generating Net Proceeds in excess of $1,000,000, individually or in the aggregate during any fiscal year, but only to the extent that the Net Proceeds therefrom have not been applied to repair, restore or replace such property or asset within 180 days after such event.

“Prime Rate” means, at any time, the rate of interest per annum publicly announced from time to time by the Administrative Agent as its prime rate.  Each change in the Prime Rate shall be effective as of the opening of business on the day such change in such prime rate occurs.  The parties hereto acknowledge that the rate announced publicly by the Administrative Agent as its prime rate is an index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“QFC” has the meaning assigned to it in Section 9.18(b)(iv) hereof.

“QFC Credit Support” has the meaning assigned to it in Section 9.18 hereof.

“Qualified ECP Loan Party” means, in respect of any Swap Obligation, each Loan Party that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified IPO” means an initial offer and sale of Equity Interests of the Borrower, IPOCo or other direct or indirect parent of the Borrower in an underwritten public offering for cash pursuant to a registration statement that has been declared effective by the SEC pursuant to the Securities Act (other than a registration statement on Form S-4 or Form S-8 or otherwise relating to Equity Interests of IPOCo or such other parent issuable under any employee benefit plan).

“Recipient” means, as applicable, (a) the Administrative Agent, (b) any Lender and (c) the Issuing Bank.

“Real Estate Deliverables” has the meaning set forth in Section 5.03(c).

“Redemption” means with respect to any Indebtedness, the repurchase, redemption, prepayment, repayment, defeasance or any other acquisition or retirement for value (or the segregation of funds with respect to any of the foregoing) of all or any portion of such Indebtedness.  “Redeem” has the correlative meaning thereto.

~~“Reference Time” with respect to any setting of any then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two (2) London Banking Days preceding the date of such setting and (2) otherwise, the time determined by the Administrative Agent in its reasonable discretion.~~

“Reimbursement Obligation” means the obligation of the Borrower to reimburse any Issuing Bank pursuant to Section 2.04(e) for amounts drawn under Letters of Credit issued by such Issuing Bank.

“Refined Products” means gasoline, diesel fuel, jet fuel, asphalt and asphalt products, and other refined products of crude oil.

“Register” has the meaning set forth in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Relevant Governmental Body” means the FRB or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the FRB or the Federal Reserve Bank of New York, or any successor thereto.

“Required Lenders” means Lenders having Revolving Exposures and unused Commitments representing more than fifty percent (50.00%) of the sum of the total Revolving Exposures and unused Commitments at such time; provided that, if there are only two Lenders, then “Required Lenders” shall mean both Lenders, and provide further that, for the purpose of determining the Required Lenders needed for any waiver, amendment, modification or consent, any Lender that is a Loan Party, or any Affiliate of a Loan Party shall be disregarded.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, president, vice president or any Financial Officer of a Loan Party.

“Restricted Payment” means (i) any payment or prepayment of any Subordinated Debt or (ii) any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity

Interests in the Borrower or other Loan Party, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Equity Interests in the Borrower or other Loan Party or any option, warrant or other right to acquire any such Equity Interests in the Borrower or other Loan Party.  The term “Restricted Payments” as used herein shall include management fees paid to any Person owning any Equity Interests in and to Borrower or any other Loan Party (other than cost reimbursement arrangements) and Permitted Tax Distributions.

“Revolving Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Revolving Maturity Date and the date of termination of the Revolving Commitments.

“Revolving Commitment” means, with respect to each Lender, the commitment, if any, of such Lender to make Loans and to acquire participations in Letters of Credit hereunder, expressed as an amount representing the maximum aggregate amount of such Lender’s Revolving Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.07 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender’s Revolving Commitment is set forth on Part I of Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The aggregate amount of the Lenders’ Revolving Commitments as of the Effective Date is $200,000,000.00.

“Revolving Commitment Increase Agreement” has the meaning set forth in Section 2.07(d)(ii)(E).

“Revolving Exposure” means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender’s Loans and its LC Exposure at such time.

“Revolving Maturity Date” means April 1, 2025.

“Rights of Way” has the meaning assigned to such term in Section 3.05(b).

“S&P” means Standard & Poor’s Ratings Group.

“Sanctioned Country” means at any time, a country, region or territory which is itself (or whose government is) the subject or target of any Sanctions (including, as of the First Amendment Effective Date, The So-Called Donetsk People’s Republic, The So-Called Luhansk People’s Republic, the Crimea, Zaporizhzhia and Kherson Regions of Ukraine, Cuba, Iran, North Korea, Venezuela and Syria ~~and Crimea~~).

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC (including OFAC’s Specially Designated Nationals and Blocked Persons List and OFAC’s Consolidated Non-SDN List), the U.S. Department of State, the United Nations Security Council, the European Union, any European member state, ~~Her~~His Majesty’s Treasury, or other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by, or acting or purporting to act for or on behalf of, directly or indirectly, any such Person or Persons described in clauses (a) and (b), including a Person that is deemed by OFAC to be a Sanctions target based on the ownership of such legal entity by Sanctioned Person(s) or (d) any Person otherwise a target of Sanctions, including vessels and aircraft, that are designated under any Sanctions program.

“Sanctions” means any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and restrictions and anti-terrorism laws, including but not limited to those imposed, administered or enforced from time to time by the U.S. government (including those administered by OFAC or the U.S. Department of State), the United Nations Security Council, the European Union, any European member state, Her Majesty’s Treasury, or other relevant sanctions authority in any jurisdiction in which (a) the Borrower or any of its Subsidiaries or Affiliates is located or conducts business, (b) in which any of the proceeds of the Revolving Exposure will be used, or (c) from which repayment of the Revolving Exposure will be derived.

“SEC” means the Securities and Exchange Commission or any successor Governmental Authority.

“Secured Leverage Ratio” means, as of any day, the ratio of (a) the aggregate amount of Total Debt secured by Liens on assets of the Loan Parties as of such date to (b) EBITDA for the 12 months then ended (subject to the specific trailing 12 months calculation method set forth in the definition of EBITDA), determined in each case on a consolidated basis for Borrower and its Subsidiaries.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders, the Issuing Banks, the holders of any Swap and Banking Services Obligations, each co-agent or sub-agent appointed by the Administrative Agent from time to time pursuant to Section 8.05, any other holder from time to time of any of any Obligations and, in each case, their respective successors and permitted assigns.

“Securities Act” means the Securities Act of 1933 and the rules of the SEC thereunder as in effect on the date hereof.

“Security Agreements” means, collectively, (i) the Amended and Restated Security Agreements dated as of August 14, 2018 executed between Borrower and each of its Domestic Subsidiaries (and such Foreign Subsidiaries as are Guarantors), respectively, and Administrative Agent and (ii) any and all security agreements hereafter executed in favor of Administrative Agent and securing all or any part of the Obligations, as any of them may from time to time be amended, restated, joined, supplemented or otherwise modified.

“Security Documents” means, collectively, the Mortgages, the Security Agreements and any and all other agreements, deeds of trust, mortgages, chattel mortgages, security agreements, pledges, guaranties, assignments of production or proceeds of production, assignments of income, assignments of contract rights, assignments of partnership interest, assignments of royalty interests, assignments of performance, completion or surety bonds, standby agreements, subordination agreements, undertakings and other instruments and financing statements now or hereafter executed and delivered as security for the Obligations, as any of them may from time to time be amended, restated, joined, supplemented or otherwise modified.

“Services Agreement” means that certain Administrative Services Agreement, dated as of September 14, 2016, by and between the Borrower and Solaris Energy Management, LLC.

“SOFR” ~~with respect to any day means~~means a rate equal to the secured overnight financing rate ~~published for such day by the Federal Reserve Bank of New York, as the administrator of such secured overnight financing rate (or a successor administrator) on the Federal Reserve Bank of New York’s Website~~as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

~~“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.~~

“SOFR Loan” means any Loan bearing interest at a rate based on Adjusted Term SOFR as provided in Section 2.12(b).

“Solvent” means, with respect to any Person as of any date of determination, that as of such date, (a) the fair value of assets of such Person and its Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise, (b) the present fair saleable value of the property of such Person and its Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured, and (d) such Person and its Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital.  In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can reasonably be expected to become an actual or matured liability.

“State Pipeline and Injection/Disposal Well Regulatory Agencies” means, collectively, the Railroad Commission of Texas, State of New Mexico Oil Conservation Division, any similar Governmental Authorities in other jurisdictions with jurisdiction over any of the Loan Party’s Midstream ~~Assets~~Properties, and any successor Governmental Authorities of any of the foregoing.

“Subordinated Debt” means all Indebtedness of a Person which has been subordinated on terms and conditions satisfactory to the Required Lenders, in their sole discretion, to all of the Obligations, whether now existing or hereafter incurred.  Indebtedness shall not be considered as “Subordinated Debt” unless and until the Administrative Agent shall have received copies of the documentation evidencing or relating to such Indebtedness together with a subordination agreement, in form and substance satisfactory to the Required Lenders, duly executed by the holder or holders of such Indebtedness and evidencing the terms and conditions of the required subordination.

“Subordinated Debt Documents” means any indenture or note under which any Subordinated Debt is issued and all other instruments, agreements and other documents evidencing or governing any Subordinated Debt or providing for any Guarantee or other right in respect thereof.

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent.

“Supported QFC” has the meaning assigned to it in Section 9.18 hereof.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates,

currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or its Subsidiaries shall be a Swap Agreement.

“Swap and Banking Services Obligations” has the meaning assigned to it in the definition of “Obligations”.

“Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any other goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means,

(a)for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day.

“Term SOFR Adjustment” means, for any calculation with respect to SOFR Loans, 0.10%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable Corresponding Tenor as of the applicable Reference Time,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

~~“Term SOFR Notice” means a notification by the Administrative Agent to the Lenders and the Borrower of the occurrence of a Term SOFR Transition Event.~~

~~“Term SOFR Transition Event” means the determination by the Administrative Agent that (a) Term SOFR has been recommended for use by the Relevant Governmental Body, (b) the administration of Term SOFR is administratively feasible for the Administrative Agent and (c) a Benchmark Transition Event or an Early Opt-in Election, as applicable, has previously occurred resulting in the replacement of the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.13(c) with a Benchmark Replacement the Unadjusted Benchmark Replacement component of which is not Term SOFR.~~

“Total Debt” means, as of any day, all outstanding Indebtedness of Borrower and its Subsidiaries.

“Total Revolving Exposure” means, the sum of the outstanding principal amount of all Lenders’ Loans and their LC Exposure at such time.

“Transactions” means (a) the execution, delivery and performance by each Loan Party of the Loan Documents to which it is to be a party, the borrowing of Loans, the use of the proceeds thereof and the issuance of Letters of Credit hereunder, (b) the execution, delivery and performance by each Loan Party of the Permitted 2026 Indenture, (c) the incurrence by the Borrower of the Permitted 2026 Notes, (d) the repayment of all Loans outstanding on the Effective Date and (e) the repurchase of all or a portion of the Concho Preferred Units on the Effective Date.

“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to ~~the LIBO Rate~~Term SOFR or the Base Rate.

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“U.S. Special Resolution Regimes” has the meaning assigned to it in Section 9.18 hereof.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.16(f)(ii)(B)(3).

“UCC” means the Uniform Commercial Code in effect from time to time in the State of Texas.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment.

~~“USD LIBOR” means the London interbank offered rate for dollars.~~

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities; provided, that for purposes of notice requirements in Section 2.03, Section 2.10(a) and Section 2.06, in each case, such day is also a Business Day.

“Voting Stock” of any specified Person as of any date means the Equity Interests of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the Board of Directors of such Person.

“Wells Fargo” means Wells Fargo Bank, National Association, a national banking association.

“Wholly Owned Subsidiary” means any Subsidiary of which all of the outstanding Equity Interests, on a fully-diluted basis, are owned by the Borrower and/or one or more of the Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

SECTION 1.02  Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “~~Eurodollar~~SOFR Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “~~Eurodollar~~SOFR Borrowing”).

SECTION 1.03  Other Definitions and Provisions.  With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined, (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms, (c) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, (d) the word “will” shall be construed to have the same meaning and effect as the word “shall”, (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (f) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (g) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (h) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (i) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (j) the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form and (k) in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including”.

SECTION 1.04  Accounting Terms.

(a)All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 5.01(a), except as otherwise specifically prescribed herein.  Notwithstanding the foregoing, for purposes of determining compliance with any covenant (including the computation of any financial covenant) contained herein, Indebtedness of the Borrower and its Subsidiaries shall be deemed to be carried at 100% of the outstanding principal amount thereof, and the effects of FASB ASC 825 and FASB ASC 470-20 on financial liabilities shall be disregarded.

(b)If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP; provided, further that (A) all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of FASB ASC 842 shall continue to be accounted for as operating leases for purposes of all financial definitions and calculations for purpose of this Agreement (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with FASB ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as Capital Lease Obligations in the financial statements and (B) all financial statements delivered to the Administrative Agent hereunder shall contain a schedule showing the modifications necessary to reconcile the adjustments made pursuant to clause (A) above with such financial statements.

SECTION 1.05  UCC Terms.  Terms defined in the UCC in effect on the Effective Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions.  Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.

SECTION 1.06  Rounding.  Any financial ratios required to be maintained pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio or percentage is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

SECTION 1.07  References to Agreement and Laws.  Unless otherwise expressly provided herein, (a) any definition or reference to formation documents, governing documents, agreements (including the Loan Documents) and other contractual documents or instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) any definition or reference to any Applicable Law, including Anti-Corruption Laws, Anti-Money Laundering Laws, the Bankruptcy Code, the Code, the Commodity Exchange Act, ERISA, the PATRIOT Act, the UCC, the Investment Company Act, the Trading with the Enemy Act of the United States or any of the foreign assets control regulations of the United States Treasury Department, shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.

SECTION 1.08  Times of Day.  Unless otherwise specified, all references herein to times of day shall be references to Eastern time (daylight or standard, as applicable).

SECTION 1.09  Guarantees/Earn-Outs.  Unless otherwise specified, (a) the amount of any Guarantee shall be the lesser of the amount of the obligations Guaranteed and still outstanding and the maximum amount for which the Guaranteeing Person may be liable pursuant to the terms of the instrument embodying such Guarantee and (b) the amount of any earn-out or similar obligation shall be the amount of such obligation as reflected on the balance sheet of such Person in accordance with GAAP.

SECTION 1.10  Covenant Compliance Generally.  For purposes of determining compliance under Section 5.13, Section 6.08 or Section 6.17, any amount in a currency other than dollars will be converted to dollars in a manner consistent with that used in calculating consolidated net income in the most recent annual financial statements of the Borrower and its Subsidiaries delivered pursuant to Section 5.01(a).

SECTION 1.11  Rates~~; LIBOR Notification~~.  The ~~interest rate on Eurodollar Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) may be determined by reference to LIBOR, which is derived from the London interbank offered rate.  The London interbank offered rate is intended to represent the rate at which contributing banks may obtain short-term borrowings from each other in the London interbank market.  On March 5, 2021, ICE Benchmark Administration (“IBA”), the administrator of the London interbank offered rate, and the Financial Conduct Authority (the “FCA”), the regulatory supervisor of IBA, announced in public statements (the “Announcements”) that the final publication or representativeness date for the London interbank offered rate for Dollars for: (a) 1-week and 2-month tenor settings will be December 31, 2021 and (b) overnight, 1-month, 3-month, 6-month and 12-month tenor settings will be June 30, 2023. No successor administrator for IBA was identified in such Announcements.  As a result, it is possible that commencing immediately after such dates, the London interbank offered rate for such tenors may no longer be available or may no longer be deemed a representative reference rate upon which to determine the interest rate on Eurodollar Loans or Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate). There is no assurance that the dates set forth in the Announcements will not change or that IBA or the FCA will not take further action that could impact the availability, composition or characteristics of any London interbank offered rate. Public and private sector industry initiatives have been and continue, as of the date hereof, to be underway to implement new or alternative reference rates to be used in place of the London interbank offered rate.  In the event that the London interbank offered rate or any other then-current Benchmark is no longer available or in certain other circumstances set forth in Section 2.13(c), such Section 2.13(c) provides a mechanism for determining an alternative rate of interest. The Administrative Agent will~~

~~notify the Borrower pursuant to Section 2.13(c), of any change to the reference rate upon which the interest rate on Eurodollar Loans and Base Rate Loans (when determined by reference to clause (c) of the definition of Base Rate) is based.  However, the~~ Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (~~i~~a) the continuation of, administration of, submission of, calculation of or any other matter related to the ~~London interbank offered rate or other~~Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition ~~of “LIBOR” or~~thereof, or with respect to any alternative, ~~comparable or~~ successor ~~rate thereto,~~ or replacement rate ~~thereof~~thereto (including ~~any then-current Benchmark or~~ any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement ~~reference~~ rate (including any Benchmark Replacement), as it may or may not be adjusted pursuant to Section 2.13(c), will be similar to, or produce the same value or economic equivalence of, ~~LIBOR or any other Benchmark,~~ or have the same volume or liquidity as ~~did~~, the ~~London interbank offered rate or any other~~Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (~~ii~~b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes.  The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto and such transactions may be adverse to the Borrower.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any other Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case, pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

SECTION 1.12  Divisions.  For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01  Commitments.  Subject to the terms and conditions set forth herein, each Lender agrees to make Loans to the Borrower from time to time during the Revolving Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Exposure exceeding such Lender’s Revolving Commitment or (ii) the Total Revolving Exposure exceeding the aggregate of all Lenders’ Revolving Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02  Loans and Borrowings.

(a)Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder;

provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. To the extent requested by any Lender, the Loans made by such Lender shall be evidenced by a single Note issued by Borrower (each, together with all renewals, extensions, modifications, amendments and restatements and replacements thereof and substitutions therefor, a “Note,” collectively, the “Notes”) in substantially the form of Exhibit C (Loans), payable to the order of such Lender in a principal amount equal to the applicable Commitment of such Lender, and otherwise duly completed. Each Lender is hereby authorized by Borrower to endorse on the schedule (or a continuation thereof) that may be attached to each Note of such Lender, to the extent applicable, the date, amount, type of and the applicable period of interest for each Loan made by such Lender to Borrower hereunder, and the amount of each payment or prepayment of principal of such Loan received by such Lender, provided, that any failure by such Lender to make any such endorsement shall not affect the obligations of Borrower under such Note or hereunder in respect of such Loan.

(b)Subject to Section 2.13, each Borrowing shall be comprised entirely of Base Rate Loans or ~~Eurodollar~~SOFR Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ~~Eurodollar~~SOFR Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)At the commencement of each Interest Period for any ~~Eurodollar~~SOFR Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000.  At the time that each Base Rate Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $500,000; provided that an Base Rate Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e).  Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any one time be more than a total of five (5) ~~Eurodollar~~SOFR Borrowings outstanding.

(d)Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Maturity Date.

SECTION 2.03  Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a ~~Eurodollar~~SOFR Borrowing, not later than 11:00 a.m., Houston, Texas time, three (3) U.S. Government Securities Business Days before the date of the proposed Borrowing and (b) in the case of an Base Rate Borrowing, not later than 11:00 a.m., Houston, Texas time, one (1) Business Day before the date of the proposed Borrowing; provided that any such notice of an Base Rate Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.04(e) may be given not later than 10:00 a.m., Houston, Texas time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)whether the requested Borrowing is to be a Borrowing;

(ii)the aggregate amount of such Borrowing;

(iii)the date of such Borrowing, which shall be a Business Day;

(iv)whether such Borrowing is to be an Base Rate Borrowing or a ~~Eurodollar~~SOFR Borrowing;

(v)in the case of a ~~Eurodollar~~SOFR Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and

(vi)the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.05.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an Base Rate Borrowing. If no Interest Period is specified with respect to any requested ~~Eurodollar~~SOFR Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

SECTION 2.04  Letters of Credit.

(a)General.  Subject to the terms and conditions set forth herein, the Borrower may request from the Issuing Bank the issuance of Letters of Credit as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the Issuing Bank, at any time and from time to time during the Revolving Availability Period.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.  Notwithstanding anything herein to the contrary, the Issuing Bank shall have no obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions or (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement.

(b)Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the Issuing Bank) to the Issuing Bank and the Administrative Agent (at least three (3) Business Days in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.04(c)), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit.  If requested by the Issuing Bank, the Borrower also shall submit a letter of credit application on the Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate undrawn amount of all outstanding Letters of Credit issued by the Issuing Bank at such time plus the aggregate amount of all LC Disbursements made by the Issuing Bank that have not yet been reimbursed by or on behalf of Borrower at such time, shall not exceed its Letter of Credit Commitment, (ii) the aggregate undrawn amount of all outstanding Letters of Credit issued by all Issuing Banks at such time plus the aggregate amount of all LC Disbursements made by all Issuing Banks that have not yet been reimbursed by or on behalf of Borrower at such time, shall not exceed the Letter of Credit Commitment, (iii) no Lender’s Revolving Exposure shall exceed its Revolving Commitment and (iv) the Total Revolving Exposure shall not exceed the total Revolving Commitments.  The Borrower may, at any time and from time to time, reduce the Letter of Credit Commitment with the consent of the Issuing Bank; provided, that the Borrower shall not reduce the Letter of Credit Commitment if, after giving effect to such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.

(c)Expiration Date.  Each Letter of Credit shall expire (or be subject to termination by notice from the Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Revolving Maturity Date.

(d)Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Bank or the Lenders, the Issuing Bank hereby grants to each Lender, and each Lender hereby acquires from the Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of the Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by the Issuing Bank and not reimbursed by the Borrower on the date due as provided in Section 2.04(e), or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Lender acknowledges and agrees that its obligation to acquire participations pursuant to this Section 2.04(d) in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)Reimbursement.  If the Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent an amount equal to such LC Disbursement not later than 2:00 p.m., Houston, Texas time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Houston, Texas time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 2:00 p.m., Houston, Texas time, on (i) the Business Day that the Borrower receives such notice, if such notice is received prior to 10:00 a.m., Houston, Texas time, on the day of receipt, or (ii) the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with this Agreement that such payment be financed with an Base Rate Borrowing in an equivalent amount and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Base Rate Borrowing. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.05 with respect to Loans made by such Lender (and Section 2.05 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Issuing Bank the amounts so received by it from the Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this Section 2.04(e), the Administrative Agent shall distribute such payment to the Issuing Bank or, to the extent that Lenders have made payments pursuant to this Section 2.04(e) to reimburse the Issuing

Bank, then to such Lenders and the Issuing Bank as their interests may appear. Any payment made by a Lender pursuant to this Section 2.04(e) to reimburse the Issuing Bank for any LC Disbursement (other than the funding of Base Rate Loans as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement.

(f)Obligations Absolute.  The Borrower’s obligation to reimburse LC Disbursements as provided in Section 2.04(e) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder.  Neither the Administrative Agent, the Lenders nor the Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Bank; provided that the foregoing provisions of this Section shall not be construed to excuse the Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by the Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of the Issuing Bank (as finally determined by a court of competent jurisdiction), the Issuing Bank shall be deemed to have exercised care in each such determination.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, the Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(g)Disbursement Procedures.  The Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  The Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy) of such demand for payment and whether the Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse the Issuing Bank and the Lenders with respect to any such LC Disbursement.

(h)Interim Interest.  If the Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable at the rate per annum then applicable to Base Rate Loans and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to Section 2.04(e), then Section 2.12(c) shall apply.  Interest accrued pursuant to this Section 2.04(h) shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.04(e) to reimburse the Issuing Bank shall be for the account of such Lender to the extent of such payment.

(i)Replacement of the Issuing Bank.  The Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Lenders of any such replacement of the Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.11(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

(j)Cash Collateralization.  If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing greater than 50.00% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this Section 2.04(j), the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash equal to the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in clauses (h) or (i) of Section 7.01.  The Borrower also shall deposit cash collateral pursuant to this Section 2.04(j) as and to the extent required by Section 2.10(b).  Each such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse the Issuing Bank for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Lenders with LC Exposure representing greater than 50.00% of the total LC Exposure), be applied to satisfy other obligations of the Borrower under this Agreement. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived. If the Borrower is required to provide an amount of cash collateral hereunder pursuant to Section 2.10(b), such amount (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.10(b) and no Default shall have occurred and be continuing.

(k)Subject to the appointment and acceptance of a successor Issuing Bank, the Issuing Bank may resign as the Issuing Bank at any time upon thirty days’ prior written notice to the Administrative

Agent, the Borrower and the Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.04(i) above.

(l)Schedule 2.04(l) contains a description of all letters of credit issued by each Issuing ~~Lender~~Bank pursuant to the Existing Credit Agreement (each such letter of credit, an “Existing Letter of Credit”) and which are to remain outstanding on the Effective Date and sets forth, with respect to each such Existing Letter of Credit, (i) the name of the Issuing ~~Lender~~Bank, (ii) the letter of credit number, (iii) the stated amount, (iv) the name of the beneficiary and (v) the expiry date.  Each such Existing Letter of Credit, including any extension thereof, shall constitute a “Letter of Credit” under, as defined in, and for all purposes of, this Agreement and shall be deemed issued on the Effective Date.

SECTION 2.05  Funding of Borrowings.

(a)Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, Houston, Texas time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders.  Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent, to an account of the Borrower maintained with the Administrative Agent in Houston, Texas and designated by the Borrower in the applicable Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.04(e) shall be remitted by the Administrative Agent to the Issuing Bank.

(b)Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.05(a) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  If a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the ~~greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate or (ii) in the case of the Borrower, the interest rate applicable to Base Rate Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

SECTION 2.06  Interest Elections.

(a)Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a ~~Eurodollar~~SOFR Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a ~~Eurodollar~~SOFR Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

(b)To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section

2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)Each telephonic and written Interest Election Request shall specify the following information:

(i)the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)whether the resulting Borrowing is to be an Base Rate Borrowing or a ~~Eurodollar~~SOFR Borrowing; and

(iv)if the resulting Borrowing is a ~~Eurodollar~~SOFR Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a ~~Eurodollar~~SOFR Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)If the Borrower fails to deliver a timely Interest Election Request with respect to a ~~Eurodollar~~SOFR Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an Base Rate Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a ~~Eurodollar~~SOFR Borrowing and (ii) unless repaid, each ~~Eurodollar~~SOFR Borrowing shall be converted to an Base Rate Borrowing at the end of the Interest Period applicable thereto.

(f)A Borrowing may not be converted to or continued as a ~~Eurodollar~~SOFR Borrowing if after giving effect thereto the sum of the aggregate principal amount of outstanding ~~Eurodollar~~SOFR Borrowings with Interest Periods ending on or prior to such scheduled repayment date plus the aggregate principal amount of outstanding Base Rate Borrowings would be less than the aggregate principal amount of Loans required to be repaid on such scheduled repayment date.

SECTION 2.07  Termination and Reduction and Increase of Revolving Commitments.

(a)Scheduled Termination of Revolving Commitments.  Unless previously terminated, the Revolving Commitments shall terminate on the Revolving Maturity Date.

(b)Optional Termination and Reduction of Revolving Commitments. The Borrower may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000.00 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.10, the Total Revolving Exposure would exceed the total Revolving Commitments.

(c)Termination and Reductions of Revolving Commitments.  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under Section 2.07(b), at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitments shall be permanent.  Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

(d)Optional Increase in Revolving Commitments.

(i)Subject to the conditions set forth in Section 2.07(d)(ii), at any time during the Revolving Availability Period the Borrower may increase the Revolving Commitments then in effect by increasing the Commitment of any Lender or by causing a Person that at such time is not a Lender to become a Lender (each an “Additional Lender”), subject to the terms and conditions of this ~~Section~~SECTION 2.07  (d)(i) (such additional Commitments, the “Additional Revolving Commitments”).  Notwithstanding anything to the contrary contained in this Agreement, in no case shall an Additional Lender be the Borrower or an Affiliate of the Borrower.

(ii)Any increase in the Revolving Commitments shall be subject to the following additional conditions:

(A)such increase shall not be less than $25,000,000 unless the Administrative Agent otherwise consents, and no such increase shall be permitted if after giving effect thereto the aggregate Revolving Commitments would exceed $275,000,000;

(B)no Default or Event of Default shall have occurred and be continuing immediately prior to the effective date of such increase or after giving effect to such increase;

(C)no Lender’s Revolving Commitment may be increased without the consent of such Lender;

(D)on the effective date of such increase, no ~~Eurodollar~~SOFR Borrowings shall be outstanding or if any ~~Eurodollar~~SOFR Borrowings are outstanding, then the effective date of such increase shall be the last day of the Interest Period in respect of such ~~Eurodollar~~SOFR Borrowings unless the Borrower pays any compensation required by Section 2.15 (unless otherwise waived by all Lenders);

(E)if the Borrower elects to increase the Revolving Commitments by increasing the Revolving Commitments of a Lender, the Borrower and such Lender shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit F-1 (a “Revolving Commitment Increase Agreement”), and the Borrower shall, if requested by such Lender, deliver a new Note payable to such Lender or its registered assigns in a principal amount equal to its Revolving Commitment after giving effect to such increase, and otherwise duly completed;

(F)If the Borrower elects to increase the Revolving Commitments by causing an Additional Lender to become party to this Agreement, subject to the approval of the Administrative Agent and the Issuing Bank (each such approval not to be unreasonably withheld, conditioned or delayed), Borrower and such approved Additional Lender(s) shall execute and deliver to the Administrative Agent an agreement substantially in the form of Exhibit F-2 (an “Additional Lender Agreement”), such Additional Lender(s) shall deliver to the Administrative Agent an Administrative Questionnaire and the processing and recording fee pursuant to Section 9.04(b)(ii)(C), and the Borrower shall, if requested by such Additional Lender, deliver a Note payable to such Additional Lender or its registered assigns in a principal amount equal to its Revolving Commitment, and otherwise duly completed; and

(G)any Additional Revolving Commitments shall be on terms and pursuant to the documentation applicable to the initial Revolving Commitments on the date hereof.

(iii)Subject to acceptance and recording thereof pursuant to Section 2.07(d)(iv) from and after the effective date specified in the Revolving Commitment Increase Agreement or the Additional Lender Agreement (or if any ~~Eurodollar~~SOFR Borrowings are outstanding, then the last day of the Interest Period in respect of such ~~Eurodollar~~SOFR Borrowings, unless the Borrower has paid the compensation, if any, required by Section 2.15):  (A) the amount of the Revolving Commitments shall be increased as set forth therein, (B) in the case of an Additional Lender Agreement, any Additional Lender party thereto shall be a party to this Agreement and the other Loan Documents and have the rights and obligations of a Lender under this Agreement and the other Loan Documents and (C) Schedule 2.01 to this Agreement shall be deemed amended to reflect the Revolving Commitment of each Lender (including any Additional Lender) as thereby increased and any resulting changes in the Lenders’ Applicable Percentages.  In addition, (unless all Lenders have increased their respective Revolving Commitments proportionately and there is no Additional Lender) each increasing Lender and/or the Additional Lender, as applicable, shall purchase a pro rata portion of the outstanding Loans (and participation interests in Letters of Credit) of each of the other Lenders (and such Lenders hereby agree to sell and to take all such further action to effectuate such sale as is requested by the Administrative Agent) such that each Lender (including any Additional Lender, if applicable) shall hold its Applicable Percentage of the outstanding Loans (and participation interests) after giving effect to the increase in the Revolving Commitments.

(iv)Upon its receipt of (A) a duly completed Revolving Commitment Increase Agreement or an Additional Lender Agreement, executed by the Borrower and the Lender or the Borrower and the Additional Lender party thereto, as applicable, (B) the Administrative Questionnaire referred to in Section 2.07(d)(ii)(F) if applicable, (C) if requested by the Administrative Agent, an amendment to this Agreement in form and substance reasonably satisfactory to the Administrative Agent and the Borrower, which amendment shall only require the signatures of the Borrower, the Administrative Agent, and any increasing Lender or Additional

Lender, as the case may be, (D) a certificate of a Responsible Officer of each Loan Party certifying (1) as to attached resolutions or written consent(s) of the board of directors, manager(s), member(s), or other appropriate equivalent governing Person or body of each Loan Party approving or consenting to such increase in the Commitments or Additional Revolving Commitments, as the case may be, and (2) in the case of the Borrower, as to the satisfaction of the conditions set forth in ~~Section~~SECTION 2.07  (d)(ii) and in Section 4.02 and (E) customary legal opinions and other documents reasonably requested by the Administrative Agent, the Administrative Agent shall accept such Revolving Commitment Increase Agreement or Additional Lender Agreement and record the information contained therein in the Register required to be maintained by the Administrative Agent pursuant to Section 9.04(b).  No increase in the Revolving Commitments shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 2.07(d)(iv).

SECTION 2.08  Repayment of Loans; Evidence of Debt.

(a)The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan of such Lender on the Revolving Maturity Date.

(b)Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)The entries made in the accounts maintained pursuant to Sections 2.08(b) or 2.08(c) shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

SECTION 2.09  [Reserved].

SECTION 2.10  Prepayment of Loans.

(a)The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to the requirements of this Section, without penalty or premium for any such prepayment or reduction except to the extent expressly set forth in this Agreement.

(b)In the event and on such occasion that the sum of the Revolving Exposures exceeds the total Revolving Commitments, the Borrower shall prepay Borrowings (or, if no such Borrowings are outstanding, deposit cash collateral in an account with the Administrative Agent pursuant to Section 2.04(j)) in an aggregate amount equal to such excess.

(c)In the event and on each occasion that any Net Proceeds are received by or on behalf of the Borrower or any of its Subsidiaries in respect of any Prepayment Event, the Borrower shall, within three

(3) Business Days after such Net Proceeds are received (after, in the case of any casualty or condemnation, taking into account such reinvestment periods provided for in the definition of Prepayment Event), (i) prepay Borrowings in an aggregate amount equal to such Net Proceeds or (ii) in the event the Prepayment Event is the result of a sale, transfer or disposition permitted under Section 6.05, notify Administrative Agent in writing that the Borrower intends to reinvest such Net Proceeds within 180 days (or if the Borrower or such Loan party enters into a bona fide binding contract with an unaffiliated third party within 180 days of such receipt, pursuant to which it commits to use such Net Proceeds, 270 days) to purchase property used or useful in the Loan Parties’ business which will, if the property generating such Net Proceeds constituted Collateral, be subject to a perfected Lien in favor of Administrative Agent; provided, however, that if such reinvestment does not occur within such 180 day period (or if the Borrower or such Loan party enters into a bona fide binding contract with an unaffiliated third party within 180 days of such receipt, pursuant to which it commits to use such Net Proceeds, 270 days), Borrower shall prepay Borrowings in an aggregate amount equal to such Net Proceeds on the last day of such 180 day period. To the extent such prepayment would result in the payment of breakage costs hereunder, such prepayment shall be deferred until the last day of the applicable Interest Period or such breakage costs shall be waived, at the election of the Required Lenders.

(d)Prior to any optional or mandatory prepayment of Borrowings hereunder, the Borrower shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to this Section.

(e)The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a ~~Eurodollar~~SOFR Borrowing, not later than 11:00 a.m., Houston, Texas time, three (3) U.S. Government Securities Business Days before the date of prepayment, or (ii) in the case of prepayment of an Base Rate Borrowing, not later than 11:00 a.m., Houston, Texas time, one (1) Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date, the principal amount of each Borrowing or portion thereof to be prepaid and, in the case of a mandatory prepayment, a reasonably detailed calculation of the amount of such prepayment; provided that, if a notice of optional prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.07, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.07. Promptly following receipt of any such notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02, except as necessary to apply fully the required amount of a mandatory prepayment.

(f)All Swap Agreements and agreements governing Banking Services between Borrower and any Lender (or any Affiliate of a Lender) are independent agreements governed by the written provisions of said Swap Agreements and said agreements governing Banking Services, which will remain in full force and effect, unaffected by any repayment, prepayment, acceleration, reduction, increase or change in the terms of the Obligations, except as otherwise expressly provided in said Swap Agreements and said agreements governing Banking Services, and any payoff statement relating to the Obligations shall not apply to said Swap Agreements or agreements governing Banking Services except as otherwise expressly provided in such payoff statement.

SECTION 2.11  Fees.

(a)The Borrower agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the Applicable Rate on the average daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitments terminate.  Accrued commitment fees shall be payable in arrears on the last day of each fiscal quarter (commencing on the last day of the fiscal quarter during which the Effective Date occurs) and on the date on which the Revolving Commitments, terminate.  All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). For purposes of computing such commitment fees, a Revolving Commitment of a Lender shall be deemed to be used to the extent of the outstanding Loans and LC Exposure of such Lender for purposes of calculating fees due under this Section 2.11(a)).

(b)The Borrower agrees to pay (i) to the Administrative Agent for the account of each Lender a participation fee with respect to its participations in Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to ~~Eurodollar~~SOFR Loans on the average daily amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure (provided, however, that in no event shall the per annum fee for any single Letter of Credit be less than $500, payable quarterly in arrears in installments of $125 per quarter)) and (ii) to the Issuing Bank a fronting fee with respect to each Letter of Credit upon issuance of such Letter of Credit, in an amount equal to the greater of $750 or 0.125% of the amount of such Letter of Credit, as well as the Issuing Bank’s standard fees with respect to the amendment, renewal or extension of any Letter of Credit or processing of drawings thereunder.  Participation fees accrued through and including the last day of each fiscal quarter (commencing on the last day of the fiscal quarter during which the Effective Date occurs) shall be payable on the third Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to the Issuing Bank pursuant to this Section 2.11(b) shall be payable within 10 days after demand. All participation fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

(c)The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed to in writing between the Borrower and the Administrative Agent.

(d)The Borrower agrees to pay all fees required under the Loan Documents as such fees are due and payable.  All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to the Issuing Bank, in the case of fees payable to it) for distribution, in the case of commitment fees and participation fees, to the Lenders entitled thereto.  Fees paid shall not be refundable under any circumstances.

SECTION 2.12  Interest.

(a)The Loans comprising each Base Rate Borrowing shall bear interest at the lesser of (i) the Base Rate plus the Applicable Rate or (ii) the Ceiling Rate.

(b)The Loans comprising each ~~Eurodollar~~SOFR Borrowing shall bear interest at the lesser of (i) ~~the LIBO Rate for the Interest Period in effect for such Borrowing~~Adjusted Term SOFR plus the Applicable Rate or (ii) the Ceiling Rate.

(c)Notwithstanding the foregoing, (i) if any Event of Default has occurred which is continuing under ~~clauses~~ Section 7.01(a), Section 7.01 (b), Section 7.01 (d~~,~~ ) (with respect to Section 5.13 only), Section 7.01 (g), Section 7.01 (h) or Section 7.01 (i) ~~of Section 7.01~~, the entire unpaid principal balance of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the lesser of (A) the Ceiling Rate or (B) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.12(a); and (ii) if any other Event of Default has occurred and is continuing, at the election of the Required Lenders, the entire unpaid principal balance of the Loans shall bear interest, after as well as before judgment, at a rate per annum equal to the lesser of (A) the Ceiling Rate or (B) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or in the case of any other amount, 2% plus the rate applicable to Base Rate Loans as provided in Section 2.12(a).

(d)Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to Section 2.12(c) shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an Base Rate Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any ~~Eurodollar~~SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Base Rate at times when the Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Base Rate or ~~LIBO Rate~~Term SOFR shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

(f)In no contingency or event whatsoever shall the aggregate of all amounts deemed interest under this Agreement charged or collected pursuant to the terms of this Agreement exceed the highest rate permissible under any Applicable Law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto.  In the event that such a court determines that the Lenders have charged or received interest hereunder in excess of the highest applicable rate, the rate in effect hereunder shall automatically be reduced to the maximum rate permitted by Applicable Law and the Lenders shall at the Administrative Agent’s option (i) promptly refund to the Borrower any interest received by the Lenders in excess of the maximum lawful rate or (ii) apply such excess to the principal balance of the Obligations.  It is the intent hereof that the Borrower not pay or contract to pay, and that neither the Administrative Agent nor any Lender receive or contract to receive, directly or indirectly in any manner whatsoever, interest in excess of that which may be paid by the Borrower under Applicable Law.

SECTION 2.13  Changed Circumstances.

(a)Circumstances Affecting ~~LIBO Rate~~Benchmark Availability.  Subject to clause (c) below, in connection with any request for a ~~Eurodollar~~SOFR Loan or a conversion to or continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that ~~dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that~~ reasonable and adequate means do not exist for ~~the~~ ascertaining ~~the LIBO Rate for such~~Adjusted Term SOFR for the applicable Interest Period with respect to a proposed ~~Eurodollar Loan~~ SOFR Loan on or prior to the first day of such Interest Period or (~~iii~~ii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that ~~the LIBO Rate~~Adjusted Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during such Interest Period, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower.  ~~Thereafter, until~~Upon notice thereof by the Administrative Agent ~~notifies~~to the Borrower ~~that such circumstances no longer exist, the~~, any obligation of the Lenders to make ~~Eurodollar~~SOFR Loans, and ~~the~~any right of the Borrower to convert any Loan to or continue any Loan as a ~~Eurodollar~~SOFR Loan, shall be suspended~~, and the Borrower shall either (A) repay in full (or cause to be repaid in full) the then outstanding principal amount of each such Eurodollar Loan together with accrued interest thereon (subject to Section 2.12(f)), on the last day of the then current Interest Period applicable to such Eurodollar Loan; or (B) convert the then outstanding principal amount of each such Eurodollar Loan to a Base Rate Loan as of the last day of such~~ (to the extent of the affected SOFR Loans or the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected SOFR Loans or the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

(b)Laws Affecting ~~LIBO Rate~~SOFR Availability.  If, after the date hereof, the introduction of, or any change in, any Applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency, shall make it unlawful or impossible for any of the Lenders (or any of their respective Lending Offices) to honor its obligations hereunder to make or maintain any ~~Eurodollar Loan,~~SOFR Loan, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, such Lender shall promptly give notice thereof to the Administrative Agent and the Administrative Agent shall promptly give notice to the Borrower and the other Lenders.  Thereafter, until the Administrative Agent notifies the Borrower that such circumstances no longer exist, (i) ~~the obligations~~any obligation of the Lenders to make ~~Eurodollar~~SOFR Loans, and ~~the~~any right of the Borrower to convert any Loan to a ~~Eurodollar~~SOFR Loan or continue any Loan as a ~~Eurodollar~~SOFR Loan, shall be suspended and ~~thereafter the Borrower may select only Base Rate Loans and (ii) if any of the Lenders~~ (ii) if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”, in each case until each such affected Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to Base Rate Loans (in each case, if necessary to avoid such illegality, the Administrative Agent shall compute the Base Rate without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such SOFR Loans, to such day, or immediately, if any Lender may not lawfully continue to maintain ~~a Eurodollar Loan to the end of the then current Interest Period applicable thereto, the applicable Loan shall immediately be converted to a Base Rate Loan for the remainder of such Interest Period.~~such SOFR Loans to such day.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.15.

(c)Benchmark Replacement Setting.

~~(i)(A)Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Swap Agreement shall be deemed not to be a “Loan~~

~~Document” for purposes of this Section 2.13(c)) if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a)(1) or (a)(2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (a)(3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.~~

(i)Benchmark Replacement.

(~~B~~A)Notwithstanding anything to the contrary herein or in any other Loan Document, ~~if a Term SOFR~~upon the occurrence of a Benchmark Transition Event ~~and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then the applicable Benchmark Replacement will~~, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark ~~for all purposes hereunder or under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document; provided that this clause (B) shall not be effective unless~~ with a Benchmark Replacement.  Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has ~~delivered to the~~posted such proposed amendment to all Lenders and the Borrower ~~a Term SOFR Notice.  For the avoidance of doubt,~~so long as the Administrative Agent ~~shall not be required to deliver a Term SOFR Notice after a Term SOFR Transition Event and may elect or not elect to do so in its sole discretion.~~has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders.  No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.13(c)(i)(A) will occur prior to the applicable Benchmark Transition Start Date.

(B)No Swap Agreement shall be deemed to be a “Loan Document” for purposes of this Section 2.13(c).

(ii)Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(iii)Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) ~~any occurrence of a Benchmark Transition Event, a Term SOFR Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B)~~ the implementation of any Benchmark Replacement~~,~~ and (~~C~~B) the effectiveness of any Benchmark Replacement Conforming Changes~~, (D)~~  in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.13(c)(iv) ~~below and (E) the commencement or conclusion of any Benchmark Unavailability Period~~.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.13(c), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.13(c).

(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR ~~or USD LIBOR~~Reference Rate) and either (1) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (2) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will ~~be no longer~~not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable ~~or~~, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (1) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (2) is not, or is no longer, subject to an announcement that it is not or will ~~no longer~~not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (A) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of ~~Eurodollar~~SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans and (B) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period.  During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Base Rate.

~~(vi)London Interbank Offered Rate Benchmark Transition Event.  On March 5, 2021, the IBA, the administrator of the London interbank offered rate, and the FCA, the regulatory supervisor of the IBA, made the Announcements that the final publication or representativeness date for (I) 1-week and 2-month London interbank offered rate tenor settings will be December 31, 2021 and (II) overnight, 1-month, 3-month, 6-month and 12-month London interbank offered rate tenor settings will be June 30, 2023.  No successor administrator for the IBA was identified in such Announcements.  The parties hereto agree and acknowledge that the Announcements resulted in the occurrence of a Benchmark Transition Event with respect to the London interbank offered rate pursuant to the terms of this Agreement and that any obligation of the Administrative Agent to notify any parties of such Benchmark Transition Event pursuant to clause (iii) of this Section 2.13(c) shall be deemed satisfied.~~

SECTION 2.14  Increased Costs.

(a)If any Change in Law shall:

(i)impose, modify or deem applicable any reserve~~, special deposit, liquidity or similar~~ (including pursuant to regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D of the FRB, as amended and in effect from time to time)), special deposit, compulsory loan ~~requirement~~, insurance charge or ~~other assessment)~~similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender ~~(except any such reserve requirement reflected in the LIBO Rate) or the~~or any Issuing Bank; ~~or~~

(ii)impose on any Lender or ~~the~~any Issuing Bank ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or

(iii)subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender, any Issuing Bank or such other Recipient of making, ~~continuing,~~ converting to, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender ~~or the~~, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender ~~or the~~, such Issuing Bank or such other Recipient hereunder (whether of principal, interest or ~~otherwise), then the Borrower will pay to~~any other amount) then, upon written request of such Lender ~~or the~~, such Issuing Bank or ~~such other~~other Recipient, the Borrower shall promptly pay to any such Lender, such Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender ~~or the~~, such Issuing Bank or ~~such~~ other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

(b)If any Lender or the Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such

Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

(c)A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in Section 2.14(a) or 2.14(b) shall be delivered to the Borrower, demonstrating in reasonable detail the calculation of the amounts, and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive and if such Lender or the Issuing Bank, as the case may be, notifies the Borrower of such Change in Law within 180 days after the adoption, enactment or similar act with respect to such Change in Law, then the 180-day period referred to above shall be extended to include the period from the effective date of such Change in Law to the date of such notice.

SECTION 2.15  Break Funding Payments.  In the event of (a) the payment of any principal of any ~~Eurodollar~~SOFR Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto, or (d) the assignment of any ~~Eurodollar~~SOFR Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.18, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at ~~the LIBO Rate~~Term SOFR that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the ~~Eurodollar~~interbank market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section, demonstrating in reasonable detail the calculation of the amounts, shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.16  Taxes.

(a)Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law.  If any applicable law (as determined in the good faith discretion of an applicable withholding agent) requires the deduction or withholding of any Tax from any such payment by a withholding agent, then the applicable withholding agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b)The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.

(c)As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(d)The Borrower shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e)Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that the Borrower has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Borrower to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error.  Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to such Lender from any other source against any amount due to the Administrative Agent under this Section 2.16(e).

(f)(i)Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the

Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.16(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the relevant Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:

(A)any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;

(B)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

(1)in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN-E or IRS Form W-8BEN establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3)in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN-E or IRS Form W-8BEN; or

(4)to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN-E, IRS Form W-8BEN, a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if such Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;

(C)any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals (or, if originals are not required, copies) of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the Effective Date.

Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)Solely for the purposes of determining withholding Taxes imposed under FATCA, from and after the Effective Date, Borrower and Administrative Agent shall treat (and the Lenders hereby authorize Administrative Agent to treat) the Loans as not qualifying as a “grandfathered obligation” within the meaning of Treasury Regulation Section 1.11471-2(v)(2)(i).

(h)If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section (including by the payment of additional amounts pursuant to this Section), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund).  Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.16(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority.  Notwithstanding anything to the contrary in this Section 2.16(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.16(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(i)Each party’s obligations under this Section shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

(j)For purposes of this Section, the term “Lender” includes the Issuing Bank and the term “applicable law” includes FATCA.

SECTION 2.17  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Sections 2.14, 2.15 or 2.16, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 2:00 p.m., Houston, Texas time), on the date when due, in immediately available funds, without set off, deduction or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 2800 Post Oak Boulevard, Suite 3800, Houston, Texas 77056, except payments to be made directly to the Issuing Bank as expressly provided herein and except that payments pursuant to Sections 2.14, 2.15, 2.16 and 9.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in dollars.

(b)If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, unreimbursed LC Disbursements, interest and fees and other Obligations then due, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal and unreimbursed LC Disbursements and other Obligations then due, ratably among the parties entitled thereto in accordance with the amounts of principal and unreimbursed LC Disbursements and other Obligations then due to such parties.

(c)If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in LC Disbursements, resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in LC Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans and participations in LC Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in LC Disbursements; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this Section 2.17(c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements to any assignee or participant, other than to the Borrower or any other Loan Party or Affiliate thereof (as to which the provisions of this Section 2.17(c) shall apply). Each Lender agrees that it will not exercise any right of set-off or counterclaim or otherwise obtain payment in respect of any Obligation owed to it other than principal of and interest accruing on the Loans and participations in the LC Disbursements, unless all of the outstanding principal of and accrued interest on the Loans and LC Disbursements have been paid in full. The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Bank, as the case may be, the amount due. If the Borrower has not in fact made such payment when due, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the ~~greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation~~Overnight Rate.

(e)If any Lender shall fail to make any payment required to be made by it pursuant to this Agreement, then the Administrative Agent may, in its discretion (and notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender for the benefit of the Administrative Agent to satisfy such Lender’s obligations to it under this Agreement until all such unsatisfied obligations are fully paid, and/or (ii) hold any such amounts in a segregated account as cash collateral for, and application to, any future funding obligations of such Lender under this Agreement, in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.

(f)Notwithstanding the foregoing, amounts received from any Loan Party that is not a Qualified ECP Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party.

SECTION 2.18  Mitigation Obligations; Replacement of Lenders.

(a)If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.14 or 2.16, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)If any Lender requests compensation under Section 2.14, or if the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.16, or if any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.14 or 2.16) and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent (and, if a Revolving Commitment is being assigned, the Issuing Bank), which consent shall not unreasonably be withheld, (ii) such assignor Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.14 or payments required to be made pursuant to Section 2.16, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

SECTION 2.19  Defaulting Lender.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees shall cease to accrue on the unfunded portion of any Commitment of such Defaulting Lender pursuant to this Agreement;

(b)the Commitments and Revolving Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that in the case of an amendment, waiver or other modification requiring the consent of all Lenders or of each Lender affected thereby, the Defaulting Lender’s consent shall be only be required with respect to (i) a proposed increase or extension of such Defaulting Lender’s Commitments and (ii) a proposed reduction or excuse, or a proposed postponement of the scheduled date of payment, of the principal amount of, or interest or fees payable on, any Loans or LC Disbursements as to any such Defaulting Lender;

(c)if any LC Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)all or any part of the LC Exposure of such Defaulting Lender shall be reallocated among the non-Defaulting Lenders in accordance with their respective Applicable Percentages but only (x) to the extent that such reallocation does not, as to any non-Defaulting Lender, cause such non-Defaulting Lender’s Revolving Exposure to exceed its Commitment and (y) if the conditions set forth in Section 4.02 are satisfied at that time;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent, cash collateralize for the benefit of the Issuing Bank only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.04(j) for so long as such LC Exposure is outstanding;

(iii)if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 2.19(c), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.11 with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 2.19(c), then the fees payable to the Lenders pursuant to Section 2.11 shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and

(v)if all or any portion of such Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 2.19(c), then, without prejudice to any rights or remedies of the Issuing Bank or any Lender hereunder, all fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Commitments that were utilized by such LC Exposure and any applicable letter of credit fees) with respect to such Defaulting Lender’s LC Exposure shall be payable to the Issuing Bank until and to the extent that such LC Exposure is cash collateralized and/or reallocated; and

(d)so long as any Lender is a Defaulting Lender, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure and each Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.19(c), and LC Exposure related to any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.19(c)(i) (and Defaulting Lenders shall not participate therein).

If (i) a Bankruptcy Event with respect to any Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Issuing Bank has a good faith belief that any Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Issuing Bank shall not be required to issue, amend or increase any Letter of Credit, unless the Issuing Bank shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Issuing Bank to defease any risk to it in respect of such Lender hereunder.

In the event that the Administrative Agent, the Borrower and the Issuing Bank each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the LC Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lenders that:

SECTION 3.01  Organization; Powers.  Each of the Borrower and the other applicable Loan Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so would not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

SECTION 3.02  Authorization; Enforceability.  The Transactions to be entered into by each Loan Party are within such Loan Party’s powers and have been duly authorized by all necessary corporate, limited partnership or limited liability company action.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document to which any Loan Party is to be a party, when executed and delivered by such Loan Party, will constitute, a legal, valid and binding obligation of the Borrower or such Loan Party (as the case may be), enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

SECTION 3.03  Governmental Approvals; No Conflicts.  The Transactions (a) do not require any material consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except filings necessary to perfect Liens created under the Loan Documents, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any other applicable Loan Party or any order of any Governmental Authority applicable to the Borrower or any other Loan Party, (c) will not violate or result in a default under any material indenture, agreement or other instrument (including any Material Contract) binding upon the Borrower or any other Loan Party or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any other Loan Party, and (d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any other Loan Party, except Liens created under the Loan Documents.

SECTION 3.04  Financial Condition.  The Borrower has heretofore furnished to the Lenders Borrower’s consolidated balance sheet and statements of income, equity and cash flows (1) as of and for the fiscal year ended December 31, 2020 and (2) as of and for the month and the portion of the fiscal year ended January 31, 2021, certified by a Responsible Officer of the Borrower. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (2) above.  Since December 31, 2020, there has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole.  Except as set forth on Schedule 6.01, after giving effect to the Transactions, none of the Borrower or its Subsidiaries has, as of the Effective Date, any material contingent liabilities or unrealized losses.

SECTION 3.05  Properties.

(a)The Borrower and each of the other Loan Parties has good and valid title to, valid leasehold interests in, or valid easements, rights of way or other property interests in all of its real and personal Property free and clear of all Liens except Permitted Encumbrances.

(b)The Gathering Systems are covered by valid and subsisting recorded fee deeds, leases, easements, rights of way, servitudes, permits, licenses and other instruments and agreements (collectively, “Rights of Way”) in favor of the Borrower or any other applicable Loan Party (or their predecessors in interest) and their respective successors and assigns, except where the failure of the Gathering Systems to be so covered, individually or in the aggregate, (i) does not interfere with the ordinary conduct of business of any Loan Party, (ii) does not materially detract from the value or the use of the Gathering Systems, and (iii) could not reasonably be expected to have a Material Adverse Effect.

(c)The Rights of Way establish a contiguous and continuous right of way for the Gathering Systems and grant the Borrower or any other applicable Loan Party (or their predecessors in interest) the right to construct, operate, and maintain the Gathering Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets and in the same way as the applicable Loan Parties have inspected, operated, repaired, and maintained the Gathering Systems prior to the Effective Date; provided, however, (i) some of the Rights of Way granted to the Loan Parties (or their predecessors in interest) by private parties and Governmental Authorities are revocable at the right of the applicable grantor, (ii) some of the Rights of Way cross properties that are subject to Liens in favor of third parties that have not been subordinated to the Rights of Way; and (iii) some Rights of Way are subject to certain defects, limitations and restrictions; provided, further, none of the limitations, defects, and restrictions described in clauses (i), (ii) and (iii) above, individually or in the aggregate, (x) materially interfere with the ordinary conduct of business of any Loan Party, (y) materially detract from the value or the use of the Gathering Systems or (z) could reasonably be expected to have a Material Adverse Effect.

(d)Each Disposal Facility and Gathering System is located on lands covered by fee deeds, real property leases, or other instruments (collectively “Deeds”) or Rights of Way in favor of the Borrower or any other applicable Loan Party (or their predecessors in interest) and their respective successors and assigns.  The Deeds and Rights of Way grant the Borrower or any other applicable Loan Party (or their predecessors in interest) the right to construct, operate, and maintain the applicable Disposal Facility or Gathering System on the land covered thereby in the same way that a prudent owner and operator would inspect, operate, repair, and maintain similar assets.  Each Loan Party holds all Disposal Permits required for the operation of its Disposal Wells.

(e)All Rights of Way and all Deeds necessary for the conduct of the business of the Borrower and the other Loan Parties are valid and subsisting, in full force and effect, and there exists no breach, default or event or circumstance that, with the giving of notice or the passage of time or both, would give rise to a default under any such Rights of Way or Deeds that could reasonably be expected to have a Material Adverse Effect.  All rental and other payments due under any Rights of Way or Deeds by any Loan Party (and their predecessors in interest) have been duly paid in accordance with the terms thereof, except to the extent that a failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(f)The rights and Properties presently owned, leased or licensed by the Borrower and the other Loan Parties including, without limitation, all Rights of Way and Deeds, include all rights and Properties necessary to permit the Borrower and the other Loan Parties to conduct their businesses in all material respects in the same manner as such businesses have been conducted prior to the date hereof.

(g)Each Loan Party has paid all royalties payable under the Disposal Leases, except those contested in good faith and by appropriate proceedings and reserves for the payment of which are being maintained in accordance with GAAP.

(h)Neither the businesses nor the Properties of any of the Loan Parties is affected in any material and adverse manner as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy.

(i)No material shut-in, termination or suspension of any business or any operation of Midstream Property of the Loan Parties due to an adverse change in the regulatory enforcement of the Loan

Parties' Midstream Services has occurred, except matters which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect

(j)No eminent domain proceeding or taking has been commenced or, to the knowledge of any of the Loan Parties, is contemplated with respect to all or any portion of the Midstream Properties, except for that which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(k)The Borrower and each other Loan Party owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual Property material to its business, and the use thereof by the Borrower and such Loan Party does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

(l)No Loan Party owns any Building or Manufactured (Mobile) Home that constitutes Mortgaged Property.

SECTION 3.06  Litigation and Environmental Matters.

(a)There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or directly affecting the Borrower or any other Loan Party (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect or (ii) that directly involve any of the Loan Documents or the Transactions.

(b)Except with respect to any other matters that could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any other Loan Party (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

SECTION 3.07  Compliance with Laws and Agreements.  The Borrower and each other Loan Party is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property, including all terms of the Disposal Permits, and all indentures, agreements and other instruments binding upon it or its property, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.  No Default has occurred and is continuing.  Without limiting the foregoing, Borrower represents and warrants that each Loan Party is in compliance with all applicable Bank Secrecy Act and anti-money laundering laws and regulations and is in compliance, in all material respects, with the Patriot Act.

SECTION 3.08  Investment Company Status.  Neither the Borrower nor any other Loan Party is an “investment company” as defined in, or subject to regulation under, the Investment Company Act.

SECTION 3.09  Taxes.  The Borrower and each other Loan Party has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such other Loan Party, as applicable, has set aside on its books adequate reserves.

SECTION 3.10  ERISA.  No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. To the extent applicable, the present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed the fair market value of the assets of all such underfunded Plans, in each of such cases so as to cause a Material Adverse Effect.

SECTION 3.11  Disclosure.  The Borrower has disclosed to the Lenders all agreements, instruments and corporate or other restrictions to which the Borrower or any other Loan Party is subject, and all other matters known to any of them, that could, in each case, reasonably be expected to result in a Material Adverse Effect.  None of the reports, financial statements, certificates or other information furnished by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or any other Loan Document or delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, taken as a whole, in the light of the circumstances under which they were made, not misleading; provided, however, that with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 3.12  Subsidiaries.  As of the Effective Date, the Borrower has no Subsidiaries other than as set forth on Schedule 3.12 hereto.  As of the Effective Date, the Borrower owns all of the Equity Interests in and to each Subsidiary listed on Schedule 3.12 hereto.  All Subsidiaries of the Borrower are Wholly Owned Subsidiaries.  As of the Effective Date, the Borrower has no Foreign Subsidiaries.

SECTION 3.13  Insurance.  As of the Effective Date, all premiums due in respect of all insurance maintained by the Borrower and each other Loan Party have been paid.  Each Loan Party maintains with financially sound and reputable insurance companies that are not Affiliates of Borrower, insurance in such amounts, with such deductibles and covering such risks, as are required to comply with Section 5.07.  Administrative Agent has been named as an additional insured in respect of such liability insurance policies and as lender loss payee with respect to Property loss insurance.

SECTION 3.14  Labor Matters.  As of the Effective Date, there are no strikes, lockouts or slowdowns against the Borrower or any other Loan Party pending or, to the knowledge of the Borrower, threatened.  The hours worked by and payments made to employees of the Borrower and the other Loan Parties have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law dealing with such matters.  All payments due from the Borrower or any other Loan Party, or for which any claim may be made against the Borrower or any other Loan Party, on account of wages and employee health and welfare insurance and other benefits, have been paid or accrued as a liability on the books of the Borrower or such other Loan Party.  The consummation of the Transactions will not give rise to any right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any other Loan Party is bound.

SECTION 3.15  Solvency.  Immediately after the consummation of the Transactions to occur on the Effective Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of such Loans, (a) the fair value of the assets of each Loan Party, at a fair valuation, will exceed its debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of each Loan Party will be greater than the amount that will be required to pay the probable liability of its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) each Loan Party will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) each Loan Party will not have unreasonably small capital with which to conduct the business in which it is engaged as such business is now conducted and is proposed to be conducted following the Effective Date.

SECTION 3.16  Material Property Subject to Security Documents.  The Collateral constitutes all of the real and material personal property owned by Borrower or any of its Subsidiaries (other than Excluded Assets).

SECTION 3.17  Federal and State Regulation.

(a)Each Loan Party is in compliance in all material respects with all rules, regulations and orders of each State agency with jurisdiction to regulate its Midstream Properties, and, as of the Effective Date, no Loan Party is liability for any refunds or interest thereon as a result of an order from any such State agency.

(b)To the extent any portions of the Gathering Systems are comprised of interstate common carrier pipeline operations (the “Interstate Pipelines”), the Interstate Pipelines may be subject to rate regulation by FERC under the Interstate Commerce Act and the Energy Policy Act.  With respect to the Interstate Pipelines, (i) any rates on file with FERC are just and reasonable pursuant to the Energy Policy Act and (ii) to the knowledge of the Loan Parties, no provision of any tariff containing such rates is unduly discriminatory or preferential.  Except as set forth on Schedule 3.17, neither any Loan Party nor any other Person that now owns or has owned an interest in any of the Interstate Pipelines has been or is the subject of a complaint, investigation or other proceeding regarding their respective rates or practices with respect to the Interstate Pipelines.  No such complaint, petition, or other filing with FERC, individually or in the aggregate, could result, if adversely determined to the position or interest of any applicable Loan Party, in a Material Adverse Effect.

SECTION 3.18  Anti-Corruption Laws and Sanctions.  Each Loan Party has implemented and maintains in effect policies and procedures designed to ensure compliance by each Loan Party and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and each Loan Party and their respective officers and employees and directors and, to the knowledge of the Borrower, any of their respective agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects.  None of (a) any Loan Party or any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of any Loan Party that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.  No Borrowing or Letter of Credit, use of proceeds or Transaction will violate Anti-Corruption Laws or applicable Sanctions.

SECTION 3.19  Material Contracts.  Schedule 3.19 hereto contains a complete list, as of the Effective Date, of all Material Contracts of the Borrower and each other Loan Party, including all amendments thereto.  All such Material Contracts are in full force and effect on the Effective Date.  Neither the Borrower nor any other Loan Party is in breach under any Material Contract in any way that could reasonably be expected to have a Material Adverse Effect, and to the knowledge of the Borrower and each other Loan Party, no other Person that is party thereto is in breach under any Material Contract in any way that could reasonably be expected to have a Material Adverse Effect.  None of the Material Contracts prohibits the transactions contemplated under the Loan Documents.  Except as shown in Schedule 3.19 hereto, each of the Material Contracts is currently in the name of, or has been assigned to, a Loan Party (with the consent or acceptance of each other party thereto if and to the extent that such consent or acceptance is required thereunder), and, except as a result of anti-assignment provisions that are not rendered unenforceable by applicable laws (as described on Schedule 3.19), a security interest in each of the Material Contracts may be granted to the Administrative Agent.  The Borrower and the other Loan Parties have delivered to the Administrative Agent a complete and current copy of each of their Material Contracts existing on the Effective Date.

SECTION 3.20  FERC; State Pipeline and Injection/Disposal Well Regulatory Agencies.

(a)To the extent applicable, each Loan Party is in compliance, in all material respects, with all rules, regulations and orders of FERC and all State Pipeline and Injection/Disposal Well Regulatory Agencies applicable to the Midstream Properties.

(b)As of the Effective Date, no Loan Party is liable for any refunds or interest thereon as a result of an order from FERC or any other Governmental Authority with jurisdiction over the Gathering Systems.

(c)Each applicable Loan Party’s report, if any, on Form 6 filed with FERC complies as to form with all applicable legal requirements and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements therein not misleading.

(d)Without limiting the generality of Section 3.07 of this Agreement, no certificate, license, permit, consent, authorization or order (to the extent not otherwise obtained) is required by any Loan Party from any Governmental Authority to construct, own, operate and maintain the Midstream Properties, or to transport and/or distribute water, or if applicable Refined Products, under existing contracts and agreements as the Midstream Properties are presently owned, operated and maintained.

SECTION 3.21  Title to Refined Products.  No Loan Party has title to any of the Refined Products which are transported and/or distributed through the Gathering Systems, except pursuant to agreements under which the relevant Loan Party does not have any exposure to commodity price volatility as a result of having title to such Refined Products.

SECTION 3.22  Foreign Corrupt Practices.  None of the Loan Parties nor any of their respective Subsidiaries, nor any director, officer, agent or employee of any Loan Party or any of their respective Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other Property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and each Loan Party and their respective Subsidiaries have conducted their business in material compliance with the FCPA.

ARTICLE IV

Conditions

SECTION 4.01  Effective Date.  The obligations of the Lenders to make Loans and of the Issuing Bank to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)The Administrative Agent (or its counsel) shall have received from each party hereto either (i) counterparts of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the

Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that such party has signed counterparts of this Agreement.

(b)The Administrative Agent (or its counsel) shall have received from the Borrower an original of each Note signed on behalf of the Borrower.

(c)The Administrative Agent shall have received written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Gibson Dunn & Crutcher LLP, counsel for the Borrower and the other Loan Parties, covering such matters (including no-conflicts with the Permitted 2026 Indenture and continuing perfection) and in form and substance, in each case, satisfactory to the Administrative Agent and its counsel.

(d)The Administrative Agent shall have received a solvency certificate from a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, certifying that after giving effect to the Transactions occurring on the Effective Date, the Borrower is, and the Loan Parties, taken as a whole, are, Solvent.

(e)The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Loan Party, the authorization of the Transactions and any other legal matters relating to the Loan Parties, the Loan Documents or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

(f)The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out of pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any other Loan Document.

(g)The Arranger shall have received, for the account of each of the Lenders, the fees required to be paid by the Borrower on the Effective Date pursuant to any Loan Document.

(h)Administrative Agent shall have received each of the following:

(i)to the extent applicable, certificates representing all of the outstanding Equity Interests in each Subsidiary of Borrower as of the Effective Date (other than Equity Interests constituting Excluded Assets) and powers of attorney, endorsed in blank, with respect to such certificates;

(ii)all documents and instruments, including Uniform Commercial Code financing statements, required by law or reasonably requested by the Administrative Agent to be filed, registered or recorded to create or perfect the Liens intended to be created under the Security Documents;

(iii)the results of a search of the Uniform Commercial Code (or equivalent) filings and of a search of the applicable real property records made with respect to the Loan Parties in such jurisdictions as the Administrative Agent may require and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released; and

(iv)duly executed copies of amendments to the existing Mortgages to exclude all Buildings and Manufactured (Mobile) Homes from the Collateral.

(i)The Administrative Agent shall have received evidence that the insurance required by Section 5.07 and the Security Documents is in effect.

(j)The Administrative Agent shall have received the Borrower’s financial statements and projection budget, as well as a Capital Expenditures budget and timeline, all in form and substance reasonably satisfactory to the Administrative Agent.

(k)The Administrative Agent shall have received evidence satisfactory to the Administrative Agent that the Borrower and each other Loan Party shall have been released from all liabilities and obligations in respect of Indebtedness (other than the Obligations and other than liabilities and obligations (x) expressly permitted under Section 6.01 hereof or (y) which will be paid in full on the Effective Date using the proceeds of Loans and, if requested by the Administrative Agent, for which satisfactory payoff letters have been received).

(l)The Administrative Agent shall have received a certificate of a Responsible Officer certifying that (i) the Borrower has incurred, or will incur substantially contemporaneously with closing on the Effective Date, the Permitted 2026 Notes in an aggregate principal amount of $400,000,000.00 and (ii) attached thereto is a duly executed copy of the Permitted 2026 Indenture and that such duly executed copy of the Permitted 2026 Indenture is true, correct and complete.

(m)The Administrative Agent shall have received satisfactory evidence that, after giving effect to the Transactions on the Effective Date, (i) there shall be no Loans outstanding and (ii) the Borrower has received proceeds from the Permitted 2026 Notes in an aggregate principal amount of $400,000,000.00.

(n)The Administrative Agent shall have received true and correct copies of all Material Contracts in effect on the Effective Date, which Material Contracts shall be reasonably satisfactory to the Administrative Agent.

(o)The Administrative Agent shall have received from the Loan Parties, to the extent requested by the Lenders or the Administrative Agent, all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act and the Beneficial Ownership Regulation.

(p)No material litigation, arbitration or similar proceeding shall be pending or threatened which (i) challenges the validity or enforceability of this Agreement, the other Loan Documents or the Transactions or (ii) which has had, or could reasonably be expected to have, a Material Adverse Effect.

(q)Since December 31, 2020, no Material Adverse Effect shall have occurred.

(r)The Administrative Agent shall have received such other approvals, opinions, documents or materials as the Administrative Agent or any Lender may reasonably request.

Administrative Agent shall notify the Borrower and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

SECTION 4.02  Each Credit Event.  The obligation of each Lender to make a Loan on the occasion of any Borrowing, and of the Issuing Bank to issue, amend, renew or extend any Letter of Credit,

is subject to receipt of the request therefor in accordance herewith and to the satisfaction or waiver of the following conditions:

(a)The representations and warranties of each Loan Party set forth in the Loan Documents shall be true and correct on the date hereof and shall be true and correct in all material respects (or, if such representation or warranty is already qualified by materiality, such representation or warranty shall be true and correct) on the occasion of any Borrowing made after the date hereof, on and as of the date of such Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable.

(b)At the time of and immediately after giving effect to such Borrowing or the issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Default shall have occurred and be continuing and there shall have occurred no event which would be reasonably likely to have a Material Adverse Effect.

(c)At the time of and immediately after giving effect to such Borrowing, the Consolidated Cash Balance of the Borrower and its Subsidiaries on a pro forma basis (including the application of the proceeds thereof to the extent made on the date of such Borrowing) shall not exceed $40,000,000.

Each Borrowing and each issuance, amendment, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section 4.02.

ARTICLE V

Affirmative Covenants

Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and all Letters of Credit shall have expired or terminated (or have been replaced or backstopped in a manner reasonably acceptable to the Issuing Bank, with respect to any such Letter of Credit issued by such Issuing Bank, and the Administrative Agent), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 5.01  Financial Statements and Other Information.  The Borrower will furnish, or will cause the Parent to furnish, to the Administrative Agent and each Lender:

(a)within 120 days after the end of each fiscal year of the ~~Borrower, its~~Parent, (i) at any time when the Parent owns no other assets and has no other operations other than those ancillary to its ownership of Equity Interests of the Borrower, other assets and operations in connection with complying with Applicable Laws, including those applicable to public companies and other de minimis assets and operations, (A) the Parent’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification, commentary or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (B) to the extent that there are differences between the financial information for the Parent and its consolidated Subsidiaries, on the one hand, and the financial information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, a reconciliation that shows such differences and (ii) at any other time, (A) the Parent’s audited consolidated balance sheet and related statements of operations, shareholders’ equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by independent public accountants of recognized national standing (without a “going concern” or like qualification, commentary or exception and without any qualification, commentary or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Parent and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied and (B) unaudited consolidating financial information prepared by the Borrower as a schedule to the audited consolidated financial statements, showing any adjustments to the audited consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)within 45 days after (i) the end of each fiscal quarter of each fiscal year of the ~~Borrower, its~~Parent, (A) at any time when the Parent owns no other assets and has no other operations other than those ancillary to its ownership of Equity Interests of the Borrower, other assets and operations in connection with complying with Applicable Laws, including those applicable to public companies and other de minimis assets and operations, (1) the Parent’s consolidated balance sheet and related statement of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (2) to the extent that there are differences between the financial information for the Parent and its consolidated Subsidiaries, on the one hand, and the financial information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, a reconciliation that shows such differences and (B) at any other time, (1) the Parent’s consolidated balance sheet and related statement of operations, shareholders’ equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year and (2) consolidating financial information prepared by the Borrower as a schedule to the consolidated financial statements, showing any adjustments to the consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, and (ii) the end of each fiscal year of ~~Borrower, its~~the Parent, (A) at any time when the Parent owns no other assets and has no other operations other than those ancillary to its ownership of Equity Interests of the Borrower, other assets and operations in connection with complying with Applicable Laws, including those applicable to public companies and other de minimis assets and operations, (1) the Parent’s consolidated balance sheet and related statement of operations, shareholders’ equity and cash flows for such fiscal year, in each case, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year~~, all~~ and (2) to the extent that there are differences between the financial information for the Parent and its consolidated Subsidiaries, on the one hand, and the financial information relating to the Borrower and its consolidated Subsidiaries on a standalone basis, on the other hand, a reconciliation that shows such differences and (B) at any other time, (1) the Parent’s consolidated balance sheet and related statement of operations, shareholders’ equity and cash flows for such fiscal year, in each case, setting forth in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year and (2) consolidating financial information prepared by the Borrower as a schedule to the consolidated financial statements, showing any adjustments to the consolidated financial statements which are necessary to demonstrate the financial condition and results of operations of the Borrower and its consolidated Subsidiaries, in each case, as certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Loan Parties on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

(c)concurrently with the delivery of financial statements under clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower, in the form of Exhibit B hereto (a “Compliance Certificate”), (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Sections 5.13 and 6.14, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the Effective Date and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

(d)concurrently with the delivery of financial statements under clause (b) above for the fiscal quarter ending June 30 and December 31 of each year, a certificate of a Responsible Officer of the Borrower certifying as to all real property and/or Rights of Ways acquired by the Borrower or any other Loan Party (including a list and description showing the lessor, lessee, lease date, recording information and legal description for each of the Disposal Leases (which Disposal Leases shall be grouped by the applicable Disposal Well) and a sufficient description of any other Midstream Property), and all Material Contracts entered into by the Borrower or any other Loan Party, during the immediately prior two fiscal quarter period, together with copies of all such Material Contracts, Rights of Way, real property conveyance instruments to the extent not previously provided and all other information reasonably requested by the Administrative Agent relating to the same;

(e)within 30 days after the commencement of each fiscal year of the Borrower, a detailed consolidated budget for such fiscal year (including a projected consolidated balance sheet and related statements of projected operations and cash flow as of the end of and for such fiscal year and setting forth the assumptions used for purposes of preparing such budget, together with an analysis of current and projected market share and market conditions information) and, promptly when available, any significant revisions of such budget;

(f)within 45 days after the end of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2021, a quarterly volume statement and variance report, comparing actual volume versus the projected budget (for the avoidance of doubt, such reports may be in the form of copies of any comparable report prepared for management or the board of Borrower or in such other form as may be reasonably acceptable to the Administrative Agent);

(g)within 45 days after the end of each fiscal quarter, beginning with the fiscal quarter ending March 31, 2021, a quarterly construction progress report outlining any ongoing Material Projects (for the avoidance of doubt, such reports may be in the form of copies of any comparable report prepared for management or the board of Borrower or in such other form as may be reasonably acceptable to the Administrative Agent);

(h)promptly after the filing thereof, copies of all tax returns filed by any Loan Party;

(i)promptly, but in any event within five (5) Business Days after receipt thereof by any Loan Party, a copy of any form of notice, summons, citation, proceeding or order received from FERC, any State Pipeline and Injection/Disposal Well Regulatory Agency or any other Governmental Authority asserting jurisdiction over any material portion of the Gathering Systems, the Disposal Facilities or other material Midstream Properties;

(j)promptly after the request by any Lender, all documentation and other information that such Lender reasonably requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and the Beneficial Ownership Regulation;

(k)in the event any Loan Party intends to issue or incur any Permitted Junior Indebtedness as permitted by Section 6.01(a)(xiv), at least five (5) days’ prior written notice of such intended offering therefor, the amount thereof and the anticipated date of closing and, when available, will furnish a copy of the preliminary term sheet and offering memorandum, indenture, note purchase agreement or term loan agreement and, promptly after closing, the final offering memorandum, indenture, note purchase agreement or term loan agreement applicable to such Permitted Junior Indebtedness; and

(l)promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower or any other Loan Party, or compliance with the terms of any Loan Document, as the Administrative Agent may reasonably request.

SECTION 5.02  Notices of Material Events.  The Borrower will furnish to the Administrative Agent prompt written notice of the following:

(a)the occurrence of any Default;

(b)the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority (including FERC, any State Pipeline and Injection/Disposal Well Regulatory Agency or any other equivalent state regulatory agency having jurisdiction over the Midstream Properties) against or affecting the Borrower or any other Loan Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect; and

(c)any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

SECTION 5.03  Information Regarding Loan Parties and Collateral; Additional Collateral.

(a)The Borrower will furnish to the Administrative Agent prompt written notice of any change (i) in any Loan Party’s jurisdiction of organization, corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of any Loan Party’s chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), (iii) in any Loan Party’s identity or corporate structure or (iv) in any Loan Party’s Federal Taxpayer Identification Number.  The Borrower agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Administrative Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral.  The Borrower also agrees promptly to notify the Administrative Agent if any material portion of the Collateral is damaged or destroyed. The Borrower shall also notify Administrative Agent and each Lender that has previously received a Beneficial Ownership Certification of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification and promptly upon the reasonable request of Administrative Agent or any Lender, provide Administrative Agent or such Lender, as the case may be, any information or documentation reasonably requested by it for purposes of complying with the Beneficial Ownership Regulation.

(b)After the Effective Date, the Borrower will notify the Administrative Agent in writing promptly upon the Borrower’s or any of its Subsidiaries’ acquisition or ownership of any estate (fee simple, leasehold or Rights of Way) of real property (other than the Mortgaged Property and other than Excluded

Assets) with a fair market value in excess of $2,500,000 individually or in the aggregate or of any personal property (other than Excluded Assets) not already covered by the Security Documents (such acquisition or ownership being herein called an “Additional Collateral Event” and the property so acquired or owned, together with any additional real property identified in the report delivered pursuant to Section 5.01(d), being herein called “Additional Collateral”). As soon as practicable and in any event within forty-five (45) days (or such longer period of time as may be acceptable to the Administrative Agent in its sole discretion) after an Additional Collateral Event or, with respect to real property with a fair market value of $2,500,000 or less individually or in the aggregate, the later of (x) forty-five (45) days (or such longer period of time as may be acceptable to the Administrative Agent in its sole discretion) after such acquisition and (y) the date the report is delivered pursuant to Section 5.01(d), Borrower shall (a) execute and deliver or cause to be executed and delivered Security Documents, in form and substance satisfactory to Administrative Agent, in favor of Administrative Agent and duly executed by Borrower or the applicable Subsidiary, covering and affecting and granting a first-priority Lien (subject only to Permitted Encumbrances) upon the applicable Additional Collateral, and such other documents (including, without limitation, all items required by the Administrative Agent in connection with the Security Documents executed prior to the initial Loans being made hereunder, such as surveys, environmental assessments, certificates, legal opinions, all in form and substance reasonably satisfactory to the Administrative Agent) as may be required by the Administrative Agent in connection with the execution and delivery of such Security Documents; and (b) deliver or cause to be delivered by Subsidiaries of Borrower such other documents or certificates consistent with the terms of this Agreement and relating to the transactions contemplated hereby as Administrative Agent may reasonably request.

(c)The Borrower agrees that it will, and will cause each other Person to, contemporaneously with the Guaranteeing of any Permitted Junior Indebtedness, unconditionally guaranty, on a joint and several basis, the prompt payment and performance of the Obligations pursuant to the Guaranty.  In connection therewith, the Borrower shall and shall cause each other Person to execute and deliver such other additional closing documents, certificates and legal opinions as shall reasonably be requested by the Administrative Agent.

SECTION 5.04  Existence; Conduct of Business.  The Borrower will, and will cause each other Loan Party to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges, franchises, patents, copyrights, trademarks and trade names material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.  No Loan Party will engage to any material extent in any business other than the Midstream ~~Businesses~~Services and businesses reasonably related thereto.

SECTION 5.05  Payment of Obligations.  The Borrower will, and will cause each other Loan Party to, pay its Indebtedness and other obligations, including liabilities for Taxes, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such other Loan Party has set aside on its books adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation and the enforcement of any Lien securing such obligation and (d) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.06  Maintenance of Properties.  The Borrower will, and will cause each other Loan Party to, keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted.  Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, the offices, Disposal Facilities, Gathering Systems, improvements, fixtures, equipment, and other Property owned, leased or used by the Borrower and each of the other Loan Parties in the conduct of their businesses are (a) being maintained in a state adequate to conduct normal operations, (b) in good operating condition, subject to ordinary wear and tear, and routine maintenance or repair, (c) sufficient for the operation of the businesses of the Borrower and each of the other Loan Parties as currently conducted, and (d) in conformity with all ~~Governmental Requirements~~governmental requirements relating thereto.

SECTION 5.07  Insurance.  The Borrower will, and will cause each other Loan Party to, maintain, with financially sound and reputable insurance companies (i) insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies of established repute engaged in the same or similar businesses operating in the same or similar locations, (ii) all insurance required to be maintained pursuant to the Security Documents and (iii) all insurance required for compliance with all material ~~Governmental Requirements~~governmental requirements and all Material Contracts.  The Borrower will furnish to the Lenders, upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained and evidence that the Administrative Agent is named as an additional insured in the case of all liability insurance policies and lender loss payee in the case of all casualty and property insurance policies.

SECTION 5.08  Casualty and Condemnation.  The Borrower (a) will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding and (b) will ensure that the Net Proceeds of any such event (whether in the form of insurance proceeds, condemnation awards or otherwise) are collected and applied in accordance with the applicable provisions of this Agreement.

SECTION 5.09  Books and Records; Inspection and Audit Rights.

(a)The Borrower will, and will cause each other Loan Party to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities.  The Borrower will, and will cause each other Loan Party to, permit any representatives designated by the Administrative Agent, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

(b)The Borrower will, and will cause each other Loan Party to, permit any representatives designated by Administrative Agent (including any consultants, accountants, lawyers and appraisers retained by Administrative Agent) to conduct evaluations and appraisals of the Borrower’s assets, books and records, all at such reasonable times and as often as reasonably requested. The Borrower shall pay the reasonable fees and expenses of any representatives retained by Administrative Agent to conduct any such evaluation or appraisal; but the Borrower shall not be required to pay such fees and expenses for more than one (1) such evaluation and appraisal during any calendar year unless an Event of Default has occurred and is continuing or otherwise required by regulatory guidelines. The Borrower also agrees to modify or adjust the computation of the financial covenants set forth in Section 5.13 (which may include maintaining additional reserves) to the extent reasonably required by Administrative Agent as a result of any such evaluation or appraisal.

SECTION 5.10  Compliance with Laws.  The Borrower will, and will cause each other Loan Party to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, including all terms of the Disposal Permits, and shall dispose in Disposal Wells only those non-hazardous wastes authorized by the applicable Disposal Permits, except, in each case, where the failure to do so would not reasonably be expected to result in a Material Adverse Effect.  The Borrower will maintain in effect and enforce, and cause each other Loan Party to maintain in effect and enforce, policies and procedures designed to ensure compliance by the applicable Loan Party and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.11  Use of Proceeds and Letters of Credit.  The Letters of Credit and the proceeds of the Loans will be used only for (i) Capital Expenditures, including the construction of Disposal Wells, water treatment facilities and water transportation pipelines, (ii) Permitted Acquisitions, (iii) general corporate and working capital purposes (including refinancing existing Indebtedness), and (iv) to pay fees, commissions and expenses in connection with closing the Transaction described in this Agreement on the Effective Date. No part of the proceeds of any Loan or any Letter of Credit will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the FRB, including Regulations T, U and X.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall not permit any other Loan Party or its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.12  Further Assurances.  The Borrower will, and will cause each other Loan Party to, promptly execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, mortgages, deeds of trust and other documents), which may be required under any applicable law, or which the Administrative Agent or the Required Lenders may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of the Loan Parties.  The Borrower also agrees to promptly provide to the Administrative Agent, from time to time upon reasonable request by the Administrative Agent, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.

SECTION 5.13  Financial Covenants.  The Borrower will have and maintain:

(a)Leverage Ratio. As of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2021, a Leverage Ratio of not greater than (i) 5.00 to 1.00 for the fiscal quarters ending March 31, 2021 through and including the fiscal quarter ending June 30, 2021, (ii) 4.75 to 1.00 for the fiscal quarter ending September 30, 2021, and (iii)  4.50 to 1.00 for each fiscal quarter ending June 30, September 30, December 31 and March 31 thereafter, commencing with the fiscal quarter ending December 31, 2021.

(b)Interest Coverage Ratio. As of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending March 31, 2021, an Interest Coverage Ratio of not less than 2.50 to 1.00.

(c)Secured Leverage Ratio. As of the end of each fiscal quarter of the Borrower, commencing with the fiscal quarter ending June 30, 2021, a Secured Leverage Ratio of not greater than 2.50 to 1.00.

SECTION 5.14  Environmental Matters.  The Borrower will, and will cause each other Loan Party to, comply with the Environmental Risk Agreement.

SECTION 5.15  Primary Banking Relationships; Deposit Account Control Agreements.  The Borrower will, and will cause each other Loan Party to, maintain its primary treasury and depository relationships with the Administrative Agent and, without limiting the foregoing, all deposit accounts (other than Immaterial Accounts) with a Lender.  Without limiting the foregoing, no later than ten (10) Business Days (or such longer period as the Administrative Agent may agree in its sole but reasonable discretion) following the establishment of any deposit account or securities account (other than deposit accounts and security accounts constituting Excluded Assets), Borrower will, and will cause each other Loan Party to, deliver to the Administrative Agent a control agreement, in form and substance reasonably satisfactory to the Administrative Agent, in respect of such deposit account or securities account.

SECTION 5.16  Accuracy of Information.  The Borrower will ensure that any information, including financial statements or other documents, furnished to the Administrative Agent or the Lenders in connection with this Agreement or any amendment or modification hereof or waiver hereunder, including, any Beneficial Ownership Certificates, contains no material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and the furnishing of such information shall be deemed to be a representation and warranty by the Borrower on the date thereof as to the matters specified in this Section.

SECTION 5.17  Certificate of Title Lien Perfection; Lien Subordination.

(a)Within sixty (60) days after the date hereof (or such later date as the Administrative Agent may agree), Borrower shall deliver to the Administrative Agent all original certificates of title for any Collateral subject to any certificate of title or other registration statute of the United States of America, any state or any other jurisdiction formally identifying the Administrative Agent as the first priority lienholder on all such certificates of title.

(b)At any time after the Effective Date, to the extent reasonably required by the Administrative Agent, the Borrower shall use commercially reasonable efforts to deliver to the Administrative Agent, agreements whereby (x) each warehouseman, bailee, agent or processor having possession of any Collateral of any Loan Party has subordinated any Lien such warehouseman, bailee, agent or processor may claim therein and agreed to hold all such Inventory for Administrative Agent’s account subject to Administrative Agent’s instruction and (y) each landlord in respect of any space leased by any Loan Party has subordinated any Lien such landlord may claim in any property of the Loan Party;

SECTION 5.18  Compliance with Agreements; Maintenance of Material Contracts.  The Borrower will, and will cause each other Loan Party to, comply with all agreements, contracts and instruments binding on it or affecting its Properties or business, including, without limitation, the Material Contracts, except to the extent that such noncompliance could not reasonably be expected to have a Material Adverse Effect.  The Borrower will, and will cause each other Loan Party to, maintain each Material Contract in full force and effect, and, upon the request of the Administrative Agent, provide to the Administrative Agent any notices, reports or other information delivered to the Borrower or any Loan Party from any such counterparty to any Material Contract.

SECTION 5.19  Maintenance of Gathering Systems and Disposal Facilities.  The Borrower will, and will cause each other Loan Party to, (a) maintain or cause the maintenance of their respective interests and rights in the Rights of Way for their Gathering Systems and in their Disposal Facilities, to the extent the failure to do so, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (b) subject to Permitted Encumbrances, maintain the Gathering Systems within the confines of the Rights of Way without material encroachment upon any adjoining property and maintain the Gathering Systems and the Disposal Facilities within the boundaries of the Deeds and without material encroachment upon any adjoining property if failure to do so could reasonably be expected to have a

Material Adverse Effect, (c) maintain such rights of ingress and egress necessary to permit the Loan Parties to inspect, operate, repair, and maintain the Midstream Properties, including the Gathering Systems and the Disposal Facilities, to the extent that failure to maintain such rights, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect and provided that the Loan Parties may hire third parties to perform these functions, and (d) maintain all material agreements, licenses, permits (including Disposal Permits), and other rights required for any of the foregoing described in clauses (a), (b), and (c) of this Section 5.19 in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder which could result in a termination or loss thereof, except any such failure to pay or default that could not reasonably, individually or in the aggregate, be expected to cause a Material Adverse Effect.

SECTION 5.20  Post-Closing Requirements.  The Borrower will, and will cause each other Loan Party to, promptly after the filing of each Mortgage, to the extent required by any right-of-way, lease or other instrument covered by such Mortgage, deliver notice of the granting of such Mortgage to the grantor or any such right-of-way, lease or other instrument.

ARTICLE VI

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and all Letters of Credit have expired or terminated (or have been replaced or backstopped in a manner reasonably acceptable to the Issuing Bank, with respect to any such Letter of Credit issued by such Issuing Bank, and the Administrative Agent), in each case, without any pending draw, and all LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:

SECTION 6.01  Indebtedness; Certain Equity Securities.

(a)The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Indebtedness, except:

(i)Indebtedness created under the Loan Documents;

(ii)Indebtedness existing on the date hereof and set forth in Schedule 6.01;

(iii)Indebtedness of any Domestic Subsidiary to Borrower or any other Domestic Subsidiary and Indebtedness of Borrower to any of its Domestic Subsidiaries;

(iv)Indebtedness of any Foreign Subsidiary to Borrower or any Domestic Subsidiary, and Indebtedness of Borrower or any of its Domestic Subsidiaries to Foreign Subsidiaries;

(v)Guarantees of Indebtedness permitted under this Section 6.01(a);

(vi)Capital Lease Obligations or purchase money Indebtedness in an aggregate amount not exceeding, at any one time outstanding, the greater of (A) $5,000,000 and (B) the lesser of (1) an amount equal to ten percent (10%) of the Revolving Commitments and (2) $25,000,000;

(vii)exposure resulting from any Swap Agreement permitted under Section 6.07 hereof;

(viii)Indebtedness associated with performance bonds, bid bonds, surety bonds, appeal bonds or customs bonds required in the ordinary course of business or in connection with the enforcement or defense of rights or claims of any other Loan Party or any Subsidiary;

(ix)Indebtedness owed to any Person providing property, casualty, liability or other insurance to the Borrower or any of its Subsidiaries, so long as the amount of such Indebtedness is not in excess of the amount of the unpaid cost of, and shall be incurred only to defer the cost of, such insurance for the period in which such Indebtedness is incurred and such Indebtedness is outstanding only during the period covered by the insurance (not to exceed one year of premiums for any single insurance policy);

(x)Indebtedness not to exceed at any one time outstanding $10,000,000 in the aggregate, of which up to $5,000,000 may be secured by Liens permitted by Section 6.02(d);

(xi)Subordinated Debt to the extent approved in advance in writing by the Required Lenders;

(xii)endorsements of negotiable instruments for deposit or collection in the ordinary course of business;

(xiii)extensions, renewals and replacements of any of the foregoing that do not increase the outstanding principal amount thereof; and

(xiv)unsecured Permitted Junior Indebtedness in an aggregate principal amount not to exceed $400,000,000.00.

(b)The Borrower will not, nor will it permit any other Loan Party to, issue (i) any Disqualified Capital Stock or (ii) any other preferred Equity Interests (which for the avoidance of doubt shall not constitute Disqualified Capital Stock) unless (A) the terms of such preferred Equity Interests  provide that any payment of dividends or other Restricted Payment in respect thereof shall be subject to compliance with Section 6.08 hereof and (B) any terms of such preferred Equity Interests providing for cash dividends, cash distributions or cash payments (other than reimbursement of reasonable and customary expenses and Permitted Tax Distributions) shall be reasonably acceptable to the Administrative Agent.

SECTION 6.02  Liens.  The Borrower will not, and will not permit any other Loan Party to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including Accounts receivable) or rights in respect of any thereof, except:

(a)Liens created under the Loan Documents and Liens securing obligations owed to one or more of the Lenders or Affiliates thereof (but not to any Person which is not, at the time such obligations are incurred, a Lender or an Affiliate thereof) under a Swap Agreement or under an agreement governing Banking Services;

(b)any Lien on any property or asset of the Borrower or any other Loan Party existing on the date hereof and set forth in Schedule 6.02;

(c)Liens created pursuant to Capital Lease Obligations or purchase money Indebtedness permitted pursuant to this Agreement; provided that such Liens are only in respect of the property or assets subject to, and secure only, the respective Capital Lease Obligations or purchase money Indebtedness;

(d)Liens securing Indebtedness in an aggregate amount not to exceed $5,000,000 permitted under Section 6.01(a)(x); and

(e)Permitted Encumbrances.

SECTION 6.03  Fundamental Changes.

(a)The Borrower will not, nor will it permit any other Loan Party to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that (i) any Subsidiary may merge into Borrower in a transaction in which Borrower is the surviving Person, (ii) any Subsidiary may merge into any Domestic Subsidiary in a transaction in which the surviving entity is a Domestic Subsidiary and any Foreign Subsidiary may merge into any other Foreign Subsidiary, (iii) any Subsidiary may liquidate or dissolve if Borrower determines in good faith that such liquidation or dissolution is in the best interests of Borrower and is not materially disadvantageous to the Lenders and if such Subsidiary is a Domestic Subsidiary, its assets are transferred to Borrower or a Domestic Subsidiary and (iv) Borrower or any Subsidiary may give effect to a merger or consolidation the purpose of which is to effect an investment, disposition or Acquisition permitted under Article VI so long as Borrower continues in existence and the surviving entity is a Domestic Subsidiary.

(b)The Borrower will not, and will not permit any other Loan Party to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and the other Loan Parties on the date of execution of this Agreement and businesses reasonably related thereto.

SECTION 6.04  Investments, Loans, Advances, Guarantees and Acquisitions.  The Borrower will not, and will not permit any other Loan Party to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary of Borrower or that is a Foreign Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, except:

(a)investments, loans and advances existing on the date hereof and set forth on Schedule 6.04;

(b)Permitted Investments;

(c)loans or advances permitted under Section 6.01(a);

(d)loans or advances by the Borrower or any of its Subsidiaries to their respective employees, officers and directors in the ordinary course of business, not to exceed $750,000 in the aggregate at any one time outstanding;

(e)Accounts receivable owned by the Borrower or any of its Subsidiaries, if created in the ordinary course of business and payable or dischargeable in accordance with customary trade terms;

(f)Guarantees constituting Indebtedness permitted by Section 6.01; provided that a Subsidiary of Borrower shall not Guarantee any Subordinated Debt;

(g)investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent Accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

(h)investments by any Domestic Subsidiary in Borrower or any other Domestic Subsidiary, investments by Borrower in any of its Domestic Subsidiaries and investments by any Foreign Subsidiary in any other Foreign Subsidiary;

(i)investments, loans and advances to the extent that payment for such investments, loans and advances is exclusively financed with the proceeds of (or cash capital contributions in respect of) Equity Interests (other than the proceeds of Disqualified Capital Stock and Covenant Cure Payments) issued or sold by the Borrower after the Effective Date for the specific purpose of financing such investments, loans and/or advances;

(j)investments in joint ventures in an aggregate amount not to exceed $30,000,000 at any time; and

(k)acquisitions of Subsidiaries permitted under Section 6.17.

SECTION 6.05  Asset Sales.  The Borrower will not, and will not permit any other Loan Party to, sell, transfer, lease or otherwise dispose of any asset, including any Equity Interest owned by it, nor will the Borrower permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

(a)sales of Inventory, used, obsolete, worthless, wornout or surplus equipment and Permitted Investments in the ordinary course of business;

(b)sales, transfers and dispositions to the Borrower or to any of its Subsidiaries; provided that any such sales, transfers or dispositions involving a Subsidiary of Borrower that is not a Loan Party shall be made in compliance with Section 6.09;

(c)other sales (excluding those described by clauses (a) and (b) above and clauses (d) and (e) below) by the Borrower or any of its Subsidiaries which do not exceed, in the aggregate, $10,000,000 in any fiscal year;

(d)dispositions of Midstream Properties or any interest therein, not otherwise permitted under clauses (a), (b) and (c) above which are made in the ordinary course of business; provided that, (i) no Event of Default shall exist at the time of such disposition or be caused thereby, (ii) the fair market value of all Midstream Properties disposed of pursuant to this clause (d) during any period of twelve consecutive calendar months shall not exceed, in the aggregate for all Loan Parties taken as a whole, $30,000,000, (iii) the consideration received in respect of each such disposition shall be equal to or greater than the fair market value of the Midstream Properties subject to such disposition (as reasonably determined by the board of directors or other governing body of such Loan Party and, if requested by the Administrative Agent, such Loan Party shall deliver a certificate of a Responsible Officer of such Loan Party certifying to that effect), (iv) 100% of the consideration received in respect of each such disposition shall be cash or Cash Equivalents, and (v) the Borrower shall prepay the Loans to the extent required by Section 2.10 as a result of each such disposition; and

(e)sales of other property not constituting Collateral or required to be pledged under Section 5.03(b) which sales, individually and in the aggregate, (i) could not reasonably be expected to have a Material Adverse Effect and (ii) do not exceed $3,000,000 in any fiscal year;

provided that all sales, transfers, leases and other dispositions permitted hereby (other than those permitted by clause (b) and, to the extent expressly set forth to the contrary therein, clause (d) above) shall be made for fair value and solely for cash consideration.

SECTION 6.06  Sale and Leaseback Transactions.  The Borrower will not, and will not permit any other Loan Party to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

SECTION 6.07  Swap Agreements.  The Borrower will not, and will not permit any other Loan Party to, enter into any Swap Agreement, other than Swap Agreements entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any other Loan Party is exposed in the conduct of its business or the management of its liabilities.

SECTION 6.08  Restricted Payments.  The Borrower will not, nor will it permit any other Loan Party to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except (a) the Borrower may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its Equity Interests (other than Disqualified Capital Stock), (b) Subsidiaries of Borrower may declare and pay dividends to the Borrower and the other Loan Parties ratably with respect to their Equity Interests, (c) the Borrower may pay Permitted Tax Distributions, (d) if there are no Loans outstanding immediately before or after the making of such Restricted Payment, the Borrower may declare and pay cash distributions so long as such distribution is funded using only Available Cash and both at the time of, and immediately after effect has been given to, such proposed action, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Borrower’s Leverage Ratio (calculated using EBITDA for the most recently ended fiscal quarter for which a Compliance Certificate has been delivered and Indebtedness as of such date of calculation) is less than or equal to 4.00 to 1.00 on a pro forma basis, (e) if there are Loans outstanding immediately before or after the making of such Restricted Payment, the Borrower may declare and pay cash distributions so long as such distribution is funded using only Available Cash and both at the time of, and immediately after effect has been given to, such proposed action, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower’s Leverage Ratio (calculated using EBITDA for the most recently ended fiscal quarter for which a Compliance Certificate has been delivered and Indebtedness as of such date of calculation) is less than or equal to 3.75 to 1.00 on a pro forma basis and (z) the Borrower has Liquidity in excess of an amount equal to fifteen percent (15%) of the then existing Commitments, (f) the Borrower may make an initial repurchase of all or a portion of the Concho Preferred Units on the Effective Date and (g) the Borrower may repurchase all or a portion of the Concho Preferred Units on or after the Effective Date if both at the time of, and immediately after effect has been given to, such proposed action, (x) no Default or Event of Default shall have occurred and be continuing, (y) the Borrower’s Leverage Ratio (calculated using EBITDA for the most recently ended fiscal quarter for which a Compliance Certificate has been delivered and Indebtedness as of such date of calculation) is less than or equal to 4.00 to 1.00 on a pro forma basis and (z) the Borrower has Liquidity in excess of an amount equal to fifteen percent (15%) of the then existing Commitments.

SECTION 6.09  Transactions with Affiliates.  The Borrower will not, nor will it permit any other Loan Party to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such other Loan Party than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and any Loan Party not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.08.

SECTION 6.10  Restrictive Agreements.  The Borrower will not, nor will it permit any other Loan Party to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any other Loan Party to create, incur or permit to exist any Lien upon any of its property or assets in favor, or otherwise for the benefit, of Administrative Agent or the Lenders hereunder or under any Loan Document, or (b) the ability of any Subsidiary of Borrower to pay dividends or other distributions with respect to any of its Equity Interests or to make or repay loans or advances to the Borrower or any other Subsidiary of Borrower or to Guarantee Indebtedness of the Borrower or any of its Subsidiaries; provided that the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document.

SECTION 6.11  Amendment of Material Documents.  The Borrower will not, nor will it permit any other Loan Party to (a) amend, modify or waive any of its rights under any Subordinated Debt Document in violation of the applicable subordination agreement or in any other manner adverse to the Lenders, (b) amend, modify, or waive any of the material rights or obligations of any Person under, or will consent or otherwise enter into any such amendment, modification or waiver of, its organizational documents (A) in any manner adverse to the Lenders or (B) to increase the number of members of the Borrower’s board of directors, or (c) take any of the following actions if such action would be materially adverse to the Lenders: (i) amend, supplement or otherwise modify (or permit to be amended, supplemented or modified) any Material Contract, (ii) assign to any Person (other than any other Loan Party) any of its rights under any Material Contract or (iii) waive any of its rights of material value under any Material Contract.

SECTION 6.12  Additional Subsidiaries.  The Borrower will not, and will not permit any other Loan Party to, form (including by Division) or acquire any Subsidiary, or permit an Immaterial Subsidiary to cease to be an Immaterial Subsidiary, after the Effective Date except that Borrower or any of its Subsidiaries may form, create or acquire a Wholly Owned Subsidiary, or permit an Immaterial Subsidiary to cease to be an Immaterial Subsidiary, so long as (a) immediately thereafter and giving effect thereto, no event will occur and be continuing which constitutes a Default; (b) such Subsidiary (and, where applicable, Borrower) shall, within fifteen (15) Business Days (or such later period as Administrative Agent may agree in its sole discretion) of such formation, creation or acquisition of such Subsidiary, or cessation of an Immaterial Subsidiary to be an Immaterial Subsidiary, execute and deliver a Guaranty (or, at the option of Administrative Agent, a joinder to the Guaranty executed concurrently herewith) and such Security Documents and related certificates and deliverables (including, if requested a favorable legal opinion of counsel to the Borrower) as the Administrative Agent may reasonably require to effectuate the provisions of this Agreement regarding Collateral to be covered by the Security Documents; provided that (x) no Foreign Subsidiary shall be required to execute and deliver such a Guaranty or such Security Documents unless the delivery of such documents would not reasonably be expected to result in adverse tax consequences and (y) no Immaterial Subsidiary shall be required to execute such a Guaranty or such Security Documents and related certificates and deliverables so long as it constitutes an Immaterial Subsidiary, and (c)  Administrative Agent is given prior notice of such formation, creation or acquisition.  Borrower shall not permit any Foreign Subsidiary to form, create or acquire a Domestic Subsidiary.

SECTION 6.13  Exclusion of Buildings and Manufactured (Mobile) Homes; Negative Pledge.  Notwithstanding any provision in any of the Loan Documents to the contrary, (a) in no event is any Building or Manufactured (Mobile) Home owned by any Loan Party included in the Mortgaged Property and (b) no Building or Manufactured (Mobile) Home shall be encumbered by any Security Document; provided, that (i) the applicable Loan Party’s interests in all lands situated under any such Building or Manufactured (Mobile) Home shall be included in the Mortgaged Property and shall be encumbered by all applicable Security Documents to the extent such lands are required to be included in the Mortgaged Property pursuant to the terms of Section 5.03(b) and (ii) the Borrower shall not, and shall not permit any of its Subsidiaries to, permit to exist any Lien on any such Building or Manufactured (Mobile) Home except Permitted Encumbrances.

SECTION 6.14  Property of Foreign Subsidiaries.  Borrower will not permit the aggregate value (based on the greater of book or market value) of the total assets owned by Foreign Subsidiaries of Borrower to exceed 5% of the aggregate value (based on the greater of book or market value) of the total assets owned by Borrower and all of its Subsidiaries.

SECTION 6.15  Anti-Corruption Laws and Sanctions.  The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall not permit any other Loan Party or any of its or their respective directors, officers, employees and agents to use, the proceeds of any Borrowing or Letter of Credit (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 6.16  Nature of Business; International Operations.  Borrower will not, and will not permit any other Loan Party or Subsidiary to, engage (directly or indirectly) in any line of business other than acting as midstream companies primarily engaged in the Midstream Services.  From and after the date hereof, the Borrower, the other Loan Parties and their respective Subsidiaries will not acquire or make any other expenditure (whether such expenditure is capital, operating or otherwise) to purchase or lease, or acquire Rights of Way in, any real Property not located within the geographical boundaries of the United States.

SECTION 6.17  Acquisitions.  None of the Loan Parties will consummate any Acquisition without the prior written consent of the Required Lenders except (x) Investments permitted by Section 6.04(h) and (y) Acquisitions that satisfy the following conditions precedent (each a “Permitted Acquisition”):

(a)The total cash and noncash consideration (including the fair market value of all Equity Interests issued or transferred to the sellers thereof, all indemnities, earnouts and other contingent payment obligations to, and the aggregate amounts paid or to be paid under non-compete, consulting and other affiliated agreements with, the sellers thereof, all write-downs of property and reserves for liabilities with respect thereto and all assumptions of Indebtedness, liabilities and other obligations in connection therewith) paid by or on behalf of the Loan Parties for any such purchase or other acquisition shall not exceed the greater of (i) $40,000,000 and (ii) the lesser of (A) an amount equal to twenty percent (20%) of the Revolving Commitments and (B) $70,000,000 in any one transaction or series of related transactions and, when aggregated with the total cash and noncash consideration paid by or on behalf of the Loan Parties for all other purchases or acquisitions made by the Loan Parties pursuant to this Section 6.17, $120,000,000 in the aggregate in any fiscal year, excluding in each such case, any amount exclusively financed through the issuance of Equity Interests (other than Disqualified Capital Stock) and/or funding of capital contributions (other than with the proceeds of Disqualified Capital Stock or Covenant Cure Payments) after the Effective Date for the specific purpose of financing such acquisition;

(b)any Acquisition of Equity Interests shall require the acquisition of all (but not less than all) of the Equity Interests in and to the applicable Person;

(c)immediately before and immediately after giving effect to any Acquisition, no Default or Event of Default shall have occurred and be continuing;

(d)the Administrative Agent shall have received reasonably satisfactory evidence that immediately after giving effect to such purchase or other acquisition, the Loan Parties shall be in pro forma compliance (including with respect to Indebtedness outstanding on such date of calculation, including

Indebtedness incurred with respect to such purchase or other acquisition) with the covenants set forth in Section 5.13 , such compliance to be determined on the basis of the Compliance Certificate most recently delivered to the Administrative Agent and the Lenders pursuant to Section 5.01 (c) as though such Acquisition had been consummated as of the first day of the trailing four fiscal quarter period ending on the date of such financial statement;

(e)all of the applicable requirements of Sections 5.03(b) and 6.12 shall have been satisfied (or will be satisfied within the applicable time periods specified therein);

(f)Administrative Agent shall have received such other documents as may be reasonably requested by the Administrative Agent in connection with such Acquisition;

(g)Lenders shall have received a copy of the fully executed acquisition agreement and all amendments thereto (each, as amended, an “Acquisition Agreement”), relating to the Acquisition;

(h)Administrative Agent shall have received copies of the material documents evidencing the closing of the transactions contemplated by such Acquisition Agreement; and

(i)Borrower shall deliver (or cause to be delivered) to the Administrative Agent evidence reasonably satisfactory to the Administrative Agent that all consents and approvals required to be obtained from any Governmental Authority or other Person in connection with the applicable Acquisition shall have been obtained, and all applicable waiting periods and appeal periods shall have expired, and that the applicable Acquisition is being consummated in accordance with all laws, regulations and orders of any Governmental Authority applicable to it, in each case without the imposition of any burdensome conditions.

SECTION 6.18  Repayment of Permitted Junior Indebtedness; Amendment of Terms of Permitted Junior Indebtedness Documents.  The Borrower will not, and will not permit any of the other Loan Party to:

(a)call, make or offer to make any optional or voluntary Redemption of, or otherwise optionally or voluntarily Redeem (whether in whole or in part), or make any voluntary Restricted Payments that would in turn require any Loan Party to make an offer to Redeem, any Permitted Junior Indebtedness; provided, that the Borrower may voluntarily Redeem (including pursuant to an exchange) Permitted Junior Indebtedness (i) with the proceeds of any Permitted Refinancing Indebtedness permitted under this Agreement, (ii) with cash proceeds of an offering of Equity Interests (other than Disqualified Capital Stock) of the Borrower or (iii) with the issuance of additional Equity Interests (other than Disqualified Capital Stock) of the Borrower in exchange for all or a portion of any Permitted Junior Indebtedness, so long as, in the case of the foregoing clauses (ii) and (iii), no Default or Event of Default has occurred and is continuing both before and after giving effect to such Redemption and such Redemption occurs substantially contemporaneously with, and in any event within three (3) Business Days following, the receipt of proceeds or confirmation of exchange, as applicable, in respect of such Redemption.

(b)amend, modify, waive or otherwise change, consent or agree  to any amendment, modification, waiver or other change to any of the terms of any Permitted Junior Indebtedness Documents other than amendments, modifications, waivers, changes or consents that (i) do not add any financial covenants to, or amend the terms of any financial covenants to be more onerous to the ~~Obligors~~Loan Parties than, those imposed by the Permitted Junior Indebtedness Documents immediately prior to giving effect to such amendment, modification, waiver or change (the “Prior Permitted Junior Indebtedness Documents”),  (ii) do not add any event of default that is, or amend any event of default to be, materially more onerous to the ~~Obligors~~Loan Parties than those in the Prior Permitted Junior Indebtedness Documents, (iii) do not add any other covenants (other than financial covenants) that are, or modify any other covenants (other than financial covenants) to be, in either case under this clause (iii), taken as a whole, materially more onerous to the ~~Obligors~~Loan Parties than those imposed by the Prior Permitted Junior Indebtedness Documents in each case as determined by the Borrower in good faith in its reasonable discretion or (iv) do not (A) add a shorter maturity date to, or reduce the stated maturity date of, or (B) otherwise reduce the average life to be shorter than the average life of, the Indebtedness incurred under the Prior Permitted Junior Indebtedness Documents; provided that, for the avoidance of doubt, the incurrence of Permitted Refinancing Indebtedness pursuant to Section 6.01(a)(xiv) shall not be deemed to constitute an amendment, modification, waiver or change to the Refinanced Indebtedness refinanced with such Permitted Refinancing Indebtedness.

ARTICLE VII

Events of Default

SECTION 7.01  Events of Default.  Each of the following shall constitute an “Event of Default”:

(a)the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

(b)the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three (3) Business Days;

(c)any representation or warranty made or deemed made by or on behalf of the Borrower or any other Loan Party in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;

(d)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.02, 5.03(b), 5.07, 5.11, 5.13 or 5.20 or in Article VI;

(e)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in Sections 5.01 or 5.12 and such failure shall continue unremedied for a period of five (5) Business Days;

(f)any Loan Party shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clauses (a), (b), (d) or (e) of this Article), and such failure shall continue unremedied for a period of 30 days after the earlier of (i) the Borrower becoming aware of such failure and (ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders);

(g)any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity;

(h)an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any other Loan Party or their debts, or of a substantial part of their assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of their assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)the Borrower or any other Loan Party shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any other Loan Party or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(j)the Borrower or any other Loan Party shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(k)one or more judgments for the payment of money in an aggregate amount in excess of the greater of (A) $1,000,000 and (B) the lesser of (1) an amount equal to two and one-half percent (2.5%) of the Revolving Commitments and (2) $10,000,000 (exclusive of amounts covered by insurance) shall be rendered against the Borrower or any other Loan Party and the same shall remain undischarged for a period of 45 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any other Loan Party to enforce any such judgment;

(l)an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(m)any Lien purported to be created under any Security Document shall cease to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents, and the same shall not be fully cured within 30 days after notice thereof to the Borrower by the Administrative Agent, or any Lien purported to be created under any Security Document shall be asserted by any Loan Party not to be a valid and perfected Lien on any Collateral, with the priority required by the applicable Security Document, except as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Documents; or

(n)a Change in Control shall occur.

SECTION 7.02  Financial Covenant Cure.

(a)Notwithstanding anything to the contrary contained in Section 7.01, in the event of any Event of Default with respect to the covenants set forth in Section 5.13 for any applicable period (a “Financial Covenant Default”), and until the expiration of the tenth (10th) Business Day after the date on which financial statements are required to be delivered for such period pursuant to Section 5.01(a) or (b) and the corresponding Compliance Certificate to be delivered pursuant to Section 5.01(d) with respect to the applicable fiscal quarterly period hereunder, the Borrower may (in accordance with applicable law) sell or issue common Equity Interests to any Person that is not a Loan Party (to the extent such transaction would not result in a Change in Control) or otherwise obtain cash capital contributions on account of common Equity Interests and, in either case, apply the proceeds of such issuance of Equity Interests to increase EBITDA (such application, a “Covenant Cure Payment”); provided that (i) the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, is actually received by the Borrower no later than fifteen (15) Business Days after the date on which financial statements, for the applicable period for which such Financial Covenant Default has occurred, are required to be delivered pursuant to Section 5.01(a) or (b) and the corresponding Compliance Certificate is required to be delivered pursuant to Section 5.01(d) with respect to such fiscal quarter hereunder, (ii) the amount of the Covenant Cure Payment shall not exceed the amount necessary to bring the Borrower into compliance with Section 5.13, if any and (iii) the proceeds applied to increase EBITDA shall not be subject to the last sentence of the definition thereof.  Subject to the terms set forth above and the terms in clause (b) and (c) below, upon (A) application of the proceeds of such issuance of Equity Interests or cash capital contribution, as applicable, as provided above within the fifteen (15) Business Day period described above in such amounts sufficient to cure the Events of Default under the covenants set forth in Section 5.13, and (B) delivery of an updated Compliance Certificate executed by a Financial Officer to the Administrative Agent reflecting compliance with the covenants set forth in Section 5.13, as applicable, such Events of Default shall be deemed cured and no longer in existence.  For the avoidance of doubt, the amount of any Covenant Cure Payment made in accordance with the terms of this Section 7.02 shall be deemed to increase EBITDA by a like amount for purposes of calculating the Leverage Ratio and the Interest Coverage Ratio for the relevant fiscal quarter but shall not, in any event, be subject to any annualization thereof.

(b)The parties hereby acknowledge and agree that this Section 7.02 may not be relied on for purposes of calculating any financial ratios or other conditions or compliances other than the financial covenants set forth in Section 5.13 and shall not result in any adjustment to any amounts (including, for the avoidance of doubt, any decrease to Indebtedness with the proceeds of such issuance of Equity Interests or other cash capital contribution, as applicable) other than the amount of EBITDA referred to in Section 7.02(a) above for purposes of determining the Borrower’s compliance with Section 5.13.  To the extent a Covenant Cure Payment is applied to increase EBITDA, such Covenant Cure Payment shall only be taken into account in connection with the calculations of the covenants contained in Section 5.13 as of a particular fiscal quarter end and any subsequent calculations of such covenants which contain such particular fiscal quarter as part of its trailing twelve month period or trailing four quarter period.

(c)In each period of four consecutive fiscal quarters, there shall be at least two (2) fiscal quarters in which no cure set forth in this Section 7.02 is made.  The cure rights provided in this Section 7.02 may not be exercised in any two consecutive quarters.  The Borrower may not utilize more than four cures provided in this Section 7.02 during the duration of this Agreement.

SECTION 7.03  Remedies.  Upon the occurrence and during the continuance of an Event of Default, with the consent of the Required Lenders, the Administrative Agent may, or upon the request of the Required Lenders, the Administrative Agent shall, by notice to the Borrower:

(a)Acceleration; Termination of Commitments.  Terminate the Commitments and declare the principal of and interest on the Loans and the Reimbursement Obligations at the time outstanding, and all other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (including all LC Exposure, whether or not the beneficiaries of the then outstanding Letters of Credit shall have presented or shall be entitled to present the documents required thereunder) and all other Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or the other Loan Documents to the contrary notwithstanding, and terminate the Commitments and any right of the Borrower to request borrowings or Letters of Credit thereunder; provided, that upon the occurrence of an Event of Default specified in Section 7.01(h) or (i), the Commitments shall be automatically terminated and all Obligations shall automatically become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived by each Loan Party, anything in this Agreement or in any other Loan Document to the contrary notwithstanding.

(b)Letters of Credit.  With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, demand that the Borrower shall at such time cash collateralize such outstanding Letters of Credit pursuant to Section 2.04(j).  Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations in accordance with Section 10.5.  After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

(c)General Remedies.  Exercise on behalf of the Secured Parties all of its other rights and remedies under this Agreement, the other Loan Documents and Applicable Law, in order to satisfy all of the Obligations.

SECTION 7.04  Rights and Remedies Cumulative; Non-Waiver; etc.

(a)The enumeration of the rights and remedies of the Administrative Agent and the Lenders set forth in this Agreement is not intended to be exhaustive and the exercise by the Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which shall be cumulative, and shall be in addition to any other right or remedy given hereunder or under the other Loan Documents or that may now or hereafter exist at law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the Administrative Agent or any Lender in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege or shall be construed to be a waiver of any Event of Default.  No course of dealing between the Borrower, the Administrative Agent and the Lenders or their respective agents or employees shall be effective to change, modify or discharge any provision of this Agreement or any of the other Loan Documents or to constitute a waiver of any Event of Default.

(b)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 7.03 for the benefit of all the Lenders and the Issuing Banks; provided that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Issuing Bank from exercising the rights and remedies that inure to its benefit (solely in its capacity as an Issuing Bank) hereunder and under the other Loan Documents, (c) any Lender from exercising setoff rights in accordance with Section 9.08, or (d) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any Debtor Relief Law; and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to

Section 7.03 and (ii) in addition to the matters set forth in clauses (b), (c) and (d) of the preceding proviso and subject to Section 2.17, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.

SECTION 7.05  Crediting of Payments and Proceeds.  In the event that the Obligations have been accelerated pursuant to Section 7.03 or the Administrative Agent or any Lender has exercised any remedy set forth in this Agreement or any other Loan Document, all payments received on account of the Obligations and all net proceeds from the enforcement of the Obligations shall, subject to the provisions of Section 2.19, be applied by the Administrative Agent as follows:

First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts, including attorney fees, payable to the Administrative Agent in its capacity as such;

Second, to payment of that portion of the Obligations constituting fees (other than Commitment Fees and Letter of Credit fees payable to the Lenders), indemnities and other amounts (other than principal and interest) payable to the Lenders, and the Issuing Banks under the Loan Documents, including attorney fees, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Second payable to them;

Third, to payment of that portion of the Obligations constituting accrued and unpaid Commitment Fees, Letter of Credit fees payable to the Lenders and interest on the Loans and Reimbursement Obligations, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and Swap and Banking Services Obligations then owing and to cash collateralize any LC Exposure then outstanding, ratably among the holders of such obligations in proportion to the respective amounts described in this clause Fourth payable to them; and

Last, the balance, if any, after all of the Obligations have been paid in full, to the Borrower or as otherwise required by Applicable Law.

Notwithstanding the foregoing, Swap and Banking Services Obligations shall be excluded from the application described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof following such acceleration or exercise of remedies and at least three (3) Business Days prior to the application of the proceeds thereof.  Each holder of Swap and Banking Services Obligations that, in either case, is not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article VIII for itself and its Affiliates as if a “Lender” party hereto.

SECTION 7.06  Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Loan Party) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:

(a)to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the

Issuing Banks and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Banks and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Banks and the Administrative Agent under Sections 2.11 and 9.03) allowed in such judicial proceeding; and

(b)to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.11 and 9.03.  Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or Issuing Bank or to authorize the Administrative Agent to vote in respect of the claim of any Lender or Issuing Bank in any such proceeding.

SECTION 7.07  Credit Bidding.

(a)The Administrative Agent, on behalf of itself and the Secured Parties, shall have the right, exercisable at the direction of the Required Lenders, to credit bid and purchase for the benefit of the Administrative Agent and the Secured Parties all or any portion of Collateral at any sale thereof conducted by the Administrative Agent under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 of the UCC, at any sale thereof conducted under the provisions of the Bankruptcy Code, including Section 363 thereof, or a sale under a plan of reorganization, or at any other sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with Applicable Law.  Such credit bid or purchase may be completed through one or more acquisition vehicles formed by the Administrative Agent to make such credit bid or purchase and, in connection therewith, the Administrative Agent is authorized, on behalf of itself and the other Secured Parties, to adopt documents providing for the governance of the acquisition vehicle or vehicles, and assign the applicable Obligations to any such acquisition vehicle in exchange for Equity Interests and/or debt issued by the applicable acquisition vehicle (which shall be deemed to be held for the ratable account of the applicable Secured Parties on the basis of the Obligations so assigned by each Secured Party); provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or Equity Interests thereof, shall be governed, directly or indirectly, by the vote of the Required Lenders, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02.

(b)Each Lender hereby agrees, on behalf of itself and each of its Affiliates that is a Secured Party, that, except as otherwise provided in any Loan Document or with the written consent of the Administrative Agent and the Required Lenders, it will not take any enforcement action, accelerate obligations under any of the Loan Documents, or exercise any right that it might otherwise have under Applicable Law to credit bid at foreclosure sales, UCC sales or other similar dispositions of Collateral.

ARTICLE VIII

The Administrative Agent

SECTION 8.01  Appointment and Authority.

(a)Each of the Lenders and each Issuing Bank hereby irrevocably appoints, designates and authorizes Wells Fargo to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.  The provisions of this Article are solely for the benefit of the Administrative Agent, the Arranger, the Lenders, each Issuing Bank and their respective Related Parties, and neither the Borrower nor any Subsidiary thereof shall have rights as a third-party beneficiary of any of such provisions.

(b)The Administrative Agent shall also act as the “collateral agent” under the Loan Documents, and each of the Lenders (including each holder of Swap and Banking Services Obligations) and each Issuing Bank hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of such Lender and such Issuing Bank for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto (including to enter into additional Loan Documents or supplements to existing Loan Documents on behalf of the Secured Parties).  In this connection, the Administrative Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Administrative Agent pursuant to this Article VIII for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article and Article IX (including Section 9.03, as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto.

(c)It is understood and agreed that the use of the term “agent” herein or in any other Loan Documents (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

SECTION 8.02  Rights as a Lender.  The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of banking, trust, financial advisory, underwriting, capital markets or other business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders or to provide notice to or consent of the Lenders with respect thereto.

SECTION 8.03  Exculpatory Provisions.

(a)The Administrative Agent, the Arranger and their respective Related Parties shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder and thereunder shall be administrative in nature.  Without limiting the generality of the foregoing, the Administrative Agent, the Arranger and their respective Related Parties:

(i)shall not be subject to any agency, trust, fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(ii)shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or Applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law;

(iii)shall not, have any duty to disclose, and shall not be liable for the failure to disclose to any Lender, any Issuing Bank or any other Person, any credit or other information relating concerning the business, prospects, operations, properties, assets, financial or other condition or creditworthiness of the Borrower or any of its Subsidiaries or Affiliates that is communicated to, obtained by or otherwise in the possession of the Person serving as the Administrative Agent, the Arranger or their respective Related Parties in any capacity, except for notices, reports and other documents that are required to be furnished by the Administrative Agent to the Lenders pursuant to the express provisions of this Agreement; and

(iv)shall not be required to account to any Lender or any Issuing Bank for any sum or profit received by the Administrative Agent for its own account.

(b)The Administrative Agent, the Arranger and their respective Related Parties shall not be liable for any action taken or not taken by it under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby or thereby (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 7.03 and Section 9.02) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final non-appealable judgment.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default and indicating that such notice is a “Notice of Default” is given to the Administrative Agent by the Borrower, a Lender or an Issuing Bank.

(c)The Administrative Agent, the Arranger and their respective Related Parties shall not be responsible for or have any duty or obligations to any Lender or Participant or any other Person to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (v) the value or the sufficiency of any Collateral, (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent or (vii) the utilization of any Issuing Bank’s Letter of Credit Commitment (it being understood and agreed that each Issuing Bank shall monitor compliance with its own Letter of Credit Commitment without any further action by the Administrative Agent).

SECTION 8.04  Reliance by the Administrative Agent.  The Administrative Agent shall be entitled to rely upon, shall be fully protected in relying and shall not incur any liability for relying upon,

any notice, request, certificate, consent, communication, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person, including any certification pursuant to Section 8.09.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall be fully protected in relying and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or such Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or such Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit.  The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.  Each Lender or Issuing Bank that has signed this Agreement or a signature page to an Assignment and Assumption or any other Loan Document pursuant to which it is to become a Lender or Issuing Bank hereunder shall be deemed to have consented to, approved and accepted and shall deemed satisfied with each document or other matter required thereunder to be consented to, approved or accepted by such Lender or Issuing Bank or that is to be acceptable or satisfactory to such Lender or Issuing Bank.

SECTION 8.05  Delegation of Duties.  The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the Revolving Commitments as well as activities as Administrative Agent.  The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

SECTION 8.06  Resignation of Administrative Agent.

(a)The Administrative Agent may at any time give notice of its resignation to the Lenders, each Issuing Bank and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor, which shall be a bank or  financial institution reasonably experienced in serving as administrative agent on syndicated bank facilities with an office in the United States, or an Affiliate of any such bank or financial institution with an office in the United States.  If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above.  Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.

(b)If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

(c)With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (i) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or any Issuing Bank under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (ii) except for any indemnity payments or other amounts then owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and each Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Administrative Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents.  The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent or relating to its duties as Administrative Agent that are carried out following its retirement or removal, including, without limitation, any actions taken with respect to acting as collateral agent or otherwise holding any Collateral on behalf of any of the Secured Parties or in respect of any actions taken in connection with the transfer of agency to a replacement or successor Administrative Agent.

(d)Any resignation by, or removal of, Wells Fargo as Administrative Agent pursuant to this Section shall also constitute its resignation as an Issuing Bank.  Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, (i) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Issuing Bank, if in its sole discretion it elects to, (ii) the retiring Issuing Bank shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents, and (iii) the successor Issuing Bank, if in its sole discretion it elects to, shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring Issuing Bank to effectively assume the obligations of the retiring Issuing Bank with respect to such Letters of Credit.

SECTION 8.07  Non-Reliance on Administrative Agent and Other Lenders.  Each Lender and each Issuing Bank expressly acknowledges that none of the Administrative Agent, the Arranger or any of their respective Related Parties has made any representations or warranties to it and that no act taken or failure to act by the Administrative Agent, the Arranger or any of their respective Related Parties, including any consent to, and acceptance of any assignment or review of the affairs of the Borrower and its Subsidiaries or Affiliates shall be deemed to constitute a representation or warranty of the Administrative Agent, the Arranger or any of their respective Related Parties to any Lender, any Issuing Bank or any other Secured Party as to any matter, including whether the Administrative Agent, the Arranger or any of their respective Related Parties have disclosed material information in their (or their respective Related Parties’) possession.  Each Lender and each Issuing Bank expressly acknowledges, represents and warrants to the

Administrative Agent and each Arranger that (a) the Loan Documents set forth the terms of a commercial lending facility, (b) it is engaged in making, acquiring, purchasing or holding commercial loans in the ordinary course and is entering into this Agreement and the other Loan Documents to which it is a party as a Lender for the purpose of making, acquiring, purchasing and/or holding the commercial loans set forth herein as may be applicable to it, and not for the purpose of making, acquiring, purchasing or holding any other type of financial instrument, (c) it is sophisticated with respect to decisions to make, acquire, purchase or hold the commercial loans applicable to it and either it or the Person exercising discretion in making its decisions to make, acquire, purchase or hold such commercial loans is experienced in making, acquiring, purchasing or holding commercial loans, (d) it has, independently and without reliance upon the Administrative Agent, the Arranger, any other Lender or any of their respective Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and appraisal of, and investigations into, the business, prospects, operations, property, assets, liabilities, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, all applicable bank or other regulatory Applicable Laws relating to the Transactions and the transactions contemplated by this Agreement and the other Loan Documents and (e) it has made its own independent decision to enter into this Agreement and the other Loan Documents to which it is a party and to extend credit hereunder and thereunder.  Each Lender and each Issuing Bank also acknowledges that (i) it will, independently and without reliance upon the Administrative Agent, the Arranger or any other Lender or any of their respective Related Parties (A) continue to make its own credit analysis, appraisals and decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder based on such documents and information as it shall from time to time deem appropriate and its own independent investigations and (B) continue to make such investigations and inquiries as it deems necessary to inform itself as to the Borrower and its Subsidiaries and (ii) it will not assert any claim in contravention of this Section 8.07.

SECTION 8.08  No Other Duties, Etc.  Anything herein to the contrary notwithstanding, none of the syndication agents, documentation agents, co-agents, Arranger or bookrunners listed on the cover page hereof shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or an Issuing Bank hereunder, but each such Person shall have the benefit of the indemnities and exculpatory provisions hereof.

SECTION 8.09  Collateral and Guaranty Matters.

(a)Each of the Lenders (including in its or any of its Affiliate’s capacities as a holder of Obligations) irrevocably authorize the Administrative Agent, at its option and in its discretion:

(i)to release any Lien on any Collateral granted to or held by the Administrative Agent, for the ratable benefit of the Secured Parties, under any Loan Document (A) upon the termination of the Revolving Commitments and payment in full of all Obligations (other than (1) contingent indemnification obligations and (2) Swap and Banking Services Obligations  as to which arrangements satisfactory to the applicable holders thereof shall have been made) and the expiration or termination of all Letters of Credit (other than Letters of Credit which have been cash collateralized or as to which other arrangements satisfactory to the Administrative Agent and the applicable Issuing Bank shall have been made), (B) that is sold or otherwise disposed of or to be sold or otherwise disposed of as part of or in connection with any sale or other disposition to a Person other than a Loan Party permitted under the Loan Documents, as certified by the Borrower, or (C) if approved, authorized or ratified in writing by the requisite Lenders in accordance with Section 9.02;

(ii)to subordinate any Lien on any Collateral granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Encumbrance; provided that the subordination of all or substantially all of the Collateral shall be subject to Section 9.02 and

(iii)to release any Subsidiary Guarantor from its obligations under any Loan Documents if such Person ceases to be a Subsidiary as a result of a transaction permitted under the Loan Documents, as certified by the Borrower; provided that the release of Subsidiary Guarantors comprising substantially all of the credit support for the Obligations shall be subject to Section 9.02.

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 8.09.  In each case as specified in this Section 8.09, the Administrative Agent will, at the Borrower’s expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Security Documents or to subordinate its interest in such item, or to release such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 8.09 as certified by the Borrower.  In the case of any such sale, transfer or disposal of any property constituting Collateral in a transaction constituting a sale, transfer, lease or disposition permitted pursuant to Section 6.05 to a Person other than a Loan Party, the Liens created by any of the Security Documents on such property shall be automatically released without need for further action by any person.

(b)The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

SECTION 8.10  Swap and Banking Services Obligations.  No holder of Swap and Banking Services Obligations that obtains the benefits of Section 7.05 or any Collateral by virtue of the provisions hereof or of any Security Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral), or to notice of or to consent to any amendment, waiver or modification of the provisions hereof or of any Guaranty or any Security Document, other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap and Banking Services Obligations unless the Administrative Agent has received written notice of such Swap and Banking Services Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable holders thereof.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Swap and Banking Services Obligations in the case of the Revolving Maturity Date.

SECTION 8.11  Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit or the Commitments or this Agreement;

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, the Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that none of the Administrative Agent, the Arranger and their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

SECTION 8.12  Erroneous Payments.

(a)Each Lender, each Issuing Bank, each other Secured Party and any other party hereto hereby severally agrees that if (i) the Administrative Agent notifies (which such notice shall be conclusive absent manifest error) such Lender or Issuing Bank or any other Secured Party (or an Affiliate of a Secured Party) or any other Person that has received funds from the Administrative Agent or any of its Affiliates, either for its own account or on behalf of a Lender, Issuing Bank or other Secured Party (each such recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion that any funds received by such Payment Recipient were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Payment Recipient) or (ii) any Payment Recipient receives any payment from the Administrative Agent (or any of its Affiliates) (A) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, (B) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, as applicable, or (C) that such Payment Recipient otherwise becomes aware was transmitted or received in error or by mistake (in whole or in part) then, in each case, an error in payment shall be presumed to have been made (any such amounts specified in Section 8.12(a)(i) or Section 8.12(a)(ii), whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise; individually and collectively, an “Erroneous Payment”), then, in each case, such Payment Recipient is deemed to have knowledge of such error at the time of its receipt of such Erroneous Payment; provided that nothing in this Section shall require the Administrative Agent to provide any of the notices specified in Section 8.12(a)(i) or Section 8.12(a)(ii) above.  Each Payment Recipient agrees that it shall not assert any right or claim to any Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(b)Without limiting the immediately preceding clause (a), each Payment Recipient agrees that, in the case of Section 8.12(a)(ii) above, it shall promptly notify the Administrative Agent in writing of such occurrence.

(c)In the case of either Section 8.12(a)(i) or Section 8.12(a)(ii) above, such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and upon demand from the Administrative Agent such Payment Recipient shall (or, shall cause any Person who received any portion of an Erroneous Payment on its behalf to), promptly, but in all events no later than one (1) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds and in the currency so received, together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent at the Overnight Rate.

(d)In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with Section 8.12(c), from any Lender that is a Payment Recipient or an Affiliate of a Payment Recipient (such unrecovered amount as to such Lender, an “Erroneous Payment Return Deficiency”), then at the sole discretion of the Administrative Agent and upon the Administrative Agent’s written notice to such Lender (i) such Lender shall be deemed to have made a cashless assignment of the full face amount of the portion of its Loans (but not its Commitments) of the relevant Loan with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Loan”) to the Administrative Agent or, at the option of the Administrative Agent, the Administrative Agent’s applicable lending affiliate in an amount that is equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Loan, the “Erroneous Payment Deficiency Assignment”) plus any accrued and unpaid interest on such assigned amount, without further consent or approval of any party hereto and without any payment by the Administrative Agent or its applicable lending affiliate as the assignee of such Erroneous Payment Deficiency Assignment.  The parties hereto acknowledge and agree that (i) any assignment contemplated in this Section 8.12(d) shall be made without any requirement for any payment or other consideration paid by the applicable assignee or received by the assignor, (ii) the provisions of this Section 8.12(d) shall govern in the event of any conflict with the terms and conditions of Section 9.04 and (iii) the Administrative Agent may reflect such assignments in the Register without further consent or action by any other Person.

(e)Each party hereto hereby agrees that (i) in the event an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent (A) shall be subrogated to all the rights of such Payment Recipient with respect to such amount and (B) is authorized to set off, net and apply any and all amounts at any time owing to such Payment Recipient under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Payment Recipient from any source, against any amount due to the Administrative Agent under this Section 8.12 or under the indemnification provisions of this Agreement, (ii) the receipt of an Erroneous Payment by a Payment Recipient shall not for the purpose of this Agreement be treated as a payment, prepayment, repayment, discharge or other satisfaction of any Obligations owed by the Borrower or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower or any other Loan Party for the purpose of making a payment on the Obligations and (iii) to the extent that an Erroneous Payment was in any way or at any time credited as payment or satisfaction of any of the Obligations, the Obligations or any part thereof that were so credited, and all rights of the Payment Recipient, as the case may be, shall be reinstated and continue in full force and effect as if such payment or satisfaction had never been received.

(f)Each party’s obligations under this Section 8.12 shall survive the resignation or replacement of the Administrative Agent or any transfer of right or obligations by, or the replacement of, a Lender, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

(g)Nothing in this Section 8.12 will constitute a waiver or release of any claim of the Administrative Agent hereunder arising from any Payment Recipient’s receipt of an Erroneous Payment.

ARTICLE IX

Miscellaneous

SECTION 9.01  Notices.

(a)Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to Section 9.01(b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail, or sent by electronic mail (followed by delivery by one of the other means set forth above), as follows:

(i)if to the Borrower, to it at 9811 Katy Freeway, Suite 700, Houston, Texas 77024, Attention:  Brenda Schroer (Email: Brenda.Schroer@solarismidstream.com);

(ii)if to the Administrative Agent, to it at 1000 Louisiana Street, 12th Floor Attention: Andrew Ostrov (Email: Andrew.Ostrov@wellsfargo.com), with a copy to Wells Fargo Bank, N.A., 1525 W. WT Harris Blvd., MAC: D1109-019, Charlotte, NC 28262, Attn: Agency Services (agencyservices.requests@wellsfargo.com), Fax:  (844) 879-5899;

(iii)if to Wells Fargo Bank, National Association, as Issuing Bank, to it at 1000 Louisiana Street, 12th Floor Attention: Andrew Ostrov (Email: Andrew.Ostrov@wellsfargo.com), with a copy to Wells Fargo Bank, N.A., 1525 W. WT Harris Blvd., MAC: D1109-019, Charlotte,

NC 28262, Attn: Agency Services (agencyservices.requests@wellsfargo.com), Fax:  (844) 879-5899;

(iv)if to any other Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).  Notices delivered through Electronic Systems, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).

(b)Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished using Electronic Systems pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.  Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c)Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

(d)Each Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on Debt Domain, Intralinks, Syndtrak, ClearPar or a substantially similar Electronic System.  Any Electronic System used by the Administrative Agent is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the adequacy of such Electronic Systems and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or any Electronic System.  In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrower or any other Loan Party, any Lender, the Issuing Bank or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrower’s, any Loan Party’s or the Administrative Agent’s transmission of communications through an Electronic System.  “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through an Electronic System.

SECTION 9.02  Waivers; Amendments.

(a)No failure or delay by the Administrative Agent, the Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Administrative Agent, the Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of any Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be permitted by Section 9.02(b), and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or the Issuing Bank may have had notice or knowledge of such Default at the time.

(b)Subject to Section 9.02(c) below, neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the Required Lenders or, in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent and the Loan Party or Loan Parties that are parties thereto, in each case with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment (including any mandatory prepayment) of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.17(b) or (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision of any Loan Document specifying the number or percentage of Lenders required to waive, amend or modify any rights thereunder or make any determination or grant any consent thereunder, without the written consent of each Lender, (vi) release all or substantially all of the Guarantors from liability under the Guaranty or limit the liability of all or substantially all of the Guarantors in respect of the Guaranty, without the written consent of each Lender, (vii) release all or substantially all of the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (vii) change Section 2.07(b) in a manner that would alter the pro rata reduction required thereby without the written consent of each Lender directly and adversely affected thereby, or (viii) change any provisions of any Loan Document in a manner that by its terms adversely affects the rights in respect of payments due to some but not all Lenders, without the written consent of each Lender; provided further that (A) any change to Section 2.19 shall require the written consent of each of the Administrative Agent and the Issuing Bank and no agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Issuing Bank without the prior written consent of the Administrative Agent or the Issuing Bank, as the case may be, (B) no such agreement shall amend or modify the provisions of Section 2.04 or any letter of credit application and any bilateral agreement between the Borrower and the Issuing Bank regarding the respective rights and obligations between the Borrower and the Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and the Issuing Bank, respectively, and (C) any waiver, amendment or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Lenders may be effected by an agreement or agreements in writing entered into by the Borrower and requisite percentage in interest of the Lenders; provided, further, that, notwithstanding the foregoing, consents and waivers by the Lenders and the Administrative Agent may be made by electronic mail and, if so made, shall be effective as if made pursuant to an agreement in writing signed by Persons.

(c)If the Administrative Agent and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Administrative Agent and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement.

SECTION 9.03  Expenses; Indemnity; Damage Waiver.

(a)The Borrower shall pay (i) all reasonable out of pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of the Loan Documents or any amendments, modifications or waivers of the provisions thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (ii) all reasonable out of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all out-of-pocket expenses incurred by the Administrative Agent, the Issuing Bank or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, the Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with the Loan Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

(b)The Borrower shall indemnify the Administrative Agent, the Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby or thereby, the performance by the parties to the Loan Documents of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any Mortgaged Property or any other property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation or proceeding is brought by any Loan Party, or equity holders, affiliates or creditors or any Loan Party or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and non-appealable judgment (A) to have resulted from the gross negligence or willful misconduct of such Indemnitee, BUT THE PRESENCE OF ORDINARY NEGLIGENCE SHALL NOT AFFECT THE AVAILABILITY OF SUCH INDEMNITY or (B) to arise from disputes solely among Indemnitees if such dispute (i) does not involve any action or inaction by any Loan Party or any Affiliate of a Loan Party and (ii) is not related to any action by an

Indemnitee in its capacity as Administrative Agent or Arranger.  This Section 9.03(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim.

(c)To the extent that the Borrower fails to pay any amount required to be paid by it to the Administrative Agent or the Issuing Bank under Sections 9.03(a) or 9.03(b), each Lender severally agrees to pay to the Administrative Agent or the Issuing Bank, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent or the Issuing Bank in its capacity as such.  For purposes hereof, a Lender’s “pro rata share” shall be determined based upon (without duplication) its share of the sum of the total Revolving Exposures and unused Commitments at the time.

(d)To the extent permitted by applicable law, no party hereto shall assert, and each such party hereby waives, any claim against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this clause (d) shall relieve the Borrower of any obligation it may have to indemnify an Indemnitee against special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.

(e)All amounts due under this Section shall be payable not later than three (3) Business Days after written demand therefor.

SECTION 9.04  Successors and Assigns.

(a)The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in Section 9.04(c)) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Bank and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)(i)Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment, participations in Letters of Credit and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)the Borrower, provided that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default has occurred and is continuing, any other assignee, and provided further that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof; and

(B)the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment of any Revolving Commitment to an assignee that is a Lender (other than a Defaulting Lender) with a Revolving Commitment immediately prior to giving effect to such assignment,; and

(C)the Issuing Bank with an outstanding Letter of Credit creating LC Exposure.

(ii)Assignments shall be subject to the following additional conditions:

(A)except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000.00 in respect of a Revolving Commitment, and shall not result in the assigning Lender holding a Revolving Commitment of less than $1,000,000.00, unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of Commitments or Loans;

(C)the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; and

(D)the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

For the purposes of this Section, the term “Approved Fund” and “Ineligible Institution” have the following meanings:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof, or (d) any Loan Party or any of its Affiliates; provided that, such company, investment vehicle or trust shall not constitute an Ineligible Institution if it (x) has not been established for the primary purpose of acquiring any Loans or Commitments, (y) is managed by a professional advisor, who is not such natural person or a relative thereof, having significant experience in the business of making or purchasing commercial loans, and (z) has assets greater than $25,000,000 and a significant part of its activities consist of making or purchasing commercial loans and similar extensions of credit in the ordinary course of its business; provided that upon the occurrence of an Event of Default, any Person (other than a Lender) shall be an Ineligible Institution if after giving effect to any proposed assignment to such Person, such Person would hold more than 25% of the then outstanding Total Revolving Exposure or Commitments, as the case may be.

(iii)Subject to acceptance and recording thereof pursuant to Section 9.04(b)(iv), from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.14, 2.15, 2.16 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 9.04(c).

(iv)The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent, the Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, the Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in Section 9.04(b) and any written consent to such assignment required by Section 9.04(b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to this Agreement, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this Section 9.04(b)(v).

(c)Any Lender may, without the consent of the Borrower, the Administrative Agent or the Issuing Bank, sell participations to one or more banks or other entities (a “Participant”), other than an Ineligible Institution, in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.14, 2.15 and 2.16 (subject to the requirements and limitations therein, including the requirements under Sections 2.16(f) and (g) (it being understood that the documentation required under Section 2.16(f) shall be delivered to the participating Lender and the information and documentation required under Section 2.16(h) will be delivered to the Borrower and the Administrative Agent)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.04(b); provided that such Participant (A) agrees to be subject to the provisions of Section 2.18 as if it were an assignee under Section 9.04(b); and (B) shall not be entitled to receive any greater payment under Sections 2.14 or 2.16, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrower’s request and expense, to use reasonable efforts to cooperate with the Borrower to effectuate the provisions of Section 2.18(b) with respect to any Participant. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided that such Participant agrees to be subject to Section 2.17(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as an agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations, Section 1.163-5 of the proposed United States Treasury Regulations or any applicable temporary, final or other successor regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

(d)Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 9.05  Survival.  All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, the Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid or any Letter of Credit is outstanding and so long as the

Commitments have not expired or terminated.  The provisions of Sections 2.14, 2.15, 2.16 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any provision hereof.

SECTION 9.06  Counterparts; Integration; Effectiveness; Electronic Execution.

(a)Counterparts.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement, the other Loan Documents and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

(b)Electronic Execution.  The words “execute,” “execution,” “signed,” “signature,” “delivery” and words of like import in or related to this Agreement, any other Loan Document or any document, amendment, approval, consent, waiver, modification, information, notice, certificate, report, statement, disclosure, or authorization to be signed or delivered in connection with this Agreement or any other Loan Document or the transactions contemplated hereby shall be deemed to include Electronic Signatures or execution in the form of an Electronic Record, and contract formations on electronic platforms approved by the Administrative Agent, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.  Each party hereto agrees that any Electronic Signature or execution in the form of an Electronic Record shall be valid and binding on itself and each of the other parties hereto to the same extent as a manual, original signature.  For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the parties of a manually signed paper which has been converted into electronic form (such as scanned into PDF format), or an electronically signed paper converted into another format, for transmission, delivery and/or retention.  Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided that  without limiting the foregoing, (a) to the extent the Administrative Agent has agreed to accept such Electronic Signature from any party hereto, the Administrative Agent and the other parties hereto shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of the executing party without further verification and (b) upon the request of the Administrative Agent or any Lender, any Electronic Signature shall be promptly followed by an original manually executed counterpart thereof.  Without limiting the generality of the foregoing, each party hereto hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation among the Administrative Agent, the Lenders and any of the Loan Parties, electronic images of this Agreement or any other Loan Document (in each case, including with respect to any signature pages thereto)  shall have the same legal effect, validity and enforceability as any paper original, and (ii) waives any argument, defense or right to contest the validity or enforceability of the Loan Documents based solely on the lack of paper original copies of any Loan Documents, including with respect to any signature pages thereto.

SECTION 9.07  Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08  Right of Setoff.  If an Event of Default shall have occurred and be continuing, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

SECTION 9.09  Governing Law; Jurisdiction; Consent to Service of Process.

(a)This Agreement shall be construed in accordance with and governed by the law of the State of Texas.

(b)The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of each court of the State of Texas sitting in Harris County and of the United States District Court for the Southern District of Texas (Houston Division), and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Texas State or, to the extent permitted by law, in such Federal court.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction.

(c)The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.09(b).  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d)Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10  WAIVER OF JURY TRIAL.

BORROWER HEREBY AGREES NOT TO ELECT A TRIAL BY JURY OF ANY ISSUE TRIABLE OF RIGHT BY JURY, AND WAIVES ANY RIGHT TO TRIAL BY JURY FULLY TO THE EXTENT THAT ANY SUCH RIGHT SHALL NOW OR HEREAFTER EXIST WITH REGARD TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY CLAIM, COUNTERCLAIM OR OTHER ACTION ARISING IN CONNECTION THEREWITH.  THIS WAIVER OF RIGHT TO TRIAL BY JURY IS GIVEN KNOWINGLY AND VOLUNTARILY BY BORROWER, AND IS INTENDED TO ENCOMPASS INDIVIDUALLY EACH INSTANCE AND EACH ISSUE AS TO WHICH THE RIGHT TO A TRIAL BY JURY WOULD OTHERWISE ACCRUE.  EACH CREDIT PARTY IS HEREBY AUTHORIZED TO FILE A COPY OF THIS SECTION IN ANY PROCEEDING AS CONCLUSIVE EVIDENCE OF THIS WAIVER BY BORROWER.

SECTION 9.11  Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.12  Interest Rate Limitation.  Borrower and the Lenders intend to strictly comply with all applicable federal and Texas laws, including applicable usury laws (or the usury laws of any jurisdiction whose usury laws are deemed to apply to the Notes or any other Loan Documents despite the intention and desire of the parties to apply the usury laws of the State of Texas).  Accordingly, the provisions of this Section shall govern and control over every other provision of this Agreement or any other Loan Document which conflicts or is inconsistent with this Section, even if such provision declares that it controls.  As used in this Section, the term “interest” includes the aggregate of all charges, fees, benefits or other compensation which constitute interest under applicable law, provided that, to the maximum extent permitted by applicable law, (a) any non-principal payment shall be characterized as an expense or as compensation for something other than the use, forbearance or detention of money and not as interest, and (b) all interest at any time contracted for, reserved, charged or received shall be amortized, prorated, allocated and spread, using the actuarial method, during the full term of the Notes.  In no event shall Borrower or any other Person be obligated to pay, or any Lender have any right or privilege to reserve, receive or retain, (a) any interest in excess of the maximum amount of nonusurious interest permitted under the laws of the State of Texas or the applicable laws (if any) of the United States or of any other jurisdiction, or (b) total interest in excess of the amount which such Lender could lawfully have contracted for, reserved, received, retained or charged had the interest been calculated for the full term of the Notes at the Ceiling Rate.  The daily interest rates to be used in calculating interest at the Ceiling Rate shall be determined by dividing the applicable Ceiling Rate per annum by the number of days in the calendar year for which such calculation is being made.  None of the terms and provisions contained in this Agreement or in any other Loan Document (including, without limitation, Article VII hereof) which directly or indirectly relate to interest shall ever be construed without reference to this Section, or be construed to create a contract to pay for the use, forbearance or detention of money at any interest rate in excess of the Ceiling Rate.  If the term of any Note is shortened by reason of acceleration or maturity as a result of any Default or by any other cause, or by reason of any required or permitted prepayment, and if for that (or any other) reason any Lender at any time, including but not limited to, the stated maturity, is owed or receives (and/or has received) interest in excess of interest calculated at the Ceiling Rate, then and in any such event all of any such excess interest shall be canceled automatically as of the date of such acceleration, prepayment or other event which produces the excess, and, if such excess interest has been paid to such Lender, it shall be credited pro tanto against the then-outstanding principal balance of Borrower’s obligations to such Lender, effective as of the date or dates when the event occurs which causes it to be excess interest, until such excess is exhausted or all of such principal has been fully paid and satisfied, whichever occurs first, and any remaining balance of such excess shall be promptly refunded to its payor.

SECTION 9.13  Keepwell.  Each Qualified ECP Loan Party hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party to honor all of its obligations under any Loan Document in respect of Swap Obligations (provided, however, that each Qualified ECP Loan Party shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section or otherwise under any applicable Loan Document voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount).  Each Qualified ECP Loan Party intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

SECTION 9.14  No Fiduciary Duty, etc.

(a)In connection with all aspects of each transaction contemplated hereby, each Loan Party acknowledges and agrees, and acknowledges its Affiliates’ understanding, that (i) the facility provided for hereunder and any related arranging or other services in connection therewith (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document) are an arm’s-length commercial transaction between the Borrower and its Affiliates, on the one hand, and the Administrative Agent, the Arranger and the Lenders, on the other hand, and the Borrower is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents (including any amendment, waiver or other modification hereof or thereof), (ii) in connection with the process leading to such transaction, each of the Administrative Agent, the Arranger and the Lenders is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary, for the Borrower or any of its Affiliates, stockholders, creditors or employees or any other Person, (iii) none of the Administrative Agent, the Arranger or the Lenders has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Borrower with respect to any of the transactions contemplated hereby or the process leading thereto, including with respect to any amendment, waiver or other modification hereof or of any other Loan Document (irrespective of whether the Arranger or Lender has advised or is currently advising the Borrower or any of its Affiliates on other matters) and none of the Administrative Agent, the Arranger or the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the financing transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents, (iv) the Arranger and the Lenders and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from, and may conflict with, those of the Borrower and its Affiliates, and none of the Administrative Agent, the Arranger or the Lenders has any obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship and (v) the Administrative Agent, the Arranger and the Lenders have not provided and will not provide any legal, accounting, regulatory or tax advice with respect to any of the transactions contemplated hereby (including any amendment, waiver or other modification hereof or of any other Loan Document) and the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate.

(b)Each Loan Party acknowledges and agrees that each Lender, the Arranger and any Affiliate thereof may lend money to, invest in, and generally engage in any kind of business with, any of the Borrower, any Affiliate thereof or any other person or entity that may do business with or own securities of any of the foregoing, all as if such Lender, Arranger or Affiliate thereof were not a Lender or Arranger or an Affiliate thereof (or an agent or any other person with any similar role under ~~the Credit Facilities~~this Agreement) and without any duty to account therefor to any other Lender, the Arranger, the Borrower or any Affiliate of the foregoing.  Each Lender, the Arranger and any Affiliate thereof may accept fees and other consideration from the Borrower or any Affiliate thereof for services in connection with this Agreement~~, the Credit Facilities~~  or otherwise without having to account for the same to any other Lender, the Arranger, the Borrower or any Affiliate of the foregoing.

SECTION 9.15  USA PATRIOT Act; Anti-Money Laundering Laws.  The Administrative Agent and each Lender hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act or any other Anti-Money Laundering Laws, each of them is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender to identify each Loan Party in accordance with the PATRIOT Act or such Anti-Money Laundering Laws.

SECTION 9.16  Acknowledgement and Consent to Bail-In of Affected Financial Institutions.

(a)Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(b)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(c)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

SECTION 9.17  Amendment and Restatement.  It is the intention of Borrower, the Administrative Agent and the Lenders, and such parties hereby agree, from and after the Effective Date, that (a) this Agreement amends, restates, supersedes and replaces the Existing Credit Agreement in its entirety, (b) such amendment and restatement shall operate to renew, amend and modify certain of the rights and obligations of the parties under the Existing Credit Agreement as provided herein, but shall not act as a novation thereof, and (c) the Liens securing the Existing Obligations (other than, for the avoidance of doubt, those expressly released prior to the date hereof) shall not be extinguished, but are hereby ratified, affirmed and confirmed and shall be carried forward and shall secure the Obligations as renewed, amended, restated, and modified hereby and by any Loan Documents delivered pursuant hereto.  Unless specifically amended hereby or by any other Loan Document, each of the Existing Loan Documents, the Exhibits and the Schedules shall continue in full force and effect and, from and after the Effective Date, and any and all references to the Existing Credit Agreement contained therein shall be deemed to refer to this Agreement.  Each Lender hereunder that is an Existing Lender, Borrower, the Guarantors and the Administrative Agent each hereby consent to the amendments to, and amendments and restatements of, the Existing Loan Documents in the form of the Loan Documents, as applicable.

SECTION 9.18  Acknowledgement Regarding Any Supported QFCs.To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York, State of Texas and/or of the United States or any other state of the United States):

(a)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(b)As used in this Section 9.18, the following terms have the following meanings:

(i)“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

(ii)“Covered Entity” means any of the following:  (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

(iii)“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

(iv)“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

SECTION 9.19  Exiting Lender.  Each Exiting Lender hereby made pursuant to Section 2.01 sells, assigns, transfers and conveys to the Lenders hereto, and each of the Lenders hereto hereby purchases and accepts, so much of the aggregate Commitments under, and Loans outstanding under, the Existing Credit Agreement such that, after giving effect to this Agreement (a) such Exiting Lender shall (i) be paid in full in cash for all amounts owing under the Existing Credit Agreement, as of the Effective Date as agreed and calculated by such Exiting Lender and the Administrative Agent in accordance with the Existing Credit Agreement, (ii) cease to be a “Lender” under the Existing Credit Agreement and the “Loan Documents” as defined therein and (iii) relinquish its rights and be released from its obligations under the Existing Credit Agreement and the other “Loan Documents” as defined therein, and (b) the Commitment of each Lender shall be as set forth on Schedule 2.01 hereto.  The foregoing assignments, transfers and conveyances are without recourse to such Exiting Lender and without any warranties whatsoever by the Administrative Agent or such Exiting Lender as to title, enforceability, collectability, documentation or freedom from liens or encumbrances, in whole or in part, other than the warranty of such Exiting Lender that it has not previously sold, transferred, conveyed or encumbered such interests.  The assignee Lenders and the Administrative Agent shall make all appropriate adjustments in payments under this Agreement, the “Notes” and the other “Loan Documents” thereunder for periods prior to the adjustment date among themselves.  Each Exiting Lender is executing this Agreement for the sole purpose of evidencing its agreement to this Section 9.19 only and for no other purpose and shall have no obligations under this Agreement except as set forth in this Section 9.19.

[Signature Pages Follow]

EXHIBIT E

[Attached.]

Exhibit E-1

EXHIBIT E

[LETTERHEAD OF THE BORROWER]

FORM OF BORROWING REQUEST

________________, 20___

WELLS FARGO BANK, NATIONAL ASSOCIATION

as Administrative Agent

1000 Louisiana Street, 12th Floor

Attention: Andrew Ostrov

With a copy to:

WELLS FARGO BANK, NATIONAL ASSOCIATION

1525 W. WT Harris Blvd., MAC: D1109-019,

Charlotte, NC 28262

Attention: Agency Services

The undersigned hereby certifies that he or she is the [ _______ ] of SOLARIS MIDSTREAM HOLDINGS, LLC, a Delaware limited liability company (the “Borrower”), and that as such he or she is authorized to execute this Borrowing Request (the “Request”) in such capacity on behalf of the Borrower pursuant to that certain Second Amended and Restated Credit Agreement (as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) dated as of April 1, 2021, by and among the Borrower, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Administrative Agent, and the Lenders from time to time a party thereto. Terms that are defined in the Credit Agreement are used herein with the meanings given them in the Credit Agreement.

The (check one) [___] Loan [___] Letter of Credit being requested hereby is to be in the amount set forth in item (b) below, as applicable, and is requested to be made on __________________, which is a Business Day.

The Loan requested hereby is to be an (check one) [___] Base Rate Borrowing [___] SOFR Borrowing, with an initial Interest Period of (check one) one [___] three [___] months or six [___] months (if a SOFR Borrowing).

To induce Lenders to make such Loans or Letter of Credit, as applicable, Borrower hereby represents, warrants, acknowledges, and agrees to and with the Administrative Agent and each Lender that:

(a)	As of the date hereof:
(1)	The aggregate outstanding amount of Revolving Exposure, before giving effect to the Borrowing requested hereunder, is: $__________
(2)	The LC Exposure as of the date hereof, before giving effect to the

Letter of Credit, if any, requested hereby, is:$__________

(3)	The aggregate available unused Revolving Commitments of all Lenders [$200,000,000.00, minus the amount in (a)(1) above], if positive, is:$__________

(4)	[The Consolidated Cash Balance of the Borrower and its Subsidiaries, immediately after giving effect to such Borrowing (including the application of the proceeds thereof on the date of such Borrowing) is]:[1] $__________
(b)	If and only if the aggregate unused Revolving Commitments of all Lenders is positive, the Borrower hereby requests under this Request a Loan or Letter of Credit (as indicated above) in the amount of $____________ (which is no more than the aggregate unused Revolving Commitments of all Lenders).
(d)	If a Letter of Credit is requested hereby, it should be issued for the benefit of _________________________________________________________ and should have an expiration date of ____________________ (which date is no later than the earlier of (i) one year from the proposed date of issuance and (ii) the date that is five Business Days prior to the Revolving Maturity Date) and any special language to be incorporated into such Letter of Credit is attached hereto. The sum of the face amount of the requested Letter of Credit plus the LC Exposure as the date hereof as specified in item (a)(2) above does not exceed $15,000,000.00 as of the date hereof.
(e)	The representations and warranties of the Loan Parties set forth in the Credit Agreement and each other Loan Document are true and correct in all material respects (or, if such representation or warranty is already qualified by materiality, such representation or warranty shall be true and correct) on the date hereof, with the same force and effect as if made on and as of the time of delivery hereof, except for any such representation or warranty that expressly applies to a specified earlier date, in which case such representation or warranty shall have been true and correct in all material respects (except where qualified by materiality, in which case, true and correct in all respects) on and as of such earlier date.
(f)	No event which would be reasonably likely to have a Material Adverse Effect has occurred.
(g)	No Default or Event of Default has occurred and is continuing or will result from the issuance of the proposed Loan (or the application of the proceeds thereof) or Letter of Credit.
(h)	For any Borrowing, the advanced funds should be disbursed to the following account (which shall comply with the requirements of Section 2.05 of the Credit Agreement): _______________.

[Signature Page Follows]

1 Not to exceed $40,000,000.

Thank you for your attention to this matter.

SOLARIS MIDSTREAM HOLDINGS, LLC,
a Delaware limited liability company

By:
Name:
Title: